As filed with the Securities and Exchange Commission on September 30, 2005

Registration No. 333-128060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Datameg Corporation

(Name of Small Business Issuer in Its Charter)

Delaware	4899	13-3134389
(State or Other Jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9 West Broadway, Suite 214, Boston, MA 02127

(413) 642-0160

(Address and telephone number of principal executive offices)

QoVox Corporation

6131 Falls of Neuse Road, Suite 205

Raleigh, NC 27609

Telephone: (919) 341-6000

Facsimile: (919) 341-6010

(Address of principal place of business or intended principal place of business)

Mark P. McGrath

Chairman, Chief Executive Officer and President

9 West Broadway, Suite 214, Boston, MA 02127

Telephone: (413) 642-0160

Facsimile: (617) 395-8064

(Name, address and telephone number of Agent for Service)

Copies To:

Lance A. Kawesch

Duane Morris LLP

470 Atlantic Avenue, Suite 500

Boston, MA 02210

Telephone: (617) 289-9200

Facsimile: (617) 289-9201

Approximate Date of Commencement of Proposed Sale to the Public:    From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $.0001 par value to be offered for resale by selling shareholders	61,416,440 shares	$0.095	$5,834,562	$686.73

(1)	Pursuant to Rule 457(c), this price is calculated based upon the average of the bid and ask price as reported on the Over-the-Counter Bulletin Board as of the close of business on August 31, 2005.
(2)	Previously paid on September 1, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2005

PROSPECTUS

Datameg Corporation

61,416,440 Shares of Common Stock

We are registering a total of 61,416,440 shares of our common stock for 162 selling shareholders. We will not receive any of the proceeds from the sale of any of the shares being offered by this prospectus.

The selling shareholders may offer their shares (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. The prices at which the selling shareholders sell their shares will fluctuate based on the demand for the shares of common stock.

Our common stock currently trades on the Over-the-Counter Bulletin Board under the symbol DTMG.OB. On September 29, 2005, the closing bid price of the common stock as reported on the Over-the-Counter Bulletin Board was $0.074 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As you review this prospectus, you should carefully consider the matters described in Risk Factors beginning on page 8.

The date of this Prospectus is September 30, 2005.

ITEM 2—TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of any offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

ITEM 3 (PART 1) —SUMMARY INFORMATION

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. Therefore, you should read carefully the more detailed information set forth in this prospectus and our financial statements before making a decision to invest in our common stock.

Datameg Corporation

We are a development stage communications technology company focused on the development and supply of voice-quality products and related services that support critical network performance requirements in the voice segment of the rapidly converging voice, data and video communications industry. Specifically, through our wholly-owned subsidiary QoVox Corporation, we design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol (VoIP). The VoIP industry critically depends on the ability to deliver voice service over the Internet infrastructure with the high quality that end-users have grown to expect with traditional telephony services. We believe network monitoring for voice quality is a vital function for a successful commercial future of IP telephony.

QoVox’s network assurance system is designed to enable communications network operators and service providers to quickly and automatically determine if their network is meeting its quality and service expectations, while lowering network operating costs. The QoVox network assurance system monitors (1) existing traditional telephone networks, (2) networks that use the same communication technology as the Internet, and (3) converged networks comprised of both of these network types. By deploying the QoVox network assurance system, communications networks that use advanced technologies will receive additional fault isolation and related benefits.

VoIP Market Overview

VoIP is one of the fastest growing segments in the telecommunications sector. Yankee Group, a leading market research firm, estimated that the number of VoIP subscribers would grow from a base of 131,000 subscribers in 2003 to one million by year end 2004 and 17.5 million subscribers by 2008. A recent report by the research firm IDC predicts that the number of VoIP subscribers in the U.S. will jump from three million in 2005 to 27 million in 2009. The primary VoIP service providers are expected to include local and long distance telephone companies such as SBC, Verizon, Bellsouth, Qwest, Sprint, AT&T, and MCI; cable multi-service operators such as Cablevision, Comcast, Cox, Rogers, and Time Warner Cable; and alternate telephone service providers such as Vonage. The Yankee Group also estimated that the cable multi-service operators will capture 56 percent of the VoIP subscribers by the end of 2005.

The dollar value of the VoIP subscriber market for US and Canadian cable operators, according to Kinetic Strategies, is estimated to be $15 billion by the end of 2009. We believe our primary business opportunity is driven by this VoIP subscriber growth and therefore, our operating plan focuses on sales to the VoIP network owners and operators and enterprise network users. QoVox is our primary operating entity and is expected to account for substantially all of the company’s total revenues over the next twelve months.

Risks

You should carefully consider the risks described below before you decide to buy our common stock. If any of the following risks occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could fall, and you could lose all or part of the money you paid to buy our common stock.

Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	our limited operating history;

•	our ability to complete development of, and market, our products on a timely basis;

•	our ability to establish customer relationships;

•	a material competitive or technological change in conditions for our business;

•	a significant increase in demand for our products;

•	a material adverse change in our operations or business or in governmental regulations affecting us, our suppliers or the telecommunications industry; or

•	the other important factors described in this prospectus, including under the captions “Risk Factors” and “Plan of Operations.”

As you review this prospectus, you should carefully consider these and other risks, which are described more fully under the caption “Risk Factors” beginning on Page 8.

THE OFFERING

This offering relates to the sale of common stock by certain persons who are stockholders of Datameg Corporation.

Common Stock Offered	Up to a total of 61,416,440 shares of our common stock for 162 selling shareholders.

Offering Price	The market price prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

Common Stock Outstanding	As of September 1, 2005, 310,944,998 shares of our common stock were issued and outstanding.

Use of Proceeds	We will not receive any of the proceeds from the sale of the securities offered by this prospectus.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors”.

Plan of Distribution	The selling shareholders may offer their shares (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. The prices at which the selling shareholders sell their shares will fluctuate based on the demand for the shares of common stock.

Over-The-Counter Bulletin Board Symbol	DTMG.OB

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary of consolidated financial information is derived from our audited financial statements for the year ending December 31, 2004 and our reviewed financial statements for the six months ended June 30, 2005.

Statement Of Operation Data (Unaudited):

	For the six months ended June 30, 2005	For the year ended December 31, 2004	Cumulative from inception (January 13, 1999) to June 30, 2005
Total Revenue	$16,943	$46,100	$63,043
Cost of Revenues	34,739	23,980	58,720
Gross Profit (Loss)	(17,797)	22,120	4,323
Total Operating Expenses	2,121,699	8,319,152	28,123,128
Loss from Operations	(2,139,496)	(8,297,032)	(28,118,805)
Net Loss	(3,032,322)	(9,302,939)	(30,502,357)
Net Loss per Common Share (basic and diluted)	$(0.01)	$(0.04)	$(0.16)
Weighted average number of common shares outstanding	287,422,638	234,978,056	186,109,755

Balance Sheet Data (Unaudited):

	June 30, 2005	December 31, 2004
Cash	$88,034	—
Other Current Assets	159,660	116,457
Total Current Assets	247,694	116,457
Total Assets	526,140	387,530
Total Liabilities	3,993,124	5,726,468
Total Stockholders’ Equity (Deficit)	$(3,399,045)	$(5,270,999)

ITEM 3 (PART 2)—RISK FACTORS

You should carefully consider the risks described below before you decide to buy our common stock. If any of the following risks occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

Business Risks

We are an early stage development company; our profitability is uncertain. Since our inception, we have been principally engaged in product and business development activities for our network monitoring system. Our technology demonstration programs with certain IP telephony service providers, including Sprint and Time Warner Cable, confirm the QoVox network assurance system’s performance and value to the communications industry. However, we must package our system into scalable commercial solutions that demonstrate performance acceptable to network equipment providers, communications services providers and carriers who represent our initial prospective or actual customers. We believe that our initial demonstration and evaluation programs with certain carriers support the performance and efficacy of our system and will result in long-term implementation agreements. However, we can not assure you that commercial viability will be demonstrated for the QoVox network assurance systems, or that other competitive network monitoring solutions will not be chosen as alternatives to our QoVox solutions. Should competitor products displace our products in the market, our prospects for profitability may not be realized.

We have a history of operating losses. We have had a history of substantial operating losses since we commenced our current operations in January 1999. From 1999 to June 30, 2005, we generated less than $100,000 in total revenue. We have a cumulative net loss of approximately $29.1 million since inception through June 30, 2005. These losses are principally the result of our general and administrative costs, our research and development costs and adverse judgments in litigation to which we have been a party. As a result, our liabilities currently greatly exceed our assets. We expect our net losses to continue, and we do not know if or when we will reach profitability.

If service providers and carriers do not adopt our technology, our business will fail. Our sales for the foreseeable future are expected to come from Internet telephony service providers and telecommunications network equipment OEMs. We expect that carriers will integrate our product into services they offer to their aggregated subscriber base. We expect OEMs will incorporate the QoVox network assurance systems into their products once QoVox’s active monitoring system becomes a network monitoring option. We can not assure you that we will receive orders from our prospective distribution partners sufficient to provide cash from operations in amounts required to sustain profitable operations. Additionally, we can not assure you that our products will be adopted at the rate we forecast. Any decrease in the adoption rate could adversely affect our performance.

We do not have dedicated sales and marketing functions. Our larger potential competitors have stronger brand name recognition and significant sales and marketing infrastructures. As a result, we intend to rely on our agreements with distribution partners for distribution of our products. In addition, certain of our potential distribution channels may partner with our competitors or demand pricing discounts or commission payments that we may not be able to provide on a profitable basis.

Without our key employees, our business would suffer. Our success will depend upon the successful recruitment and retention of highly skilled and experienced managerial, technical, marketing and financial personnel. The competition for such personnel is intense and our competitors will have substantially greater financing and other resources to offer such personnel. Therefore, we can not assure you that we will successfully recruit and retain necessary personnel.

New products are prone to technological and marketing problems. QoVox products and services are in development and are based upon our proprietary core technology for active network monitoring. We believe that our future success will depend on additional monitoring algorithms and equipment, and related services, and therefore, on our ability to develop and introduce additional variations on our core technology that provide measurable competitive performance and economic benefit compared to existing and future network monitoring alternatives.

We depend on product requirements of network equipment OEMs and other customers. Our success will depend significantly on our ability to develop and introduce, on a timely basis, advanced network assurance products and systems that meet the needs of our customers. In addition, network equipment OEMs generally require long lead times. We can not assure you that we will receive adequate assistance from OEMs to successfully commercialize our products or that any of our new or enhanced products will receive or maintain market acceptance. If we are unable to design, develop and introduce competitive products on a timely basis, our results of operations will be adversely affected.

We face intense competition. Our potential network access competitors include, but are not limited to, major network equipment manufacturers such as Agilent Technologies, Empirex, MinaCom, and Radcom. Our competitors have substantially greater research and development, marketing, financial, technological, personnel and managerial resources than we.

A slowdown in the telecommunication or networking industries would adversely affect our ability to find partners and prospective customers. Segments of the telecommunications industry have experienced significant business downturns characterized by decreased product demand, price erosion, work slowdowns and layoffs, most recently from 2000 to 2003. Our operations may in the future experience substantial fluctuations as a consequence of general economic conditions affecting the timing of orders from major customers and other factors affecting capital spending.

We may be unsuccessful in reducing our selling prices (as our customers will require); similarly, we may be unable to sufficiently reduce our manufacturing costs. We assume that our selling price per unit of product will be reduced over time as production is increased and target unit manufacturing costs are achieved. Selling price reduction and cost reductions are necessary to improve unit price-performance ratios and remain competitive. We can not assure you that we will successfully achieve target cost goals. Furthermore, our product costs may not be competitive with other commercially available network monitoring technologies.

Our further development, and our goal to transition into a profitable going-concern, will require additional management as well as improved operational and financial systems. In addition, to achieve broader market acceptance, we will need to expand our marketing and sales staff, our employee base and the scope of our operations, all of which will require additional personnel and associated costs. We can not assure you that we will successfully manage such transition or the expansion of our operations, and our failure to do so could have an adverse effect on our Company. In general, our business plan calls for significant growth over the next five years. Our failure to manage our growth effectively could have a material adverse effect on our business, financial condition and operating results.

Technological Risks

Our products could fail to perform. We have operated our network demonstration systems on live client network conditions. We designed our technology to operate consistent with international telephony standards, but we cannot assure you that our products will work uniformly over the entire range of network conditions. While our network monitoring tools are based on well-known and robust microelectronics componentry, we have limited commercial experience with our products. Accordingly, we lack information on maintenance and returns that might result from less than expected product performance.

Our technology may become obsolete. Network monitoring and performance assurance technology is rapidly evolving and highly competitive. We can not assure you that our research and product development efforts will remain up-to-date given research efforts and technological activities of others, including initiatives and activities of governments, major research facilities and other corporations, nearly all of which enjoy far greater resources than we do.

We face a host of intellectual property risks. We do not own any patents. We rely primarily on trade secret laws, copyright law, unfair competition law and confidentiality agreements to protect our intellectual property. Our lack of ownership of patents, together with the trend toward litigation regarding patent and other intellectual property rights in the telecommunications and networking industries, mean that litigation by third parties is a possibility. While we do not believe that any of our products infringe the valid intellectual property rights of third parties, we may be unaware of intellectual property rights of others that may cover some of our technology, products or services. Any litigation regarding patents or other intellectual property could be costly and time-consuming and could divert our management and key personnel from our business operations. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us, or at all. In addition, third parties may infringe our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury.

Regulatory Risks

We and our customers face regulatory challenges. The regulatory environment for the telecommunications industry has been undergoing liberalization at varying paces and with differing objectives, and in certain markets has been subject to political interference. For the most part, we believe that there will be increasing motivation on the part of regulators to set the regulatory framework for rapid deployment and use of Next Generation Network services. We could face regulatory hurdles affecting our products and services such that our distribution plan is impaired (and our profitability diminished or lost).

Financing Risks

We need additional financing, which will dilute current investors. We must raise working capital from private and public sources and prospectively from corporate alliances to fund our operations to the point of being self-funding. Should we fail to raise the necessary funding at the levels planned, we may be required to scale back or cease operations. We will be required to seek additional financing in the future. We can not assure you that adequate additional financing, on acceptable terms or at all, will be available when needed, or that future financing would not further dilute shareholders’ interests. In addition, as a result of our inability to generate sufficient cash flow, we have historically issued stock and options to our executives, employees and consultants in lieu of cash compensation. If we are forced to continue this practice, significant additional dilution to our shareholders’ interests will occur.

ITEM 3 (PART 3)—FORWARD-LOOKING INFORMATION

This prospectus contains certain forward-looking statements. Forward-looking statements are those that are not historical in nature. They can often be identified by their inclusion of words such as “will,” “anticipate,” “estimate”, “should,” “expect,” “believe,” “intend” and similar expressions. Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement.

Our forward-looking statements are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	our limited operating history;

•	our ability to complete development of, and market, our products on a timely basis;

•	our ability to establish customer relationships;

•	a material competitive or technological change in conditions for our business;

•	a significant increase in demand for our products;

•	a material adverse change in our operations or business or in governmental regulations affecting us, our suppliers or the telecommunications industry; or

•	the other important factors described in this prospectus, including under the captions “Risk Factors” and “Plan of Operations.”

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the events described in our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus.

This prospectus contains data that has been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

ITEM 4—USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the securities offered by this prospectus.

ITEM 5—DETERMINATION OF OFFERING PRICE

The selling shareholders may sell all or a portion of their shares in the public market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices. The offering price may not have any relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual offering price will be until the time of sale.

ITEM 6—DILUTION

Our shareholders will not be diluted by the registration or sale of the shares offered in this offering because these shares are already issued and outstanding.

ITEM 7—SELLING SECURITY HOLDERS

All of the securities offered under this prospectus are being sold by the selling shareholders and not by us. We will not receive any of the proceeds from sales of shares offered under this prospectus. The selling shareholders acquired their securities from us either in a series of private offerings, pursuant to the exercise of options to acquire shares of our common stock, or as common stock issuances in lieu of cash for compensation.

In accordance with SEC rules, the number of shares shown in the table below includes any shares of common stock that the stockholder has the right to acquire within 60 days of September 1, 2005 pursuant to options, warrants, conversion privileges or other rights. Percentages shown in the table below are based on the number of shares outstanding on August 31, 2005.

Similarly, in the column labeled “Ownership of Common Stock After Offering”, the number of shares shown assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling stockholders before the termination of this offering. Because the selling stockholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, we cannot make a reliable estimate of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each stockholder will own upon completion of this offering.

Selling Shareholder	Ownership of Common Stock Before Offering		Number of Shares Offered in this Prospectus	Ownership of Common Stock After Offering
	Shares*	Percentage		Shares*	Percentage

ADAM RICHARD (1)	1,905,000	*	805,000	1,200,000	*
ADELMAN MARGIE	4,405	*	4,405	0	*
ALLEN DAVID	600,000	*	600,000	0	*
ALLEN LUKE	400,000	*	400,000	0	*
ANDERSON JAMES & CAROL	16,667	*	16,667	0	*
BAUGARTNER RICHARD W	250,000	*	250,000	0	*
BENNETT KEITH	1,200,000	*	1,200,000	0	*
BICKFORD PAUL	218	*	218	0	*
BICKNELL WENDY G	714,286	*	714,286	0	*
BISSON RICARDO	3,311	*	3,311	0	*
BONANNI IGNAZIO	4,405	*	4,405	0	*
BOND WANDA	460,000	*	460,000	0	*
BONIFACE JOHN C	4,218,182	1.4%	4,218,182	0	*
BRYANT DERYL R	1,125,000	*	1,125,000	0	*

Selling Shareholder	Ownership of Common Stock Before Offering		Number of Shares Offered in this Prospectus	Ownership of Common Stock After Offering
	Shares*	Percentage		Shares*	Percentage
BURKES DAVID	2,200	*	2,200	0	*
CARTER ROBERT C & JOAN P	8,500	*	8,500	0	*
CATUNA CORNEL	1,731	*	1,731	0	*
CIACCIO JAMES & CAROL	330,000	*	330,000	0	*
CLARK WILLIAM W	1,000,000	*	1,000,000	0	*
CLOUD JACKIE & LARRY	40,000	*	40,000	0	*
COCHRAN ALAN	500,000	*	500,000	0	*
COHEN ANITA	250,000	*	250,000	0	*
COHEN KENNETH	100,000	*	100,000	0	*
CONNECTECH INC	10,000	*	10,000	0	*
CONVILLE MICHAEL	450,000	*	450,000	0	*
COON DANIEL H	30,303	*	30,303	0	*
CURRIE JAMES E (2)	10,640,000	3.3%	3,140,000	7,500,000	2.4%
DABER THAD L	30,000	*	30,000	0	*
DAWE KEVIN	100,000	*	100,000	0	*
DEFUSCO JUDITH	441	*	441	0	*
DELLALEBERA ENRIQUE & DANIEL PEREZ	547	*	547	0	*
DEMONICO JAMES	200,000	*	200,000	0	*
DENNIS JOHN A	200,000	*	200,000	0	*
DILLON DONALD	100,000	*	100,000	0	*
DOYLE LARRY	2,886	*	2,886	0	*
DUNHAM MIKE	1,000,000	*	1,000,000	0	*
DUNSON SHELBY	200,000	*	200,000	0	*
ELLIS CHRIS	160,000	*	160,000	0	*
ERICKSON CARLA (3)	725,000	*	100,000	625,000	*
FARLEY MICHAEL	2,200	*	2,200	0	*
FAYETTE BRAD (4)	461,000	*	100,000	361,000	*
FERENCE DAN (5)	11,770,000	3.7%	250,000	11,520,000	3.6%
FITZGERALD TOM	100,000	*	100,000	0	*
FLEMING NANCY	125,000	*	125,000	0	*
FLEMING ROBERT	40,000	*	40,000	0	*
FOSTER CHRIS	500,000	*	500,000	0	*
FREY PETER DAVID	50,000	*	50,000	0	*
FUSCO LILLIAN	2,202	*	2,202	0	*
GIBBONS JANE E	2,788,462	*	2,788,462	0	*
GREER JEFFREY W	99	*	99	0	*
GRUBBS RONALD K	200,000	*	200,000	0	*
HAHN MICHAEL & DEBORA	2,202	*	2,202	0	*
HALPERIN WILLIAM	2,202	*	2,202	0	*
HAMBURGER RUDOLF	2,202	*	2,202	0	*
HENDERSON AL	600,000	*	600,000	0	*
HENDERSON RICH	400,000	*	400,000	0	*
HENDERSON THOMAS GIB	2,200	*	2,200	0	*
HERBERT MIKE	2,736	*	2,736	0	*
HESTER REX	13,750,000	4.4%	5,000,000	8,750,000	2.8%
HILL G SCOTT	600,000	*	600,000	0	*
HORGAN F LARRY III	416,667	*	416,667	0	*

Selling Shareholder	Ownership of Common Stock Before Offering		Number of Shares Offered in this Prospectus	Ownership of Common Stock After Offering
	Shares*	Percentage		Shares*	Percentage
HOULE CHRIS	2,202	*	2,202	0	*
HUDSON SYBIL	125,000	*	125,000	0	*
HUEHNE JOSEPH	174	*	174	0	*
HUGHES WAYNE	750,000	*	750,000	0	*
HURLEY JOHN J	250,000	*	250,000	0	*
IMBARO FRANK	200,000	*	200,000	0	*
IMPERIAL RAYMOND	150,000	*	150,000	0	*
INFE.COM INC % THOMAS C RICHFIELD	500	*	500	0	*
KANNER HILARY J	1,443	*	1,443	0	*
KELLEHER MARGARET A	20,833	*	20,833	0	*
KELLY WILLIAM P	850,000	*	850,000	0	*
KHERADI DELARA & JOAN JACOBS	1,761	*	1,761	0	*
KILLEBREW REBECCA	50,000	*	50,000	0	*
KOTHE GEORGE	400	*	400	0	*
KRISHNAN RAJARAMAN (6)	461,000	*	100,000	361,000	*
LADY KARL	11,013	*	11,013	0	*
LAMPKE PHIL	3,311	*	3,311	0	*
LAMPMANN KLAUS	4,405	*	4,405	0	*
LARKIN JANE & JEROLD CHRISTIE	200,000	*	200,000	0	*
LEMASTER LAVELL	25,000	*	25,000	0	*
LIBERA ENRIQUE DELLA & DANIEL PEREZ	1,655	*	1,655	0	*
LIMKE PHIL	1,094	*	1,094	0	*
LOMBARDO JODY	500,000	*	500,000	0	*
LYONS PATRICK M	114,286	*	114,286	0	*
MARTIN HARRY J JR	214,286	*	214,286	0	*
MARXHAUSER BRENT	880	*	880	0	*
MARY’S HOLDING COMPANY LLC	4,329	*	4,329	0	*
MCAULIFFE BILL	350,000	*	350,000	0	*
MCCOMISKEY MARK	320,000	*	320,000	0	*
MCGRATH MARK P (7)	12,400,000	3.9%	2,400,000	10,000,000	3.1%
MCMULLINS LARRY	500,000	*	500,000	0	*
MCNABB TERRY	100,000	*	100,000	0	*
MEYER THOMAS	1,094	*	1,094	0	*
MONTGOMERY MARGARET	4,405	*	4,405	0	*
MOORE RAYMOND E	3,463	*	3,463	0	*
MOTTAYAW CARL (8)	1,905,000	*	805,000	1,100,000	*
MURPHY ARTHUR	3,000,000	*	500,000	0	*
MURPHY JAMES	5,000,000	1.6%	5,000,000	0	*
NOSER FRANCIS (9)	1,721,000	*	360,000	1,361,000	*
OAKENFULL JEFF	250,000	*	250,000	0	*
O’CONNELL JOHN	712,121	*	712,121	0	*
O’KEEFE MICHAEL	378,788	*	378,788	0	*
OMER JAMES	1,000,000	*	1,000,000	0	*

Selling Shareholder	Ownership of Common Stock Before Offering		Number of Shares Offered in this Prospectus	Ownership of Common Stock After Offering
	Shares*	Percentage		Shares*	Percentage
OWENS JEFFERY R	5,286	*	5,286	0	*
PIERPONT SEAN	4,405	*	4,405	0	*
PLASCENCIA FRANCISCA O	84,000	*	84,000	0	*
POLLIN ROBBIE	2,200	*	2,200	0	*
POMETTI PETER	378,788	*	378,788	0	*
REINHARDT GERALD	200,000	*	200,000	0	*
RICARDO BISSON	1,094	*	1,094	0	*
ROGERS GARY	25,000	*	25,000	0	*
ROGERS JOSH	1,106,141	*	1,106,141	0	*
ROTH KAREN	2,202	*	2,202	0	*
RUGGERO SALLY (10)	427,600	*	200,000	227,600	*
RYBACKI LAWRENCE	1,000,000	*	1,000,000	0	*
SALTER RICHARD	250,000	*	250,000	0	*
SALTER SUZANNE	100,000	*	100,000	0	*
SANDERS JOHN R	2,202	*	2,202	0	*
SAWYER JEFF	25,000	*	25,000	0	*
SAWYER JEREMY	40,000	*	40,000	0	*
SAWYER SHANNON	25,000	*	25,000	0	*
SCHEINER BRUCE	1,000,000	*	1,000,000	0	*
SCHUBE ALBERT C	4,405	*	4,405	0	*
SCHWARTZ RON (11)	540,500	*	260,000	280,500	*
SERRANO NORMA	328	*	328	0	*
SIMS HAYDEN FAITH	100,000	*	100,000	0	*
SIMS KARAH	25,000	*	25,000	0	*
SIMS KELSEY GRACE	100,000	*	100,000	0	*
SIMS KEVIN	735,000	*	735,000	0	*
SIMS RICHEY	25,000	*	25,000	0	*
SIMS SANDRA	350,000	*	350,000	0	*
SIMS TIMOTHY	25,000	*	25,000	0	*
SMITH BRYANT (12)	237,000	*	100,000	137,000	*
SMITH JEAN	4,405	*	4,405	0	*
SNIDER ANTHONY	100,000	*	100,000	0	*
SNIDER TONY	500,000	*	500,000	0	*
STORM DAVID B	1,000,000	*	1,000,000	0	*
STORM DAVID B & DONNA K	1,200,000	*	1,200,000	0	*
SUNDMAN STEVEN & MAUREEN	100,000	*	100,000	0	*
THEODOROPULOS CONSTANTINE	2,000,000	*	1,000,000	0	*
THOMAS SHARON	4,180	*	4,180	0	*
THORNTON J PAUL	500,000	*	500,000	0	*
TOCCI LEONARD (13)	7,200,000	2.3%	900,000	6,300,000	2.0%
TURNER DON	200,000	*	200,000	0	*
VAN COONEY MIKE (14)	555,000	*	260,000	295,000	*
VAN SCHAIK RICHARD (15)	1,670,500	*	260,000	1,410,500	*
VERVILLE CLAUDE	400	*	400	0	*
VILLAR CELESTE	7,716	*	7,716	0	*
WADDELL JAMES	6,005	*	6,005	0	*

Selling Shareholder	Ownership of Common Stock Before Offering		Number of Shares Offered in this Prospectus	Ownership of Common Stock After Offering
	Shares*	Percentage		Shares*	Percentage
WALKER JANE	50,000	*	50,000	0	*
WALKER PAUL	50,000	*	50,000	0	*
WALSH BONNIE	757,576	*	757,576	0	*
WATTS DAVID F	250,000	*	250,000	0	*
WEINBERG DONALD	4,405	*	4,306	99	*
WHITE JOSEPH R	225,000	*	225,000	0	*
WILDER DAVID	130,000	*	130,000	0	*
WILLY CLIFFORD N JR	1,200,000	*	1,200,000	0	*
WILSON HUGH	2,886	*	2,886	0	*
WINFREE RT	140,000	*	140,000	0	*
WISINGER JOHN & SOCORRO	776,000	*	776,000	0	*
WOLF TROY	200,000	*	200,000	0	*
YOUNG MIKE	200,000	*	200,000	0	*
ZAPPALA VITO	218	*	218	0	*
Totals	116,245,139	20.6%	61,416,440	51,428,699	13.9%

*	Includes options, warrants and securities convertible into our common stock within sixty days after September 1, 2005 as indicated in the notes below. In the percentage column, asterisk indicates less than one percent.

(1)	Includes options to acquire 1,100,000 shares.

(2)	Includes options to acquire 7,500,000 shares.

(3)	Includes options to acquire 625,000 shares.

(4)	Includes options to acquire 361,000 shares.

(5)	Consists of 4,270,000 shares and options to acquire 7,500,000 shares. Mr. Ference serves as the Chief Operating Officer of our wholly owned subsidiary, QoVox Corporation.

(6)	Includes options to acquire 361,000 shares.

(7)	Consists of 2,400,000 shares and options to acquire 10,000,000 shares. Mr. McGrath serves as the President and Chief Executive Officer of Datameg Corporation.

(8)	Includes options to acquire 1,100,000 shares.

(9)	Consists of 360,000 shares and options to acquire 1,361,000 shares.

(10)	Consists of 200,000 shares and options to acquire 227,600 shares.

(11)	Consists of 260,000 shares and options to acquire 280,500 shares.

(12)	Consists of 100,000 shares and options to acquire 137,000 shares.

(13)	Consists of 900,000 shares and 6,300,000 unrestricted shares.

(14)	Consists of 260,000 shares and options to acquire 295,000 shares.

(15)	Consists of 260,000 shares and options to acquire 1,410,500 shares.

ITEM 8—PLAN OF DISTRIBUTION

The selling shareholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be effected directly to purchasers by the selling shareholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholders or by agreement between the selling shareholders and underwriters, brokers, dealers or agents, or purchasers. If the selling shareholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We have informed the selling shareholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $46,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, neither the selling shareholders nor their agents may bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We have advised the selling shareholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the registration statement accompanying this prospectus must be filed with the SEC. We have also informed the selling shareholders of the need for delivery of copies of this prospectus in connection with any sale of shares that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

ITEM 9—LEGAL PROCEEDINGS

On October 29, 2001, we signed a confessed judgment promissory note with Hunton & Williams, PC, a law firm, acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the promissory note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002 we received a notice of default relating to the Promissory Note and as of January 1, 2002 the outstanding balance was increased five percent (5%) and began to accrue interest at an annual rate of 15%. The balance including accrued interest and legal fees was approximately $878,000 and $923,178 as of December 31, 2004 and June 30, 2005, respectively.

During 2002, we entered into several stock purchase agreements with Hickey Hill Partners LLC and Miami Associates Investors, LLC (Investors) to purchase shares of our common stock. We discounted the purchase price based upon market conditions at the time of issuance of the stock and the immediately following several days. We held advances in the amount of $35,000 for which stock was not issued. We believed that the investors defaulted on the stock purchase agreements and the investors believed that we defaulted on the stock purchase agreements. Hickey Hill Partners LLC filed a lawsuit against us and our former Chairman in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. On April 3, 2003, the court issued a default judgment against us and our former Chairman in the amount of $64,352 that bears interest at the rate of 6% a year and prejudgment interest of $1,716. We recorded a liability for the judgment and additional accrued interest at December 31, 2003 in the amount of $68,945 that is included in accounts payable and accrued expenses. Funds were transferred in March 2004 and the balance, including accrued interest, at June 30, 2005 was approximately $57,470. In March 2005, we entered into an agreement to pay $45,000 to Hickey Hill Partners, LLC by May 15, 2005 in full satisfaction of all outstanding, current and pending claims regarding this judgment. The reduced settlement was not paid. On April 1, 2005, we entered into a revised agreement to pay $10,000 per month for five months. The agreement provided that no further interest shall be accrued on the prior balance. We made two payments as of July 31, 2005. The balance remaining as recorded on the financial statements as of June 30, 2005 was $57,470.

Miami Associates Investors, LLC also filed a lawsuit against us and our former Chairman in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida for damages in the amount of $54,850 together with the awarding of treble damages, attorneys fees and interest. On April 24, 2003, the court determined that we and our former Chairman defaulted. A final judgment was ordered and finalized on December 3, 2003. We recorded a liability for the judgment and accrued interest at December 31, 2003 in the amount of $118,350 that is recorded in accounts payable and accrued expenses. The balance, including accrued interest, at June 30, 2005 was approximately $69,273. In March 2005, we entered into an agreement to pay $55,000 to Miami Associates Investors, LLC by April 15, 2005 in full satisfaction of all outstanding, current and pending claims regarding this litigation. The reduced settlement was not paid. On May 18, 2005 the parties agreed that we would pay $10,000 per month until the balance is paid in full. The agreement provided that no further interest shall be accrued on the prior balance. As of June 30, 2005, the balance remaining was $69,273.

In July 2004, we received a letter from a law firm representing our former counsel, Gibson, Dunn & Crutcher LLP, concerning fees and costs totaling approximately $245,000 for which Gibson Dunn rendered invoices to us. We have not received any communications from Gibson Dunn or its counsel since the initial letter. We believe that we will reach a settlement with Gibson Dunn for an amount less than the amount billed. Nevertheless, we recorded approximately $245,000 as a liability pending a settlement with Gibson Dunn.

ITEM 10—DIRECTORS, EXECUTIVE OFFICERS, CONSULTANTS AND CONTROL PERSONS

Directors and Executive Officers

Our directors, executive officers, significant employees, significant consultants and control persons as of September 30, 2005 were as follows:

Name	Age	Position	Position Since
Mark P. McGrath	42	Chairman, Chief Executive Officer, President and Director of Datameg Corporation and Director of QoVox Corporation	April 2005
William J. Mortimer	44	General Manager of QoVox Corporation and Director of Datameg Corporation	June 2005
Dan Ference	54	Chief Operating Officer of QoVox Corporation	Sept. 2001
Joshua E. Davidson	46	Vice President of Finance	July 2005
Neil R. Gordon	56	Director	Sept. 2005

Mr. McGrath and Mr. Mortimer each will hold his directorship until the next annual meeting of the shareholders or until his successor is duly elected and qualified. Mr. McGrath will hold his position as our Chairman, Chief Executive Officer and President until the next annual meeting of the directors or until his successor is duly elected and qualified. Mr. Ference will hold his position until the next annual meeting of QoVox directors or until his successor is duly elected and qualified. Mr. Davidson will hold his position until termination or amendment of his Consulting Agreement with us dated as of July 1, 2005.

Mark P. McGrath, Chairman, Chief Executive Officer, President and Director

Mr. McGrath has a wide range of business experience and joined us as an advisor in July 2004. Mr. McGrath has served as an advisor and consultant to several private companies and is a Board Member of three non-profit organizations in the greater Boston area. An attorney in private practice since 1992, he has been primarily engaged in government relations work and as a federal lobbyist. Mr. McGrath is a graduate of the University of Massachusetts at Amherst, has a graduate degree from Harvard University, and earned his law degree from Northeastern University.

William J. Mortimer, General Manager of QoVox Corporation and Director of Datameg Corporation

Mr. Mortimer joined QoVox as its General Manager and Datameg as a member of its board of directors in July 2004. Mr. Mortimer is a well-respected communications industry veteran with deep experience in the network testing and monitoring market. Mr. Mortimer spent the past 14 years working in various management roles with Hewlett-Packard and Agilent Technologies (a spin-off of Hewlett-Packard), including the last 7 years as a vice president. Most recently, Mortimer served as Agilent’s vice president and general manager for its New Generation Networks operation. Mr. Mortimer is a graduate of the University of Manitoba in Winnipeg and completed the course work for a masters degree from the University of British Columbia in Vancouver.

Neil R. Gordon, Director

Mr. Gordon has served as a director since September 2005. Since 1995, Mr. Gordon has been the President of N.R. Gordon & Company, Inc., a financial consulting services company. From 1981 to 1995, Mr. Gordon was employed by Ekco Group, Inc., a consumer products manufacturer and marketer, serving as its Treasurer from 1987 to 1995. Mr. Gordon began his career with the accounting firm of Haskins & Sells. He serves as an advisor to a number of emerging companies. Mr. Gordon is a director of Avitar, Inc., a company that manufactures and sells an oral-based test for drugs-of-abuse. Mr. Gordon received a Bachelor of Science Degree from Pennsylvania State University.

Dan Ference, Chief Operating Officer of QoVox Corporation

Mr. Ference has served as Chief Operating Officer of QoVox Corporation (until July 1, 2005, known as North Electric Company, Inc.) since July 2005. Mr. Ference served as the President and Chief Executive Officer of QoVox from September 2001 to July 2005. Mr. Ference has over 27 years experience in the communications industry with various voice and data products and technologies, including almost 20 years of managing research and development programs and centers. From May 1994 to June 2001, Mr. Ference was vice president of Fujitsu Network Communications’ Raleigh, North Carolina Development Center, where he was responsible for overall Development Center Operations and the Network Management and related Network Element development programs. Prior to this, his career included serving at Bell Laboratories, ITT Network Systems, CIT—Alcatel, and Nortel, Inc. Mr. Ference holds a B.S. degree from Penn State University and an M.S. degree from Ohio State University both in Electrical Engineering.

Joshua E. Davidson, Vice President of Finance

Mr. Davidson was retained in a consulting capacity effective in July 2005 and serves as our Vice President of Finance. Mr. Davidson has extensive management experience in the telecommunications industry. From 2000 to 2003, Mr. Davidson was a co-founder and the Chief Executive Officer of Accelera Wireless, a multinational engineering and deployment project management firm for PCS, homeland security, wireless networks and radio frequency. From 1997 to 2000, Mr. Davidson was a co-founder and the Chief Operating Officer of DWT, Inc., a national tele-construction firm specializing in deploying cellular networks. Mr. Davidson attended the University of Pennsylvania, majoring in Economics and Soviet Relations.

Audit Committee and Audit Committee Financial Expert

In July 2005, our board of directors established an audit committee and adopted an audit committee charter. The board appointed Mark McGrath and Bill Mortimer as members of the audit committee. In September 2005, the board appointed Mr. Gordon as a member of the Audit Committee as well. Mr. McGrath and Mr. Mortimer are experienced business people who are proficient with financial statements and general accounting principles. However, neither Mr. McGrath nor Mr. Mortimer is a financial expert. Similarly, neither is an independent director. Mr. Gordon is an independent director and a financial expert. As we generate larger amounts of revenue in the future, we intend to identify and recruit additional independent directors, including at least one director with experience in finance or accounting sufficient to qualify as a financial expert. We envision that the audit committee will consist solely of independent directors once our Board includes at least one independent director.

Compensation Committee

In July 2005, our board of directors established a compensation committee and adopted a compensation committee charter. The board appointed Mark McGrath and Bill Mortimer as members of the compensation committee. Neither Mr. McGrath nor Mr. Mortimer is an independent director. In September 2005, the board appointed Mr. Gordon, an independent director, as a member of the compensation committee as well. As noted above, we expect to identify and recruit additional independent directors. We envision that the compensation committee will consist solely of independent directors once our Board includes more independent directors.

Nominating and Corporate Governance Committee

In July 2005, our board of directors established a nominating and corporate governance committee and adopted a charter for that committee. The board appointed Mark McGrath and Bill Mortimer as members of the compensation committee. In September 2005, the board appointed Mr. Gordon, an independent director, as a member of the nominating and corporate governance committee as well. We envision that the nominating and corporate governance committee will consist of a majority of independent directors in the future.

ITEM 11—SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of September 30, 2005 by (i) each person who we believe is a beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We are not aware of any beneficial owner of more than 5% of the outstanding common stock other than as set forth in the following table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (8)
Andrew Benson 1 Charles Street South, Suite 704 Boston, MA 02116	29,654,956	(2)	9.5%

Name and Address of Director or Executive Officer
Mark P. McGrath c/o Datameg Corporation 9 West Broadway, Suite 214 Boston, MA 02127	7,900,000	(3)	2.5%

William J. Mortimer Wolboldstrasse 35 71063 Sindelfingen, Germany	14,000,000	(4)	4.5%

Neil R. Gordon	250,000	(5)	*

Dan Ference c/o QoVox Corporation One Springfield Center 6131 Falls of Neuse Rd., Suite 205 Raleigh, NC 27609	11,770,000	(6)	3.8%

Joshua E. Davidson 121 Temple Street Newton, MA 02465	1,000,000	(7)	*

Directors and Officers as a Group	34,670,000		11.2%
(5 individuals)

*	Less than one percent.
(1)	Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes of this chart, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days after September 1, 2005 through the exercise of warrants or options or the conversion of convertible securities.
(2)	Includes 15,000,000 shares of our common stock that Mr. Benson has the right to acquire through the exercise of fully vested stock options.
(3)	Includes 5,500,000 shares of our common stock that Mr. McGrath has the right to acquire through the exercise of fully vested stock options. Excludes 2,000,000 shares of our common stock that Mr. McGrath has the right to acquire through the exercise of stock options that do not vest within 60 days after September 1, 2005.
(4)	Consists of (a) 2,000,000 shares of our common stock that we granted to Mr. Mortimer in July 2005 as a signing bonus, and (b) 12,000,000 shares of our common stock purchased by Mr. Mortimer in accordance with the terms of a restricted stock agreement dated July 25, 2005. These shares of restricted stock are subject to repurchase by us until the occurrence of significant vesting milestones that are described in the restricted stock agreement.

(5)	Consists of 250,000 shares of our common stock that Mr. Gordon has the right to acquire through the exercise of fully vested stock options.
(6)	Includes 7,500,000 shares of our common stock that Mr. Ference has the right to acquire through the exercise of fully vested stock options.
(7)	Includes 500,000 shares of our common stock that Mr. Davidson has the right to acquire through the exercise of fully vested stock options. Excludes 2,000,000 shares of our common stock that Mr. Davidson has the right to acquire through the exercise of stock options that do not vest within 60 days after September 1, 2005.
(8)	Each beneficial owner’s, director’s or executive officer’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days after September 1, 2005 have been exercised. Similarly, the percentage ownership of the directors and executive officers as a group is determined by assuming that any warrants, options or convertible securities that are held by all such directors and officers (but not those held by any other person) and which are exercisable within 60 days after September 1, 2005 have been exercised.

ITEM 12—DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 493,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of September 1, 2005, 310,944,998 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding. In addition, 116,909,576 shares of our common stock were reserved for issuance upon the exercise of warrants, options or other convertible securities.

The following description of our common stock, which is the only class of our securities offered under this prospectus, is a summary only and may omit information that may be important to you. For more complete information, you should read our certificate of incorporation, together with our corporate by-laws and any certificates of designations we may file.

Each holder of our common stock is entitled to one vote per share of common stock on each matter submitted to a vote of our shareholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights. Therefore the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available after the requirements with respect to preferential dividends, if any, on the preferred stock shall have been met. We do not anticipate that we will pay dividends in the near future. Our dividend policy will depend upon future conditions, including our earnings and financial condition. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, after distribution in full of the preferential amount, if any, to be distributed to the holders of preferred stock, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

Pursuant to our certificate of incorporation, our board of directors is authorized to issue shares of our preferred stock in one or more series. In connection with the creation of any such series, our board of directors is further authorized to determine the voting powers and the designations, preferences and other special rights, including without limitation, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences of each such series of preferred stock, to the extent permitted by the General Corporation Law of Delaware.

ITEM 13—INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired any expert or counsel in connection with this registration statement on a contingent basis. No expert or counsel will receive a direct or indirect interest in us or serve as our promoter, underwriter, voting trustee, director, officer or employee in connection with this offering.

ITEM 14—DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, none of our directors shall have personal liability to us or our shareholders for damages for any breach of duty as a director. Our certificate of incorporation also provides that we will indemnify each person who was or is a party or is threatened to be made a party to any lawsuit or proceeding (other than an action by us or on our behalf), by reason of the fact that he is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to so serve, at our request, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, judgments, fines and amounts paid in settlement, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 16—DESCRIPTION OF BUSINESS

We are a development stage communications technology company focused on the development and supply of voice-quality products and related services that support critical network performance requirements in the voice segment of the rapidly converging voice, data and video communications industry. Specifically, through our wholly-owned subsidiary QoVox, we design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol (VoIP). The VoIP industry critically depends on the ability to deliver voice service over the Internet infrastructure with the high quality that end-users have grown to expect with traditional telephony services. We believe network monitoring for voice quality is a vital function for a successful commercial future of IP telephony.

Datameg Corporation is a Delaware corporation that is a successor by merger as of April 27, 2005, to DataMEG Corp., which was a New York corporation incorporated in October 1982 as The Viola Group, Inc. In August 2000, we exchanged 90% of our common stock for 100% of the stock of Datameg Corporation, a Virginia corporation, that was incorporated in January 1999. We subsequently changed our name to Datameg Corporation. We are the successor to the business operations of the Virginia Datameg and New York Datameg.

In March 2005, our shareholders voted to authorize us to reincorporate in Delaware. On April 27, 2005, we completed our reincorporation into the State of Delaware under the name Datameg Corporation by filing a Certificate of Merger with the Delaware Secretary of State.

We have two subsidiaries: CASCommunications, Inc., a Florida corporation, of which we own 40%, and QoVox, a North Carolina corporation, which we wholly own. CASCommunications is inactive and we do not expect that CASCommunications will generate any revenue in 2005. We, along with our subsidiaries, are a development stage enterprise.

QoVox focuses on becoming a provider of network assurance products and services. QoVox’s network assurance system is designed to enable communications network operators and service providers to quickly and automatically determine if their network is meeting its quality and service expectations, while lowering network operating costs. The QoVox network assurance system monitors (1) existing traditional telephone networks, (2) networks that use the same communication technology as the Internet, and (3) converged networks comprised of both of these network types. By deploying the QoVox network assurance system, communications networks that use advanced technologies will receive additional fault isolation and related benefits.

In the second half of 2004, QoVox began to deploy equipment to customer sites under three purchase on approval agreements. In October 2004, QoVox obtained its first approved purchase and recorded approximately $41,000 in revenues related to this sale in 2004.

During the first 6 months of 2005, QoVox recorded revenue of $16,943 and had deferred revenue of $28,803 as of June 30, 2005. QoVox is actively pursuing additional near-term sales opportunities with its existing customer and others for its network assurance system and anticipates realization of these opportunities during the balance of 2005 and in early 2006.

We operate under the name of Datameg Corporation and trade under the symbol DTMG.OB on the Over-the-Counter Bulletin Board.

As of September 1, 2005, Datameg had two full-time consultants and one part-time consultant. Also as of September 1, 2005, QoVox had two full-time employees, ten full-time consultants and one part-time consultant. At Datameg, our two full-time consultants are our president and chief executive officer and our vice president of finance. Datameg’s one part-time consultant provides financial and accounting management services. At QoVox, one full-time consultant serves as QoVox’s general manager and one full-time employee serves in an administrative and senior management capacity. In addition, at QoVox one full-time employee and one full-time contractor focus primarily on inventory management, product assembly, installation, support and maintenance. The balance of QoVox’s full-time consultants focus on continued product enhancements and Qo-Vox’s one part-time consultant focuses on sales and marketing.

VoIP Market Overview

VoIP is one of the fastest growing segments in the telecommunications sector. Yankee Group, a leading market research firm, estimated that the number of VoIP subscribers would grow from a base of 131,000 subscribers in 2003 to one million by year end 2004 and 17.5 million subscribers by 2008. A recent report by the research firm IDC predicts that the number of VoIP subscribers in the U.S. will jump from three million in 2005 to 27 million in 2009. The primary VoIP service providers are expected to include local and long distance telephone companies such as SBC, Verizon, Bellsouth, Qwest, Sprint, AT&T, and MCI; cable multi-service operators (MSOs) such as Cablevision, Comcast, Cox, Rogers, and Time Warner Cable; and alternate telephone service providers such as Vonage. The Yankee Group also estimated that the cable MSOs will capture 56 percent of the VoIP subscribers by the end of 2005.

The dollar value of the VoIP subscriber market for US and Canadian cable operators, according to Kinetic Strategies, is estimated to be $15 billion by the end of 2009. We believe our primary business opportunity is driven by this VoIP subscriber growth and therefore, our operating plan focuses on sales to the VoIP network owners and operators and enterprise network users. QoVox is our primary operating entity and is expected to account for all of our revenues over the next twelve months.

CasCommunications

We own 40% of CasCommunications, an inactive development stage entity. We do not expect CasCommunications to generate any revenue in 2005.

QoVox

We design, develop and offer an end-to-end network fault identification, fault isolation and voice quality assurance product, and critical real-time network health and performance monitoring services for VoIP service providers and, potentially, mission critical end-users.

To maintain or increase their subscriber base, while reducing operating costs, most cable MSOs, local and long distance network operators, and alternate telephony providers are migrating to Internet infrastructure as the low-cost communications technology leader. Voice over the Internet introduces the need to assure high quality voice service comparable to that which customers have grown to expect with traditional voice telephony networks.

We believe the QoVox product enables VoIP service providers to assure voice quality and enables them to detect incipient network degradation and pinpoint network problems so they may be repaired to avoid customers experiencing a loss of service or poor voice quality.

We are building upon the early success of our network voice-quality trials with certain IP cable network operators. Specifically, during 2004, we shipped QoVox network assurance evaluation systems to three of Time Warner Cable’s 29 divisions to support their VoIP service roll-out. Our first system evaluation trial completed successfully in the fourth quarter of 2004 and resulted in Time Warner’s first expansion order in that same quarter. Evaluation systems 2 and 3 successfully continued their trial programs in the second quarter of 2005. Early successes of evaluation system 2 resulted in an additional expansion order from Time Warner in the first quarter of 2005 of which, two units were delivered in June 2005 and the remaining three units we will deliver upon notification of site readiness by the customer. In addition, we shipped a fourth evaluation system in April 2005.

QoVox delivered an evaluation system to its first major local telephone company in May 2005. We believe the successes achieved in these initial trials establishes the pattern of efficacy and value of our IP network monitoring and critical fault isolation solutions for IP service providers, which we believe indicates the potential for network-wide implementation of our products and services.

During the next twelve months, we plan to continue to focus on product development and expansion of our marketing, sales and customer service efforts.

Product Development

QoVox’s flagship product, the QoVox network assurance system, is comprised of an array of network access probes that are distributed throughout a customer’s IP network and a Central Server that controls and receives information from the array of distributed network access probes. The network access probes autonomously originate and terminate telephone calls and perform various tests and measurements across the network. Our central server is a proprietary network data acquisition system that continuously collects and compiles the results of the network access probe activity and should network faults be detected, our system alerts the network owner/operator of the incipient voice quality degradation or other deteriorating network faults as well as identifying the precise location and nature of each VoIP network disturbance.

Our product development initiatives focus on advanced fault isolation and alerting methodologies. We believe our existing product and technology development skill set enable us to set the standard for fault isolation and strategic developments in this functional area. We expect to expand the range of network access probe types and functions as needed to enable sales into new markets. We believe our present network access probe types are adequate not only to serve the needs of cable, local and long distance carriers, but they are also able to support Fortune 500 enterprise and federal government sales as well.

Marketing and Sales

We commenced sales of our products in the second quarter of 2004, shipped the first evaluation system in July 2004 and received our first revenue in December 2004. Through September 1, 2005 QoVox has shipped evaluation product totaling more than $430,000. Of these evaluation systems, $87,000 has already converted to invoiced shipments based upon trial performance upon the completion of the programmed trial and validation sequence.

We are developing a service level agreement business to complement our product sales business. Under that business model, we would sell certain equipment components of the QoVox network assurance system while retaining ownership of others, thereby establishing the basis for operational services contracts with our customers. We believe that this strategy would provide a sustainable long-term revenue source while building a suite of value-added customer services and customer loyalty. Accordingly, we have allocated $302,000 of the $430,000 total equipment shipped through September 1, 2005 to our proposed service level agreement business model. We anticipate formally introducing our service level agreement model during fourth quarter of 2005. We continue to expand our marketing and selling efforts to recruit new customers within the cable, MSO, and local and long distance telephony provider segments.

We commenced the Fortune 500 enterprise and federal government market segment development during the second quarter of 2005. We are actively developing our strategic partner program, identifying certain alliance candidates who presently enjoy considerable market presence; through these channels we expect to broaden the customer reach for our QoVox products and services. We presently have joint marketing and sales agreements with both Teckno Telecom LLC (www.TecknoTelecom.com) and Acterna LLC (www.Acterna.com), both of which have network performance management products complementary to the QoVox network assurance system.

While overseas opportunities are not a primary market focus at this stage of our development, we are nevertheless responding in collaboration with our strategic partners to requests for information from certain major European and Asian communications companies.

We are transitioning to volume commercial operations from a product evaluation stage of operations and is in the early stages of securing revenue generating commercial contracts. As such, management believes that the major expenses incurred over the next twelve months will continue to include the necessary emphasis on customer development, new product research and development and will also begin to bolster sales and marketing efforts, customer service efforts and market segment-specific product enhancements to address this reality.

Competition

We face a broad range of competitive threats. Competition in the current communications industry is very robust, with many companies from many different backgrounds wrestling for their piece of the business.

Investors can best understand our competitive environment by considering several axes that characterize the operational support system and service assurance market:

•	Enterprise vs. Carrier—Different companies dominate the market for services to enterprise or large business customers and the market for services to the public network operators or carriers. We target the carrier market segment, but focus on new technologies and service types which are typically first implemented and proven in the enterprise arena. Therefore, we anticipate that competitive threats will come both from carrier service assurance companies seeking to expand their established business and from enterprise service assurance companies seeking to take their expertise from the enterprise into the carrier domain.

•	Datacom vs. Telecom—Different companies dominate the telecom, or telephone networking sector of the communications networking business, and the datacom, or data/computer networking sector. Our target market is at the convergence of telecom and datacom in the networking world. Therefore, we expect firms specializing in the data/computer networking sector will seek to expand their market by adding telephone communications functionality to their products in the carrier network infrastructure areas. Similarly, we expect telecom infrastructure service assurance companies will try to expand into the data communications areas.

•	Test Equipment vs. Network Management Systems—The market for operational support systems is generally divided between the test equipment vendors, who make specialized equipment designed to test particular functions in a piece of networking equipment, and the network management system vendors, who make systems that provide integrative overviews of the network status. We are developing a system that will enable automation of test equipment deployed around a network. With this system in place, a network operator in a single location will have the ability to assess the network’s quality of service and to identify and locate errors. This puts us in the path of potential expansion from both the established test equipment vendors seeking to expand their product line into systems-level products, and the network management system vendors seeking to broaden their integrated control of the network to include the network test functions previously provided by test equipment vendors.

Our current strategy for competing in this complex environment is to:

•	remain focused on the network assurance market;

•	begin on-site product testing at strategic telecommunication service providers; and

•	establish alliances with selected manufacturers and service providers and implement international distribution agreements to help us gain rapid market acceptance on an international scale.

Intellectual Property

We do not presently own any patents or patent filings. Our intellectual property is in our software products and hardware configurations, which are principally protected by copyright and trade secret law.

Research and Development

QoVox is now the only operating unit that is performing research and development and through which we conduct all of our business. For the years ended December 31, 2003 and 2004, our research and development expenses were approximately $1,184,000 and $1,492,000, respectively. For the period from January 1, 2005 through June 30, 2005, our research and development expenses were $258,961.

ITEM 17— PLAN OF OPERATION

Plan of Operation

We are a development stage communications technology company focused on development and supply of voice-quality products and related services that support critical network performance requirements in the voice segment of the rapidly converging voice, data and video communications industry. Specifically, through our wholly- owned subsidiary QoVox Corporation, we design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol (VoIP). The VoIP industry critically depends on the ability to deliver voice service over the Internet infrastructure with the high quality that end-users have grown to expect with traditional telephony services. We believe network monitoring for voice quality is a vital function for a successful commercial future of IP telephony.

VoIP Market Overview

VoIP is one of the fastest growing segments in the telecommunications sector. Yankee Group, a leading market research firm, estimated that the number of VoIP subscribers would grow from a base of 131,000 subscribers in 2003 to one million by year end 2004 and 17.5 million subscribers by 2008. A recent report by the research firm IDC predicts that the number of VoIP subscribers in the U.S. will jump from three million in 2005 to 27 million in 2009. The primary VoIP service providers are expected to include local and long distance telephone companies such as SBC, Verizon, Bellsouth, Qwest, Sprint, AT&T, and MCI; cable multi-service operators (MSOs) such as Cablevision, Comcast, Cox, Rogers, and Time Warner Cable; and alternate telephone service providers such as Vonage. The Yankee Group also estimated that the cable MSOs will capture 56 percent of the VoIP subscribers by the end of 2005.

The dollar value of the VoIP subscriber market for US and Canadian cable operators, according to Kinetic Strategies, is estimated to be $15 billion by the end of 2009. We believe our primary business opportunity is driven by this VoIP subscriber growth and therefore, our operating plan focuses on sales to the VoIP network owners and operators and enterprise network users. QoVox is our primary operating entity and is expected to account for substantially all of the company’s total revenues over the next twelve months.

CasCommunications

We own 40% of CasCommunications, an inactive development stage entity. We do not expect CasCommunications to generate any revenue in 2005.

QoVox

QoVox designs, develops and offers an end-to-end network fault identification, fault isolation and voice quality assurance product, and critical real-time network health and performance monitoring services for VoIP service providers and, potentially, mission critical end-users.

To maintain or increase their subscriber base, while reducing operating costs, most cable MSOs, local and long distance network operators, and alternate telephony providers are migrating to Internet infrastructure as the low-cost communications technology leader. Voice over the Internet introduces the need to assure high quality voice service comparable to that which customers have grown to expect with traditional voice telephony networks.

We believe the QoVox product enables VoIP service providers to assure voice quality and enables them to detect incipient network degradation and pinpoint network problems so they may be repaired to avoid customers experiencing a loss of service or poor voice quality.

We are building upon the early success of our network voice-quality trials with certain IP cable network operators. Specifically, during 2004, QoVox shipped network assurance evaluation systems to three of Time Warner Cable’s 29 divisions to support their VoIP service roll-out. QoVox’s first system evaluation trial completed successfully in the fourth quarter of 2004 and resulted in Time Warner’s first expansion order in that same quarter. QoVox anticipates that the initial three Time Warner Cable divisions will complete their trial programs in the third quarter of 2005. Early successes of evaluation system 2 resulted in an additional expansion order from Time Warner in the first quarter of 2005. QoVox delivered two additional units from that expansion order in mid-June 2005. The remaining three units are scheduled for delivery upon notification of site readiness by the customer. Evaluation system 2 completed the trial program in the second quarter of 2005. This acceptance resulted in revenue recognition of $11,269 for the second quarter of 2005.

QoVox plans to deliver an evaluation system to its first major local telephone company in the fourth quarter of 2005. We believe the successes achieved in these initial trials establishes the pattern of efficacy and value of our IP network monitoring and critical fault isolation solutions for IP service providers, and suggests the potential for network-wide implementation of our products and services.

During the next twelve months, we plan to continue to focus on product development and expansion of our marketing, sales and customer service efforts.

Product Development

QoVox’s flagship product, the Network Assurance System, is comprised of an array of Network Access Probes (“NAPs”) that are distributed throughout a customer’s IP network and a Central Server that controls and receives information from the array of distributed Network Access Probes. The Network Access Probes autonomously originate and terminate telephone calls and perform various tests and measurements across the network. QoVox’s central server is a proprietary network data acquisition system that continuously collects and compiles the results of the Network Access Probe activity and should network faults be detected, the QoVox system alerts the network owner/operator of the incipient voice quality degradation or other deteriorating network faults as well as identifying the precise location and nature of each VoIP network disturbance.

Our product development initiatives focus on advanced fault isolation and alerting methodologies. We believe our existing product and technology development skill set enable us to set the standard for fault isolation and strategic developments in this functional area. We expect to expand the range of Network Access Probe types and functions as needed to enable sales into new markets. We believe our present Network Access Probe types are adequate not only to serve the needs of cable, local and long distance carriers, but they are also able to support Fortune 500 enterprise and federal government sales as well.

Marketing and Sales

We commenced sales of our products in the second quarter of 2004, shipped the first evaluation system on July 29, 2004 and received our first revenue in December 2004. Through June 30, 2005 QoVox has shipped evaluation product totaling more than $430,000. Of these evaluation systems, approximately $87,000 has already converted into invoiced shipments based upon trial performance validation. We anticipate that the present installed base of evaluation NAP systems will convert to billable shipments upon the completion of the programmed trial and validation sequence.

We are developing a service level agreement (“SLA”) business to complement our product sales business. Under such a business model, we would sell certain equipment components of the QoVox Network Assurance System while retaining ownership of others, thereby establishing the basis for operational services contracts with our customers. We believe that this strategy would provide a sustainable long-term revenue source while building a suite of value-added customer services and customer loyalty. Accordingly, we have allocated $302,000 of the $430,000 total equipment shipped through June 30, 2005 to our proposed SLA business model. We anticipate formally introducing our SLA model during second half of 2005. We continue to expand our marketing and selling efforts to recruit new customers within the cable, MSO, and local and long distance telephony provider segments.

We have commenced technical review meetings with a large OEM for the purpose of developing products and services that will allow for the entry into the Fortune 500 enterprise and federal government market We are actively developing our strategic partner program, identifying certain alliance candidates who presently enjoy considerable market presence; through these channels we expect to broaden the customer reach for our QoVox products and services. We presently have Joint Marketing and Sales Agreements with both Teckno Telecom LLC (www.TecknoTelecom.com) and Acterna LLC (www.Acterna.com) both of which have network performance management products complementary to our QoVox Network Assurance System.

While overseas opportunities are not a primary market focus at this stage of our development, we are nevertheless responding in collaboration with our strategic partners to requests for information from certain major European and Asian communications companies.

We are transitioning to volume commercial operations from a product evaluation stage of operations. We are in the early stages of securing revenue generating commercial contracts. As such, management believes that the major expenses incurred over the next twelve months will continue to include the necessary emphasis on customer development, new product research and development and will also include expenses to begin to bolster sales and marketing efforts, customer service efforts and market segment-specific product enhancements to address this reality.

Recent Developments

As of April 17, 2005, our predecessor, Datameg Corporation, a New York corporation (“Datameg NY”), entered into an Option Agreement with Mark P. McGrath whereby Datameg NY granted to Mr. McGrath options to acquire up to 5,000,000 shares of the Datameg NY’s common stock at an exercise price of $0.17 per share, such options to expire on April 17, 2010. Also on April 17, 2005, Datameg NY entered into an Option Agreement with Andrew Benson whereby Datameg NY granted to Mr. Benson options to acquire up to 10,000,000 shares of Datameg NY’s common stock at an exercise price of $0.17 per share, such options to expire on April 17, 2010.

On April 27, 2005, Datameg NY entered into a Mutual General Release with Andrew Benson whereby each of Datameg NY and Mr. Benson agreed to unconditionally and completely release and discharge the other party (and his or its respective past, present, and future employees, officers, directors, agents, attorneys, representatives, affiliates, predecessors, heirs, successors and assigns) of and from all debts, actions, causes of action, agreements, obligations and liabilities.

On April 27, 2005, we entered into an Agreement and Plan of Merger with Datameg NY setting forth the terms of our reincorporation from New York to Delaware.

On April 27, 2005, Mark P. McGrath joined our Board of Directors, and became our Chairman, Chief Executive Officer and President. Mr. McGrath, 42, has a wide range of business experience and joined Datameg NY as an advisor in July 2004. Mr. McGrath has served as an advisor and consultant to several private companies and is a Board Member of three non-profit organizations in the greater Boston area. An attorney in private practice since 1992, he has been primarily engaged in government relations work and as a federal lobbyist. Mr. McGrath is a graduate of the University of Massachusetts at Amherst, has a graduate degree from Harvard University, and earned his law degree from Northeastern University.

The terms of Mr. McGrath’s employment arrangements are subject to final documentation and are expected to consist of a market rate base salary, customary company paid health insurance benefits and a potential future performance bonus to be determined by our Board after considering our company’s performance during the balance of 2005 and the first half of 2006. The proposed employment arrangements are at will.

On April 29, 2005, we accepted the resignation of Andrew Benson from our Board of Directors. Although Mr. Benson was an officer of Datameg NY prior to the reincorporation, he was never an officer of the Delaware company.

As of May 1, 2005, we entered into a Consulting Agreement with Mr. Benson under which Mr. Benson will furnish consulting and general business advisory services relating to the operation of our business and the business of our subsidiaries and affiliates. The consulting agreement is for a period of twelve months ending on April 30, 2006 and requires monthly payments of $12,500 and cannot be revoked, terminated or cancelled by us except with respect to a termination for cause. In July 2005, Mr. Benson informally agreed to defer payment of his consulting fees (without any interest accruing) until our cash flow is sufficient to allow us to pay those fees.

On July 1, 2005, our wholly owned subsidiary, QoVox Corporation, filed Articles of Amendment to its Articles of Incorporation, changing its corporate name from North Electric Company, Inc. to QoVox Corporation. The new corporate name better reflects QoVox’s core business of helping service providers assure the quality of Voice over Internet Protocol and other next generation IP-based services.

On July 1, 2005, we appointed Joshua E. Davidson to the position of Vice President of Finance. In this position, Mr. Davidson is responsible for leading the finance and administration efforts that support the ongoing development and deployment of Datameg’s test and measurement tools and voice quality assurance services for IP-centric applications. Mr. Davidson reports directly to Mark P. McGrath, our Chairman, President and Chief Executive Officer.

Effective as of July 1, 2005, Datameg and Mr. Davidson entered into a letter agreement, under which the Company agreed to pay to Mr. Davidson $700 per day (or $350 per half day) that he performs services for Datameg. During each quarter, Mr. Davidson is expected to devote approximately the following amounts of time to the Company’s business: (i) four to five days per week for three weeks of each quarter, and (ii) 1.5 days per week for ten weeks of each quarter. The letter agreement provides that Datameg will not pay aggregate compensation to Mr. Davidson for a quarter exceeding $25,000 unless duly authorized in writing or by electronic mail by Datameg’s Chairman and Chief Executive Officer with respect to that quarter.

In connection with his appointment as Vice President of Finance, we granted to Mr. Davidson a one-time signing bonus of one million restricted shares of Datameg common stock, of which 50% (500,000 shares) were issued in July 2005 and the remaining 50% (500,000 shares) will be issued on January 3, 2006, provided that Mr. Davidson’s consulting arrangements with Datameg have not been terminated. Under the letter agreement, Mr. Davidson performs services for Datameg as an independent contractor and not as a Datameg employee.

On July 25, 2005, we entered into an Option Agreement with Mark P. McGrath, our Chairman, Chief Executive Officer and President, under which we granted a non-qualified stock option to acquire 2,500,000 shares of our common stock to Mr. McGrath. Also on July 25, 2005, we entered into a substantially identical Option Agreement with Joshua E. Davidson under which we granted a non-qualified stock option to acquire 2,500,000 shares of our common stock to Mr. Davidson. Each option (a) carries an exercise price of $0.06 per share (subject to adjustment for stock splits, stock dividends, reverse splits and the like), (b) becomes exercisable (vests) as to 500,000 shares on the first business day of each of the next five calendar quarters, beginning on October 3, 2005 and ending on October 2, 2006 and (c) has an expiration date of July 25, 2010.

Also on July 25, 2005, we entered into a Restricted Stock Agreement with William J. Mortimer, the General Manager of our subsidiary QoVox. Pursuant to the Restricted Stock Agreement, Mr. Mortimer purchased 12,000,000 shares of our common stock for an aggregate purchase price of $72,000. Mr. Mortimer paid for these shares by foregoing receipt of $72,000 of consulting fees to which he was otherwise entitled. We have a right to repurchase these shares at the original purchase price, in the event that Mr. Mortimer ceases to serve as a full-time employee or consultant to QoVox prior to achieving each respective vesting milestone.

On July 26, 2005, William J. Mortimer joined our Board of Directors. Mr. Mortimer also serves as the General Manager of QoVox. Mr. Mortimer is a well-respected communications industry veteran with deep experience in the network testing and monitoring market. During Mr. Mortimer’s 20-year career he built successful customer relationships with leading network equipment manufacturers and service providers worldwide. Most recently, Mr. Mortimer served as the vice president and general manager for the New Generation Networks operation of Agilent Technologies, Inc., leading Agilent to become the recognized market leader in Voice over Internet Protocol (VoIP) monitoring and management. In this role Mr. Mortimer grew the business by successfully obtaining contracts with such leading accounts as AT&T, Sprint, Time Warner Cable and Deutsche Telekom. Prior to that Mr. Mortimer was vice president and general manager of Agilent’s Optical Network Test Division and Communications Services Solutions business.

On September 22, 2005, our Board of Directors appointed Neil R. Gordon to our board of directors and to serve on three committees of our board, the audit committee, the compensation committee and the nominating and corporate governance committee. Since 1995, Mr. Gordon has been the President of N.R. Gordon & Company, Inc., a financial consulting services company.

Also on September 22, 2005, we entered into a letter agreement with Mr. Gordon. Under the letter agreement, Mr. Gordon will receive (1) an annual retainer of $5,000, payable as four quarterly payments of $1,250 in advance, (2) a fee of $500 per meeting of our board or any of our board’s committees on which he serves, and (3) non-qualified stock options described in the following paragraph.

Further, on September 22, 2005, we also entered into an option agreement with Mr. Gordon. Under the option agreement, we granted to Mr. Gordon a non-qualified stock option to acquire 1,500,000 shares of our common stock with a five year term and an exercise price of $0.08 per share. The option agreement provides that the options will vest at the rate of 250,000 shares per quarter, with the initial vesting date on October 3, 2005 and subsequent vesting dates of January 3, 2006, April 3, 2006, July 3, 2006, October 3, 2006 and January 3, 2007, provided that Mr. Gordon continues to serve on our board.

Liquidity and Capital Resources

Projected Cash Flows for the twelve months ended June 30, 2006:

	Q1	Q2	Q3	Q4	Total
Cash on Hand Beginning of Quarter	$0	$(573,863)	$(2,018,874)	$(2,943,874)
Revenues Received from Customers	$2,837	$14,106	$150,000	$1,000,000	$1,166,943
Cost of Sales (Purchase of Inventory/Licenses)	$(2,346)	$(32,600)	$(100,000)	$450,000	$315,054
Sales/Marketing/Sales Support	$(23,016)	$(46,769)	$(75,000)	$(200,000)	$(344,785)
Development/R&D	$(350,000)	$(258,961)	$(300,000)	$(500,000)	$(1,408,961)
Administrative and Misc.	$(201,338)	$(1,120,787)	$(600,000)	$(600,000)	$(2,522,125)
Cash on Hand End of Quarter	$(573,863)	$(2,018,874)	$(2,943,874)	$(2,793,874)

Current cash on hand and projected cash on hand is inadequate to execute our plan of operation. We continue to seek additional financing through the offering and sale of our securities in order to satisfy our immediate and short-term cash needs. Given the losses incurred to date and the lack of substantial revenue generated, we have little or no access to conventional debt markets. Funding to support both short and mid-term requirements for product development and launch will be done through additional sale of shares and potentially, to a lesser extent, from working capital that might be generated from customer revenue in the future.

In the period January through June 2005, we entered into agreements to issue convertible notes with detachable warrants with approximately eighty (80) investors in the amount of $1,111,807. In the second quarter, approximately forty (40) notes were issued for a total of $556,307. The agreements were not fully funded on the date of the agreements and at June 30, 2005, the amount due from the investors was $121,000. These funds were used to fund operations during the first six months of 2005.

Since June 30, 2005, we issued the following convertible notes and associated warrants. The conversion price for each of these convertible notes was $0.06 per share, except as noted in the notes below.

Date of Convertible Note	Name of Investor	Amount of Convertible Note	Conversion or Automatic Conversion Date	Number of Convertible Shares	Number of Warrants	Warrant Expiration Date
7/8/05	Terry Heston (a)	$10,000	9/15/2005	200,000	100,000	9/15/2007
7/29/05	John Wisinger	$2,000	9/15/2005	33,333	16,667	9/15/2007
7/29/05	Blaine Horodesky	$5,000	9/15/2005	83,333	41,667	9/15/2007
7/29/05	Douglas Perkins	$10,000	9/15/2005	166,667	83,333	9/15/2007
7/29/05	Barklay Swan	$5,100	9/15/2005	85,000	42,500	9/15/2007
7/29/05	John Storm	$10,000	9/15/2005	166,667	83,333	9/15/2007
7/28/05	Al Henderson	$10,000	9/15/2005	166,667	33,333	9/15/2007

Date of Convertible Note	Name of Investor	Amount of Convertible Note	Conversion or Automatic Conversion Date	Number of Convertible Shares	Number of Warrants	Warrant Expiration Date
7/29/05	James Henderson	$10,000	9/15/2005	166,667	83,333	9/15/2007
8/1/05	Saperstein	$15,000	9/15/2005	250,000	125,000	9/15/2007
8/8/05	Tammi Gaudet	$5,000	9/15/2005	83,333	41,667	9/15/2007
8/8/05	Chris Foster	$15,000	9/15/2005	250,000	125,000	9/15/2007
8/8/05	HR Global	$5,000	9/15/2005	83,333	41,667	9/15/2007
8/8/05	Scott Hill	$25,000	9/15/2005	416,667	208,333	9/15/2007
8/8/05	Chris Foster	$15,000	9/15/2005	250,000	125,000	9/15/2007
8/8/05	James Henderson	$10,000	9/15/2005	166,667	83,333	9/15/2007
8/8/05	H.R. Global	$5,000	9/15/2005	83,333	41,667	9/15/2007
8/8/05	Kelsey Grace Sims	$4,000	9/15/2005	66,667	33,333	9/15/2007
8/8/05	Kevin Sims	$3,000	9/15/2005	50,000	25,000	9/15/2007
8/8/05	Sandra Sims	$5,000	9/15/2005	83,333	41,667	9/15/2007
8/8/05	Hayden Faith Sims	$4,000	9/15/2005	66,667	33,333	9/15/2007
8/10/05	Al Henderson	$10,000	9/15/2005	166,667	83,333	9/15/2007
8/10/05	Barclay Swan	$5,100	9/15/2005	85,000	42,500	9/15/2007
8/12/05	Stephen LaGree	$25,000	8/12/2006	416,667	208,333	2/10/2009
8/12/05	Tammi Gaudet	$5,000	9/15/2005	83,333	41,667	9/15/2007
8/16/05	S. Todd Till (b)	$10,000	9/15/2005	100,000	50,000	9/15/2007
8/22/05	Jerold Christie & Jane Larkin (c)	$10,000	8/15/2006	125,000	62,500	2/13/2009
8/22/05	Joeseph T. & Marian R. Rubbico	$25,000	8/15/2006	416,667	208,333	2/13/2009
8/22/05	Stephen LaGree	$3,600	8/22/2006	60,000	30,000	2/20/2009
8/22/05	James Latter (c)	$5,000	8/22/2006	62,500	31,250	2/20/2009
8/24/05	Gary Allen	$10,000	9/15/2005	166,667	83,333	9/15/2007
8/25/05	Don McLeod & Jennifer Cushman	$85,000	8/25/2005	1,416,667	708,333	2/24/2008
8/25/05	Steven Gangi	$15,000	8/25/2005	250,000	125,000	2/24/2008
8/25/05	Buford Brewer (b)	$10,000	8/25/2005	100,000	50,000	2/24/2008
8/25/05	Steven Murray (b)	$10,000	8/25/2005	100,000	50,000	2/24/2008
8/25/05	Kevin Loop (c)	$20,000	8/25/2005	250,000	125,000	2/24/2008
8/25/05	J G Products	$50,000	8/25/2005	833,333	416,667	2/24/2008
8/25/05	Roy & Dianne Williams (b)	$10,000	8/25/2005	100,000	50,000	2/24/2008
8/25/05	Roy Williams II & David Williams (b)	$10,000	8/25/2005	100,000	50,000	2/24/2008

(a)	The conversion price was $0.05 per share.
(b)	The conversion price was $0.10 per share.
(c)	The conversion price was $0.08 per share.

Since June 30, 2005, we issued the following shares of our common stock upon conversion of convertible notes that we previously issued. The conversion price for each of these convertible notes was $0.05 per share, except as noted in note (a).

Date of Issuance	Shareholder Name	Number of Securities	Type of Securities	Cash Consideration
7/21/05	Wanda Bond	100,000	Common Stock	$5,000
7/21/05	Jackie and Larry Cloud	40,000	Common Stock	$2,000
7/21/05	Chris Foster	500,000	Common Stock	$25,000
7/21/05	Francisca Ornelas Plascenicia	84,000	Common Stock	$4,200
7/21/05	John and Socorro Wisinger	76,000	Common Stock	$3,800
7/21/05	Keith Bennett	400,000	Common Stock	$20,000
7/21/05	Terry McNabb	100,000	Common Stock	$5,000
7/21/05	James R. Omer	1,000,000	Common Stock	$50,000

Date of Issuance	Shareholder Name	Number of Securities	Type of Securities	Cash Consideration
7/21/05	Bruce Scheiner	1,000,000	Common Stock	$50,000
7/21/05	David Wilder	130,000	Common Stock	$6,500
7/21/05	Larry McMullins	200,000	Common Stock	$10,000
7/21/05	Josh Rogers	300,000	Common Stock	$15,000
7/21/05	David Allen	600,000	Common Stock	$30,000
7/21/05	Kevin Dawe	100,000	Common Stock	$5,000
7/21/05	Shelby Dunson	200,000	Common Stock	$10,000
7/21/05	David Storm (a)	1,000,000	Common Stock	$30,000
7/21/05	Donald Turner	200,000	Common Stock	$10,000
7/21/05	R.T. Winfree	140,000	Common Stock	$7,000

(a)	The conversion price was $0.03.

On April 28, 2005, we entered into an engagement agreement with 350 Group, LLC, which superceded the term sheet that we entered into with 350 Group in March 2005. Under that agreement, 350 Group agreed to apply its resources, in close collaboration with the management of Datameg and QoVox, to refine and execute our short-term and long-term business planning; formalize commercial operations systems and strategic product distribution channels; formulate corporate finance plans; assist us in raising capital; as well as assist in recruiting independent members for our board of directors and assist in the formation of our Technical Advisory Board.

On September 16, 2005, we terminated our engagement agreement with 350 Group LLC in accordance with the terms of that agreement. The termination is effective as of October 25, 2005, which is 180 days after the initial April 28, 2005 date of the engagement agreement.

There can be no assurance that we will be able to raise additional capital on acceptable terms or at all. If we are unable to raise additional capital, we would need to curtail or reduce some or all of our operations, and some or all of QoVox’s operations.

Private Placement Offering to Accredited Investors Only

On August 17, 2005, we commenced a private placement offering to raise up to $3,450,000 in working capital pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

We are offering and selling units priced at $25,000 per unit solely to accredited investors, who in general terms are individuals with a net worth exceeding $1,000,000 or individuals with annual incomes exceeding $200,000, or $300,000 with their spouse.

Our private placement offering is unrelated to our registration statement and prospectus that registers shares of our common stock for sale by selling shareholders. Among other things, we will not receive any of the proceeds from the sale of shares by selling shareholders under the registration statement and prospectus, whereas we will receive the proceeds from selling units in our private placement.

Each unit in our private placement consists of (a) 5% convertible promissory notes in the aggregate principal amount of $3,000,000 and (b) common stock warrants for an aggregate of 9,563,492 common shares. Each note converts at our option or at the investor’s option at a price ranging from $0.10 to $0.14 per share as detailed in the table below. Conversion may occur beginning on the first business day following the date that is six months after the date on which we receive payment in full of the principal amount of the note and ending on the maturity date of the note. If all notes are converted, we will issue 25,476,190 shares of our common stock.

We plan to sell the units in three classes. We plan to first sell 40 Class 1 units, then 40 Class 2 units, then 40 Class 3 units, and should the offering be oversubscribed, we may sell up to 18 additional units at the sole discretion of our Board. The table below summarizes the principal terms of the private placement offering, including the note conversion price and warrant coverage percentage for each of class of units.

Summary of Principal Terms of the Private Placement Unit Offering

Unit Offering	Class 1	Class 2	Class 3
Note Principal	$1,000,000	$1,000,000	$1,000,000
Conversion Price	$0.10 per share	$0.12 per share	$0.14 per share
Warrant Coverage	50%	33%	25%
Warrant Exercise Price	$0.20	$0.24	$0.28

We are offering the units via a letter agreement (and not via this registration statement and prospectus) that features the following basic terms:

•	a principal amount of $25,000 per unit,

•	a one year convertible note yielding 5% interest per year,

•	conversion provisions described above, and

•	provisions for registration and warrant terms.

We are offering the units privately without the services of a placement agent. We plan to terminate the private offering upon the full subscription of the offering or on December 31, 2005, whichever comes first, subject to extension by our board of directors.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and equity and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates have a material impact on our financial statements.

Revenue Recognition

The Company derives revenue from three primary sources: (1) system hardware component sales revenue, (2) software license revenue and (3) services and maintenance and right to use revenue, which include support, maintenance, right to use fees and consulting. Revenue on system hardware component sales is recognized upon delivery to, and acceptance by the customer. Software license revenue recognition is substantially governed by the provisions of Statement of Position No. 97-2, “Software Revenue Recognition,” (“SOP 97-2”) issued by the American Institute of Certified Public Accountants. The Company exercises judgment and uses estimates in connection with the determination of the amount of software license and services revenue to be recognized in each accounting period. For software license arrangements that do not require significant modification or customization of the underlying software, the Company recognizes revenue when: (1) it enters into a legally binding arrangement with a customer for the license of software; (2) it delivers the products or perform the services; (3) customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties and (4) collection is probable and (5) vendor-specific objective evidence (“VSOE”) of fair value exists to allocate the total fee among all delivered and undelivered elements in the arrangement.

Multiple Element Arrangements

The Company typically enters into arrangements with customers that include perpetual software licenses, system hardware, maintenance and right to use fees. Software licenses are sold on a per copy basis. Per copy licenses give customers the right to use a single copy of licensed software for exclusive use on the Company’s system hardware. Assuming all other revenue recognition criteria are met, license revenue is recognized upon delivery using the residual method in accordance with SOP No. 98-9. Under the residual method, the Company allocates and defers revenue for the undelivered elements, based on VSOE of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered elements as revenue. The determination of fair value of each undelivered element in multiple element arrangements is based on the price charged when the same element is sold separately. If sufficient evidence of fair value cannot be determined for any undelivered item, all revenue from the arrangement is deferred until VSOE of fair value can be established or until all elements of the arrangement have been delivered. If the only undelivered element is maintenance and technical support for which the Company cannot establish VSOE, the Company will recognize the entire arrangement fees ratably over the maintenance and support term.

System hardware is hardware that is installed at a customer site for the purpose of the utilizing the licensed software and as such, does not qualify as a separately deliverable element. The timing of revenue recognition from the sale of system hardware is therefore dependent upon the recognition of revenue for the related software licenses.

Maintenance and right to use fees includes updates (unspecified product upgrades and enhancements) on a when-and-if-available basis, telephone support and bug fixes or patches and maintenance of the systems hardware, which would include repairs or replacement as necessary. VSOE of fair value for maintenance and right to use fees is based upon stated annual renewal rates. Maintenance and right to use fees revenue is recognized ratably over the maintenance and right to use term.

Revenue Recognition Criteria

The Company defines revenue recognition criteria as follows:

•	Persuasive Evidence of an Arrangement Exists. It is the Company’s customary practice to have a purchase order prior to recognizing revenue on an arrangement.

•	Delivery has Occurred. The Company’s software and systems hardware are physically delivered and installed at its customer’s site. The Company considers delivery complete when the software and system hardware products have been installed and the testing phase completed. The Company defers all the revenue until the testing phase had been completed and the Company receives customer acceptance.

•	The Vendor’s Fee is Fixed or Determinable. The Company’s customary payment terms are generally within 30 days after the invoice date.

•	Collection is Probable. Due to a lack of customer history upon which a judgment could be made as to the collectibilty of a particular receivable, revenue is currently recognized upon receipt of payment assuming all other conditions of the sale have been met.

Cost of Revenue

Cost of revenue includes costs related to user license, systems hardware and maintenance and right to use fees revenue. Cost of user license revenue includes material, packaging, shipping and other production costs and third-party royalties. Cost of systems hardware includes the cost of goods sold and installation costs. Cost of maintenance and right to use fees and consulting fees include related personnel costs, and hardware repair costs. Third-party consultant fees are also included in cost of services.

Inventory

The Company’s inventory is stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Unusual losses resulting from lower of cost or market adjustments or losses on firm purchase commitments, if any, are disclosed, and if material, separately stated from cost of goods sold in the statement of operations.

Commitments and Contingencies

Commitments and contingencies are evaluated on an individual basis to determine the impact on current and future liabilities and assets. We make a determination as to whether such a liability or loss is reasonably possible, and we either estimate the amount of possible loss or liability or range of loss or liability. In rare cases, we are not able to determine the amount of such loss or liability or even a range of amounts in a way that would not be misleading. We may be unable to calculate a liability or loss if substantiated information is unavailable or the amount of the loss or liability depends significantly on future events.

In addition to evaluating estimates relating to the items discussed above, we also consider other estimates, including but not limited to, those related to software development costs, goodwill and identifiable intangible assets. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets, liabilities and equity that are not readily apparent from other sources. Actual results and outcomes could differ from these estimates and assumptions. An explanation of significant estimates and related judgments made in these areas are noted below. Since December 31, 2004, there have been no significant changes to our critical accounting policies.

Goodwill and Identifiable Intangible Assets

Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired companies. As a result of our acquisition of substantially all of the assets and certain of the liabilities of QoVox, the Company recorded approximately $207,000 of goodwill. In accordance with the provisions of SFAS No. 142, we no longer amortize goodwill. However, goodwill must be reviewed at least annually for impairment. We have elected to perform our annual review at the end of each fiscal year. If the carrying value of our goodwill were to exceed the fair value at some time in the future, we would be required to report goodwill impairment charges as an operating expense in our statement of operations. Whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable, we must conduct an impairment assessment of its goodwill and identifiable intangible assets. Factors that could trigger an impairment review include:

•	Significant underperformance relative to expected historical or projected future research and development and operating results;

•	Significant changes in the manner of use of the acquired assets or the strategy for the overall business;

•	Significant negative industry or economic trends; and

•	When it appears that the carrying value of intangibles or goodwill might not be recoverable based on one or more of the above criteria, management will use projected discounted cash flow, independent valuation or other means to measure any impairment.

Software development costs

Statement of Financial Accounting Standard (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and readiness of general release. In 2004, certain costs were incurred subsequent to the establishment of technological feasibility and prior to the readiness of general release. These expenses were immaterial in nature and in total and therefore not capitalized.

Fair value of financial instruments

The carrying value of cash, notes receivable, accounts payable and accrued expenses and notes payable approximate fair value because of the relatively short maturity of these instruments.

Stock-based compensation

The Company follows guidance provided in SFAS No. 123, “Accounting for Stock-Based Compensation”, which encourages companies to recognize expense for stock-based awards based on their estimated fair value on the grant date. SFAS No. 123 permits companies to account for stock-based compensation based on provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. The Company uses the fair value method of SFAS No. 123 to account for all stock options including those issued to employees.

Income Taxes

The Company, a C-corporation, accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal differences are net operating losses, start-up costs and the use of accelerated depreciation methods to calculate depreciation expense for income tax purposes.

Consolidation of Variable Interest Entities

In January 2003 and revised December 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities.” This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, requires consolidation by business enterprises of variable interest entities, as defined, when certain conditions are met. Pursuant to FIN No. 46, the Company continues to consolidate CASCommunications, Inc.

Accounting for Convertible Notes

In the period April through December 2004, the Company entered into agreements to issue convertible notes with approximately fifty (50) investors in the aggregate amount of $1,088,995. The convertible notes accrue simple interest at an annual rate of 1.47% and convert any time between issuance and six months of the original issuance date of the notes into an aggregate of approximately 23,392,000 shares. The notes automatically converted to shares on the respective conversion dates reducing the convertible promissory note balance to a net of $13,660 at December 31, 2004 and increasing the liability to issue stock account by $1,042,245. A beneficial conversion value was recognized as debt discount and paid in capital was added in the amount of $855,328. For the year ended December 31, 2004, the discount amortized to interest expense was approximately $847,000. For the six months ended June 30, 2005, the discount amortized to interest expense was approximately $8,000. By the end of the second quarter all but 373,485 of shares due to all conversions had been issued.

In the period January through June 2005, the Company entered into agreements to issue convertible notes with detachable warrants with approximately eighty (80) investors in the amount of $1,111,807. In the second quarter, approximately forty (40) notes were issued for a total of $566,307. The agreements were not fully funded on the date of the agreements and at June 30, 2005, the amount due from the investors was $121,000. The convertible notes accrue simple interest at an annual rate of 1.47% and convert any time between three and six months of the date of the agreement or upon the automatic conversion date, which ever comes first. The Company elected to allow certain investors to accelerate the conversions. The notes converted or are to be converted into approximately 22,405,371 shares. During the first six months of 2005, approximately 15,341,141 of these shares were issued pursuant to conversions under these agreements. The detachable warrants issued in the second quarter were valued under a Black-Scholes model and a debt discount of approximately $354,576 was recorded and added to paid in capital. For the first six months of 2005, the debt discount related to the value of the warrants and amortized to interest was approximately $247,271. In addition, a beneficial conversion value was recognized as additional debt discount and paid in capital was added in the amount of approximately $643,976. For the six months ended June 30, 2005, the debt discount related to the beneficial conversion feature of the security and amortized to interest expense was approximately $526,308.

ITEM 18—DESCRIPTION OF PROPERTY

Our wholly owned subsidiary, QoVox, leases approximately 2,600 square feet of space at One Springfield Center, 6131 Falls of the Neuse, Raleigh, North Carolina 27609. The term of the lease is for 37 months beginning December 1, 2004 and expiring January 31, 2008. The monthly rent is approximately $5,000. The property is being used to market and develop QoVox’s products. Our management believes that our insurance coverage is adequate.

ITEM 19—CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 15, 2005, we entered into a short-term loan agreement under which Mark P. McGrath, our Chief Executive Officer, lent us $10,000. Simple interest is accrued at 1.47% and the note matured on May 15, 2005.

On April 17, 2005, we entered into an Option Agreement with Mark McGrath whereby we granted to Mr. McGrath options to acquire up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share. These options to expire on April 17, 2010. Also on April 17, 2005, we entered into an Option Agreement with Andrew Benson whereby we granted to Mr. Benson options to acquire up to 10,000,000 shares of our common stock at an exercise price of $0.17 per share. These options to expire on April 17, 2010.

On April 27, 2005, we entered into a Mutual General Release with Andrew Benson, our former Chairman, whereby Mr. Benson and we agreed to unconditionally and completely release and discharge the other party (and his or its respective past, present, and future employees, officers, directors, agents, attorneys, representatives, affiliates, predecessors, heirs, successors and assigns) of and from all debts, actions, causes of action, agreements, obligations and liabilities.

As of May 1, 2005, we entered into a Consulting Agreement with Mr. Benson under which Mr. Benson will furnish consulting and general business advisory services relating to the operation of our business and the business of our subsidiaries and affiliates. The consulting agreement is for a period of twelve months ending on April 30, 2006 and requires monthly payments of $12,500 and cannot be revoked, terminated or cancelled by us except with respect to a termination for cause. In July 2005, Mr. Benson informally agreed to defer payment of his consulting fees (without any interest accruing) until our cash flow is sufficient to allow us to pay those fees.

On July 1, 2005, we appointed Joshua E. Davidson to the position of Vice President, Finance. In this position, Mr. Davidson is responsible for leading the finance and administration efforts that support the ongoing development and deployment of Datameg’s test and measurement tools and voice quality assurance services for IP-centric applications. Mr. Davidson reports directly to Mark P. McGrath, our Chairman, President and Chief Executive Officer.

Effective as of July 1, 2005, we entered into a letter agreement with Mr. Davidson, under which we agreed to pay to Mr. Davidson $700 per day (or $350 per half day) that he performs services for us. During each quarter, Mr. Davidson is expected to devote approximately the following amounts of time to our business: (i) four to five days per week for three weeks of each quarter, and (ii) 1.5 days per week for ten weeks of each quarter. The letter agreement provides that we will not pay aggregate compensation to Mr. Davidson for a quarter exceeding $25,000 unless duly authorized in writing or by electronic mail by our Chairman and Chief Executive Officer with respect to that quarter.

In connection with his appointment as Vice President of Finance, we granted to Mr. Davidson a one-time signing bonus of one million restricted shares of our common stock, of which 50% (500,000 shares) were issued in July 2005 and the remaining 50% (500,000 shares) will be issued on January 3, 2006, provided that Mr. Davidson’s consulting arrangements with us have not been terminated. Under the letter agreement, Mr. Davidson performs services for us as an independent contractor and not as a Datameg employee.

On July 18, 2005, we entered into a Management Consultant Agreement with William J. Mortimer. Under the agreement, Mr. Mortimer serves as the general manager of our subsidiary QoVox. QoVox pays Mr. Mortimer a base salary of $14,600 per month.

On July 25, 2005, we entered into an Option Agreement with Mark McGrath whereby we granted to Mr. McGrath options to acquire 2,500,000 shares of our common stock at an exercise price of $0.06 per share. These options expire on July 25, 2010. Also on July 25, 2005, we entered into a substantially identical Option Agreement with Joshua E. Davidson under which we granted a non-qualified stock option to acquire 2,500,000 shares of our common stock to Mr. Davidson. Each option (a) carries an exercise price of $0.06 per share (subject to adjustment for stock splits, stock dividends, reverse splits and the like), (b) becomes exercisable (vests) as to 500,000 shares on the first business day of each of the next five calendar quarters, beginning on October 3, 2005 and ending on October 2, 2006 and (c) has an expiration date of July 25, 2010.

Also on July 25, 2005, we entered into a Restricted Stock Agreement with William J. Mortimer, the General Manager of our subsidiary QoVox. Pursuant to the Restricted Stock Agreement, Mr. Mortimer purchased 12,000,000 shares of our common stock for an aggregate purchase price of $72,000. Mr. Mortimer paid for these shares by foregoing receipt of $72,000 of consulting fees to which he was otherwise entitled. We have a right to repurchase these shares at the original purchase price, in the event that Mr. Mortimer ceases to serve as a full-time employee or consultant to QoVox prior to achieving each respective vesting milestone. On July 26, 2005, William J. Mortimer joined our Board of Directors.

On September 22, 2005, our Board of Directors appointed Neil R. Gordon to our board of directors and to serve on three committees of our board, the audit committee, the compensation committee and the nominating and corporate governance committee. Since 1995, Mr. Gordon has been the President of N.R. Gordon & Company, Inc., a financial consulting services company.

Also on September 22, 2005, we entered into a letter agreement with Mr. Gordon. Under the letter agreement, Mr. Gordon will receive (1) an annual retainer of $5,000, payable as four quarterly payments of $1,250 in advance, (2) a fee of $500 per meeting of our board or any of our board’s committees on which he serves, and (3) non-qualified stock options described in the following paragraph.

Further, on September 22, 2005, we also entered into an option agreement with Mr. Gordon. Under the option agreement, we granted to Mr. Gordon a non-qualified stock option to acquire 1,500,000 shares of our common stock with a five year term and an exercise price of $0.08 per share. The option agreement provides that the options will vest at the rate of 250,000 shares per quarter, with the initial vesting date on October 3, 2005 and subsequent vesting dates of January 3, 2006, April 3, 2006, July 3, 2006, October 3, 2006 and January 3, 2007, provided that Mr. Gordon continues to serve on our board.

ITEM 20—MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock has been listed on the Over-the-Counter Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol DTMG.OB since September 19, 2000.

The following table sets forth the range of high and low bid prices for the our common stock as reported on the Over-the-Counter Bulletin Board for each quarter since January 2003 for the periods indicated, as reported by the Over-the-Counter Bulletin Board for the each period mentioned below. Such information reflects inter-dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions.

	Low	High
January 1, 2003 through March 31, 2003	$0.01	$0.27
April 1, 2003 through June 30, 2003	$0.13	$0.34
July 1, 2003 through September 30, 2003	$0.12	$0.25
October 1, 2003 through December 31, 2003	$0.14	$0.23
January 1, 2004 through March 31, 2004	$0.14	$0.29
April 1, 2004 through June 30, 2004	$0.06	$0.19
July 1, 2004 through September 30, 2004	$0.09	$0.20
October 1, 2004 through December 31, 2004	$0.07	$0.11
January 1, 2005 through March 31, 2005	$0.06	$0.14
April 1, 2005 through June 30, 2005	$0.06	$0.13
July 1, 2005 through September 29, 2005	$0.06	$0.14

Dividend Policy

It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will depend on the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the board of directors may think are relevant.

We do not contemplate or anticipate paying any dividends in cash on the common stock in the foreseeable future.

We issued a 10% stock dividend on June 6, 2003 to shareholders of record on January 8, 2003.

Holders of Record of Common Stock

As of September 1, 2005, we had outstanding 310,944,998 shares of our common stock and approximately 480 holders of record.

ITEM 21—EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid to or accrued for the years ended December 31, 2004, 2003 and 2002 and for the period from January 1, 2005 through September 1, 2005, to our chief executive officer, our former chief executive officer, our vice president of finance and to our other most highly compensated executive officers who were serving as executive officers at the end of our last fiscal year. None of our other executive officers earned more than $100,000 in total annual salary and bonus in the most recently completed fiscal year.

Although the data in the following tables and related footnotes for 2005 is not required under rules promulgated the Securities and Exchange Commission, we are furnishing this data to you in order to provide a more complete understanding of our executive compensation in 2005.

In April 2005, we engaged a new Chairman, Chief Executive Officer and President, Mark P. McGrath. In July 2005, we hired a new Vice President of Finance, Joshua E. Davidson. Executive compensation information for these executives is also included in the table below.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year or Partial Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Awards
							Restricted Stock Award(s) ($)		Underlying Options/ SARs (#)
Mark P. McGrath	2005	$72,500	(1)	$0	$0		$0	(1)	7,500,000	(1)
CEO and Director

Joshua E. Davidson	2005	$35,800	(2)	$0	$0		$60,000	(2)	2,500,000	(2)
Vice President of Finance

Dan Ference,	2005	$96,000		$0	$0		$0
COO of QoVox Corporation	2004	$18,618	(3)	$0	$0		$396,500	(4)	2,000,000	(4)
	2003	$46,691	(3)	$0	$0		$158,533	(4)	5,500,000	(4)
	2002	$19,000	(3)	$0	$0		$0		1,600,000	(4)

William J. Mortimer	2005	$21,900	(5)	$0	$0		$120,000		0
General Manager, QoVox
Director

Andrew Benson,	2005	$25,000		$0	$0		$0	(6)	10,000,000	(6)
Former CEO and Former	2004	$392,954	(6)	$0	$0		$658,750	(6)	0
Director	2003	$342,794	(6)	$0	$0	(6)	$160,000		5,000,000	(6)
	2002	$229,358	(6)	$0	$111,000	(6)	$0		0

(1)	During the eight months ended August 31, 2005, we paid Mr. McGrath cash and issued him stock options as compensation. We granted a stock option to Mr. McGrath for 5,000,000 shares of our common stock with a strike price of $0.17 per share in April 2005. We also granted a stock option to Mr. McGrath for 2,500,000 shares of our common stock with a strike price of $0.06 per share in July 2005. The April 2005 options were fully vested at the time of the grant and expire five years from the date of the grant. The July 2005 options vest quarterly in five equal increments of 500,000 shares, with the last portion vesting in October 2006. These options also expire five years from the date of grant. We valued these options under a Black-Scholes model and determined that these options have a fair value of $256,000.

(2)	Between his start date of July 1, 2005 and August 31, 2005, we paid Mr. Davidson cash and issued him stock options as compensation. We also issued to Mr. Davidson a one-time signing bonus of 1,000,000 shares of restricted stock, 50% of which (500,000 shares) were issued at the time Mr. Davidson signed his consulting agreement in July 2005 and 50% of which (500,000 shares) will be issuable on January 3, 2006, as long as Mr. Davidson’s consulting agreement with us has not been terminated. We also granted a stock option to Mr. Davidson for 2,500,000 shares of our common stock with a strike price of $0.06 per share in July 2005. These options vest in five equal quarterly increments of 500,000 shares, with the last portion vesting in October 2006. These options also expire five years from the date of grant. To date, Mr. Davidson has not yet vested in any of the options.

(3)	From the inception of QoVox Corporation, we accrued but did not pay significant portions of Mr. Ference’s authorized annual salary. For the years ending December 31, 2002, 2003 and 2004 his authorized annual salary was $130,000, $136,000 and $144,000, respectively.

(4)	During the year ended December 31, 2002, Mr. Ference had an approved annual salary of $130,000 and we issued Mr. Ference an incentive bonus in the form of 1,600,000 shares of Datameg’s restricted common stock. We valued the unregistered common stock based on a discounted market value of the stock at time of receipt, which was $0 (zero). The stock was trading at $.01 per share at the time and there was serious doubt about our ability to continue as a going concern.

During the year ended December 31, 2003, QoVox paid Mr. Ference cash, and we issued him stock and stock options as compensation. On November 30, 2003, we entered into an informal agreement with Mr. Ference related to past, present and future compensation. Under the terms of the agreement, we committed to issue 1,770,000 shares of our common stock as satisfaction for amounts owed to Mr. Ference in unpaid compensation through the year ended December 31, 2003. We committed to issue Mr. Ference stock options for 5,500,000 shares of our common stock at a strike price of $0.15 per share. 1,500,000 shares vested on November 30, 2003 and the balance to vest over the following 36 months or until such time as we receive our first customer revenue at which time all unvested options will immediately vest and will expire three years after the date of vesting. During the year ended December 31, 2003, 1,611,111 shares vested under this commitment, were valued under SFAS No. 123 using a Black-Scholes model and we recorded an expense in the amount of $157,889 which was charged to officer’s compensation. During the year ended December 31, 2003, none of the vested stock options were exercised. QoVox also increased Mr. Ference’s annual compensation and we committed to issue 500,000 shares of our common stock as bonus compensation for achieving future performance benchmarks.

During the year ended December 31, 2004, QoVox paid Mr. Ference cash, and we issued stock and stock options to him as compensation. In March 2004, Mr. Ference met his first performance benchmark and we recognized a liability to issue him 250,000 shares of our unregistered common stock and recorded additional compensation of $42,500. The value of the liability to issue stock was based upon the market value of the stock on the date the performance benchmark was achieved less a 15% discount for lack of marketability. In July, we granted Mr. Ference 2,000,000 shares of our unregistered common stock as a bonus for his continued diligent efforts on our behalf. We valued this stock based upon the market value of the stock on the date the performance benchmark was achieved less a 15% discount for lack of marketability and additional compensation was recorded in the amount of $320,000. In August 2004, Mr. Ference met his second performance benchmark and we recognized a liability to issue him 250,000 shares of our unregistered common stock and recorded additional compensation of $34,000. We valued the liability to issue stock based upon the market value of the stock on the date the performance benchmark was achieved less a 15% discount for lack of marketability. In August 2004, we granted Mr. Ference stock options for 2,000,000 shares of our unregistered common stock at a strike price of $0.18 per share. The options were fully vested at the time of the grant and expire three years from the date of the grant. We valued the options under a Black-Scholes model and determined that these options have a fair value of $194,600 and the value was recorded as additional compensation in 2003. In addition, during 2004 the stock option grant from November 2003, continued to vest and upon receipt of QoVox’s first customer revenue in December 2004 all the previously unvested stock options vested in full and during the year for a total charge to officer’s expense of $383,311 in additional compensation.

(5)	Mr. Mortimer joined QoVox as its general manager on July 18, 2005, pursuant to a management consultant agreement between Mr. Mortimer and QoVox. In accordance with the terms of Mr. Mortimer’s management consultant agreement, Mr. Mortimer earns a monthly consulting fee of $14,600. In accordance with the terms of Mr. Mortimer’s restricted stock agreement dated July 25, 2005, Mr. Mortimer elected to forego receipt of an aggregate of $72,000 of consulting fees to which he was otherwise entitled in order to pay for the 12,000,000 shares of our common stock that Mr. Mortimer purchased pursuant to the restricted stock agreement. We have a right to repurchase these shares at the original purchase price in the event that Mr. Mortimer ceases to serve as a full-time employee or consultant to QoVox prior to achieving each respective vesting milestone.

(6)	During the year ending December 31, 2002, we paid Mr. Benson cash and issued him stock as compensation. We granted Mr. Benson 6,000,000 freely trading shares of our common stock, with a fair value of $111,000 based on the market value of the stock on the date of the commitment to issue the unrestricted stock. The value of those shares is represented in Other Annual Compensation.

During the year ended December 31, 2003, we paid Mr. Benson cash, and issued him stock and stock options as compensation. We issued Mr. Benson 4,000,000 unregistered shares of our common stock, with a fair value of $160,000 based on the market value of the stock on the date of the commitment to issue the unregistered stock. In addition, at December 31, 2003, we committed to issue Mr. Benson a stock option grant for 5,000,000 shares of our common stock with a strike price of $0.20 per share as additional 2003 compensation. The options were fully vested at the time of the grant and expire three years from the date of the grant. We valued these options under a Black-Scholes model and determined the options to have a fair value of $220,500 and we recorded the value as additional compensation in 2003.

During the year ended December 31, 2004, we paid Mr. Benson cash and issued him stock as compensation. We issued Mr. Benson 5,000,000 restricted shares of our common stock, with a fair value of $658,750 based on the market value of the stock on the date of the commitment to issue the unregistered stock less a 15% discount for lack of marketability.

During the six months ended June 30, 2005, we paid Mr. Benson cash and issued him stock as compensation. We granted Mr. Benson stock options for 10,000,000 shares of our common stock with a strike price of $0.17 per share as additional 2005 compensation. The options were fully vested at the time of the grant and expire five years from the date of the grant. We valued these options under a Black-Scholes model and determined the options to have a fair value of $591,000.

During 2004, our executive officers had the following outstanding options:

Name	Number of Securities Underlying Options/SARs Granted (#)		Percent of total Options/SARs Granted to Employees in fiscal year	Exercise Price per Share	Expiration Date(s)
Andrew Benson	5,000,000	(1)	40.0%	$0.20	January 1, 2007
Dan Ference	5,500,000	(2)	44.0%	$0.15	November 2006 through December 2007
Dan Ference	2,000,000	(3)	16.0%	$0.18	July 23, 2007

	12,500,000		100.0%

(1) The options were granted January 1, 2004 and are fully vested.

(2)    The options were granted November 30, 2003 with 1,500,000 immediately vesting and the remainder to vest on a monthly basis over the next three years or until such time as QoVox received its first customer revenue. As of December 31, 2004 all the options were fully vested. Options expire three years from date of vesting or November 2006 through December 2007.

(3) The options were granted July 23, 2004 and are fully vested.

In addition, during the period from January 1, 2005 through August 31, 2005, we sold shares of restricted stock to William J. Mortimer and granted the following additional options to our executive officers:

Name	Number of Securities Underlying Options/SARs Granted (#)		Percent of total Options/SARs Granted to Employees in fiscal year	Exercise Price or Purchase Price per Share (5)	Expiration Date
Andrew Benson	10,000,000	(1)	31.3%	$0.17	April 17, 2010
Mark P. McGrath	(a) 5,000,000 (b) 2,500,000	(2) (3)	23.4%	(a) $0.17 (b) $0.06	April 17, 2010 July 25, 2010
William J. Mortimer	12,000,000	(4)	37.5%	$0.006	July 18, 2010
Joshua E. Davidson	2,500,000	(3)	7.8%	$0.06	July 25, 2010

	32,000,000		100.0%

(1)	We granted this non-qualified stock option on April 17, 2005. This option is fully vested.

(2)	We granted this non-qualified stock option on April 17, 2005. This option is fully vested.

(3)	We granted this non-qualified stock option on July 25, 2005. This option vests as to 500,000 shares on the first business day of each of the next five calendar quarters, beginning on October 3, 2005 and ending on October 2, 2006.

(4)	On July 18, 2005, Mr. Mortimer purchased these shares for aggregate consideration of $72,000, which he paid by foregoing consulting fees payable under his management consultant agreement dated July 18, 2005. These restricted shares are subject to significant vesting milestones that are described in the restricted stock agreement between us and Mr. Mortimer dated July 18, 2005.

(5)	The exercise price per share, and the number of shares issuable upon the exercise of an option, are each subject to adjustment for stock splits, stock dividends, reverse splits and the like.

Employment and Consulting Agreements

We do not have any employment agreements with our executive officers. We have a consulting agreement with Mr. Davidson dated July 1, 2005 and a management consultant agreement with Mr. Mortimer dated July 18, 2005.

Directors’ Remuneration

We compensate our independent director, Neil R. Gordon, with cash payments and stock options. Mr. Gordon will receive (1) an annual retainer of $5,000, payable as four quarterly payments of $1,250 in advance, (2) a fee of $500 per meeting of our board or any of our board’s committees on which he serves, and (3) non-qualified stock options to acquire 1,500,000 shares of our common stock with a five year term and an exercise price of $0.08 per share. The option agreement provides that the options will vest at the rate of 250,000 shares per quarter, with the initial vesting date on October 3, 2005 and subsequent vesting dates of January 3, 2006, April 3, 2006, July 3, 2006, October 3, 2006 and January 3, 2007, provided that Mr. Gordon continues to serve on our board. We do not compensate our directors who also are full-time employees or full-time consultants for serving on our board of directors.

ITEM 22—FINANCIAL STATEMENTS

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

RE PORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS DATAMEG CORP. (A DEVELOPMENT STAGE ENTERPRISE),

        Boston, MA

We have audited the accompanying consolidated balance sheets of DATAMEG CORP. AND SUBSIDIARIES, (a development stage enterprise), (the “Company”) as of December 31, 2003 and 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DATAMEG CORP. AND SUBSIDIARIES, as of December 31, 2003 and 2004 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note R to the financial statements, the Company has suffered a significant loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note R. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As more fully described in Note B, the Company has restated its 2003 financial statements to adjust the accounting for stock options granted to employees and consultants and to remove preferred stock previously reported on the balance sheet.

Fitzgerald, Snyder & Co., P.C.

McLean, Virginia

April 13, 2005

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	December 31, 2004
	(restated)
ASSETS
CURRENT ASSETS:
Cash	$312,321	$—
Accounts receivable, net	—	50
Inventory	—	116,407

Total current assets	312,321	116,457
PROPERTY AND EQUIPMENT, net	29,036	40,242
OTHER ASSETS:
Goodwill	206,746	206,746
Prepaid expenses	17,267	16,867
Deposits	6,945	7,218

Total other assets	230,958	230,831

	$572,315	$387,530

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Capital lease obligation	$8,302	$8,302
Promissory notes	1,075,896	1,214,138
Accounts payable and accrued expenses	777,500	1,284,633
Accrued compensation	695,891	1,596,013
Due to stockholders and officers	265,180	84,626
Convertible promissory notes, net of amortization	—	20,837
Convertible subordinated debentures	20,000	20,000
Deferred revenue	—	9,456
Liability for stock to be issued	818	1,488,463

Total current liabilities	2,843,587	5,726,468
Total liabilities	2,843,587	5,726,468
COMMITMENTS AND CONTINGENCIES	—	—
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY	(67,939)	(67,939)
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $.01 par value; 340,000,000 shares authorized at December 31, 2003 and 2004; 226,029,772 and 252,086,074 issued and outstanding at December 31, 2003 and 2004, respectively	2,260,298	2,520,861
Common stock subscriptions receivable	(120,056)	(420,056)
Additional paid-in capital	12,916,675	17,144,573
Treasury stock	(75,392)	(75,392)
Stock options	1,025,155	3,029,050
Deferred compensation	(42,917)	—
Accumulated deficit during development stage	(18,167,096)	(27,470,035)

Total stockholders’ equity (deficit)	(2,203,333)	(5,270,999)

	$572,315	$387,530

The accompanying notes are an integral part of these consolidated financial statements.

DATAMEG CORP. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2003	For the year ended December 31, 2004	Cumulative from inception (January 13, 1999) to December 31, 2004
	(restated)		(unaudited)
REVENUE:
Hardware and software sales	$—	$39,459	$39,459
Maintenance and support fees	—	1,891	1,891
Consulting fee income	—	4,750	4,750

Total Revenue	—	46,100	46,100
COST OF REVENUES	—	23,980	23,980

Gross Profit	—	22,120	22,120
OPERATING EXPENSES:
General and administrative	3,144,030	4,688,389	18,660,166
Selling and marketing	—	2,139,103	2,139,103
Research and development	1,184,445	1,491,660	5,202,160

Total operating expenses	4,328,475	8,319,152	26,001,429

Loss from operations	(4,328,475)	(8,297,032)	(25,979,309)
OTHER INCOME (EXPENSES):
Interest income	—	—	225
Interest expense	(170,196)	(1,005,932)	(1,333,797)
Loss on acquisition fee	(50,000)	—	(123,950)
Loss on disposal of property and equipment	(401)	—	(1,459)
Gain on disposal of property and equipment	—	25	25
Loss on impairment of patents	—	—	(127,274)
Loss on litigation	(132,540)	—	(159,240)
Realized gains on sale of securities	—	—	8,530

Total other income (expenses)	(353,137)	(1,005,907)	(1,736,940)

LOSS BEFORE BENEFIT FOR INCOME TAXES AND MINORITY INTEREST	(4,681,612)	(9,302,939)	(27,716,249)
Benefit for income taxes	—	—	—

LOSS BEFORE MINORITY INTEREST	(4,681,612)	(9,302,939)	(27,716,249)
MINORITY INTEREST	233,202	—	246,214

NET LOSS	(4,448,410)	$(9,302,939)	$(27,470,035)

Net loss per common share (basic and diluted)	(0.02)	$(0.04)	$(0.26)

Weighted average number of common shares outstanding	197,536,041	234,978,056	104,088,795

The accompanying notes are an integral part of these consolidated financial statements.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Price Per Share	Common Stock Shares Outstanding	Common Stock
Balance, January 13, 1999		—	$—
January 13, 1999—stock issued for services at fair value to Benson, Phillips, Cairns	$0.00	27,420,529	274,205
January 29, 1999—stock issued for cash	$0.35	138,546	1,386
February 12, 1999—stock issued for cash	$0.35	190,501	1,905
February 17, 1999—stock issued for cash	$0.35	43,296	433
March 1, 1999—stock issued for cash	$0.35	127,000	1,270
March 2, 1999—stock issued for cash	$0.35	28,864	289
March 17, 1999—stock issued for cash	$0.35	43,296	433
March 19, 1999—stock issued for cash	$0.35	43,296	433
April 2, 1999—stock issued for cash	$0.35	101,023	1,010
April 9, 1999—stock issued for cash	$0.35	42,141	421
April 13, 1999—stock issued for cash	$0.35	14,432	144
April 14, 1999—stock issued for cash	$0.35	9,236	92
April 15, 1999—stock issued for cash	$0.35	57,727	577
April 16, 1999—stock issued for cash	$0.35	28,864	289
April 23, 1999—stock issued for cash	$0.35	187,614	1,876
April 26, 1999—stock issued for services at fair value—Driscoll	$0.35	28,864	289
May 3, 1999—stock issued for cash	$0.35	101,023	1,010
July 19, 1999—stock issued for cash	$0.46	75,958	760
July 26, 1999—stock issued for cash	$0.46	21,703	217
July 30, 1999—stock issued for services at fair value—Barr-Haneau	$0.35	21,648	216
July 30, 1999—stock issued for services at fair value—Titus	$—	28,864	289
August 2, 1999—stock issued for cash	$0.46	21,706	217
August 4, 1999—stock issued for cash	$0.46	23,091	231
August 10, 1999—stock issued for cash	$0.46	28,864	289
August 23, 1999—stock issued for cash	$0.46	52,737	529
August 24, 1999—stock issued for cash	$0.46	43,734	437
September 13, 1999—stock issued for cash	$0.46	57,727	577
September 17, 1999—stock issued for cash	$0.46	237,430	2,374
October 15, 1999—stock issued for cash	$0.46	17,318	173
October 21, 1999—stock issued for cash	$0.46	86,808	868
October 22, 1999—stock issued for cash	$0.46	111,333	1,113
October 25, 1999—stock issued for cash	$0.46	119,478	1,195
October 26, 1999—stock issued for cash	$0.46	36,080	361
November 5, 1999—stock issued for cash	$0.46	43,405	434
November 5, 1999—stock issued for cash	$10.00	100	1
November 9, 1999—stock issued for cash	$10.05	995	10
November 18, 1999—stock issued for cash	$10.05	995	10
November 23, 1999—stock issued for cash	$10.06	11,406	114
December 3, 1999—stock issued for cash	$10.05	1,194	12
December 7, 1999—stock issued for cash	$10.05	2,488	25
December 16, 1999—stock issued for cash	$10.05	398	4
December 17, 1999—stock issued for cash	$10.05	995	10

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
December 31, 1999—stock issued for cash	$10.05	995	$10
December 31, 1999—adjust stock issued for cash	$—	141	—
Net loss (comprehensive net loss)		—	—

Balance, December 31, 1999		29,653,843	$296,538

January 3, 2000—stock issued for cash	$10.05	1,991	20
January 14, 2000—stock issued for cash	$5.02	4,977	50
January 14, 2000—stock issued for services at fair value—Infocall	$5.02	3,981	40
February 9, 2000—stock issued for cash	$10.05	1,991	20
February 10, 2000—stock issued for cash	$10.05	1,493	15
February 14, 2000—stock issued for cash	$10.04	498	5
February 15, 2000—stock issued for cash	$10.05	995	10
February 22, 2000—stock issued for cash	$10.05	5,424	54
February 25, 2000—stock issued for cash	$10.05	1,294	13
February 28, 2000—stock issued for cash	$10.05	1,692	17
February 29, 2000—stock issued for cash	$10.05	1,991	20
March 2, 2000—stock issued for cash	$10.05	597	6
March 7, 2000—stock issued for cash	$10.05	199	2
March 8, 2000—stock issued for cash	$10.05	13,138	131
March 10, 2000—stock issued for cash	$10.05	995	10
March 13, 2000—stock issued for cash	$10.05	995	10
March 16, 2000—stock issued for cash	$10.05	995	10
March 20, 2000—stock issued for cash	$10.05	2,389	24
March 23, 2000—stock issued for cash	$10.05	199	2
March 24, 2000—stock issued for cash	$10.05	3,981	40
March 29, 2000—stock issued for cash	$10.05	995	10
March 30, 2000—stock issued for cash	$10.05	995	10
April 19, 2000—stock issued for cash	$10.05	995	10
April 27, 2000—stock issued for cash	$10.05	1,891	19
May 10, 2000—stock issued for cash	$10.05	995	10
May 12, 2000—stock issued for cash	$10.05	16,920	169
May 19, 2000—stock issued for cash	$10.05	2,030	20
June 19, 2000—stock issued for cash	$10.05	2,986	30
June 21, 2000—stock issued for cash	$10.05	4,180	42
June 30, 2000—adjust stock issued for cash	$20.00	1,660	17
June 30, 2000—adjust stock issued for cash	$20.00	(4,620)	(31)
July 1, 2000—adjust stock issued for cash (Driscoll)	$0.69	(14,500)	—
July 1, 2000—adjust stock issued for cash (Wallet)	$3.88	(3,093)	—
August 18, 2000—share exchange adjustment	$—	(14,467)	(350)
August 18, 2000—stock issued as part of merger—Viola Group	$0.00	3,300,007	33,000
August 18, 2000—stock options granted and exercised for services at fair value—Clever	$2.42	25,000	250
August 18, 2000—stock options granted and exercised for subscription receivable—Benson	$—	93,750	937

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
August 18, 2000—stock options granted and exercised for subscription receivable—Phillips	$—	93,750	$937
August 18, 2000—stock options granted and exercised for subscriptions receivable—Cairns	$—	32,500	325
August 22, 2000—stock options granted at fair value—Kaiser		—	—
October 1, 2000—payment of subscription receivable for services at fair value—Clever		—	—
October 1, 2000—payment of subscription receivable for services at fair value—Benson		—	—
October 23, 2000—stock options granted and exercised for services at fair value—Clever	$2.25	25,000	250
October 30, 2000—stock options granted and exercised for services at fair value—Benson	$2.90	93,750	938
October 30, 2000—stock options granted and exercised for services at fair value—Phillips	$4.60	93,750	937
October 30, 2000—stock options granted and exercised for services at fair value—Cairns	$2.92	32,500	325
November 14, 2000—stock issued services at fair value—Infocall	$1.91	990,000	9,900
November 28, 2000—stock issued for services at fair value—Net Connection Corp.	$2.71	340,000	3,400
November 28, 2000—stock issued for services at fair value—Clever	$2.25	25,000	250
November 28, 2000—stock issued for services at fair value—Dodrill	$2.56	40,000	400
November 28, 2000—stock issued for services at fair value—Richfield	$2.56	20,000	200
November 28, 2000—share exchange adjustment (Benson, Phillips, Cairns, miscellaneous)	$—	117,180	1,186
December 20, 2000—stock options granted at fair value—Adams
December 21, 2000—conversion of debentures	$2.50	38,000	380
December 21, 2000—stock options granted, exercised and issued (3rd Round Investors)	$0.09	174,590	1,746
December 21, 2000—stock options granted at fair value—Rivero		—	—
December 31, 2000—stock options granted at fair value—Jacobs		—	—
December 31, 2000—stock options granted at fair value—Royal
December 31, 2000—stock options granted at fair value—Shewmaker
Net loss (comprehensive net loss)		—	—

Balance, December 31, 2000		35,235,402	$352,354
January 2, 2001— stock issued for services at fair value—Net Connection Corp.	$2.84	340,000	3,400
January 29, 2001—stock issued for services at fair value—Richfield	$3.00	30,000	300
January 29, 2001—stock issued for services at fair value—Kolb	$1.56	200,000	2,000
January 29, 2001—stock issued for services at fair value—Silvasy	$2.56	5,000	50
January 29, 2001—stock issued for services at fair value—Young	$2.56	2,500	25
January 29, 2001—stock issued for services at fair value—Adams	$2.56	5,000	50
January 29, 2001—stock issued for services at fair value—Transmedia	$2.92	9,000	90

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
January 29, 2001—stock options exercised and issued for cash—3rd round investors	$0.10	27,993	$280
January 29, 2001—stock issued for cash	$3.00	30,800	308
January 29, 2001—conversion of debentures	$2.50	8,000	80
March 29, 2001—stock options exercised and issued for cash—3rd round investors	$0.16	34,615	346
March 31, 2001—payment of subscription receivable for services at fair value—Benson		—	—
March 31, 2001—payment of subscription receivable for services at fair value—Phillips		—	—
March 31, 2001—payment of subscription receivable for services at fair value—Cairns		—	—
March 31, 2001—adjust stock issued for cash	$—	(12)	—
April 4, 2001—stock issued for services at fair value—Kolb	$2.16	50,000	500
April 4, 2001—stock issued for services at fair value—Annis	$1.10	5,000	50
May 1, 2001—stock options granted at fair value—Kaiser
May 4, 2001—stock issued for services at fair value—Dove	$1.54	30,000	300
May 21, 2001—stock issued for services at fair value—Dove	$0.83	30,000	300
May 21, 2001—stock issued for services at fair value—Cairns	$1.22	32,500	325
June 5, 2001—stock issued for services at fair value—Young	$0.83	5,000	50
June 5, 2001—stock issued for services at fair value—Silvasy	$1.10	5,000	50
June 12, 2001—stock issued for services at fair value—Kolb	$4.11	60,000	600
June 12, 2001—stock issued for services at fair value—Dean-Dastvan	$0.60	20,000	200
June 12, 2001—adjust merger shares		2,508	25
June 25, 2001—stock issued for services at fair value—Dove	$0.86	30,000	300
July 5, 2001—stock issued for services at fair value—Young	$1.05	20,000	200
July 5, 2001—stock issued for services at fair value—Silvasy	$1.17	30,000	300
July 5, 2001—stock issued for services at fair value—McGrath	$0.69	10,000	100
July 12, 2001—stock issued for services at fair value—Dean-Dastvan	$0.81	20,000	200
July 12, 2001—stock issued for services at fair value—Annis	$2.54	10,000	100
July 25, 2001—stock issued for services at fair value—Dove	$0.92	30,000	300
July 25, 2001—stock issued for services at fair value—Kolb	$1.31	100,000	1,000
August 13, 2001—stock issued for services at fair value—Dodrill	$0.66	10,515	105
August 13, 2001—stock issued for services at fair value—Silvasy	$0.28	10,000	100
August 13, 2001—stock issued for services at fair value—Young	$0.36	10,000	100
August 13, 2001—stock issued for services at fair value—McGrath	$0.29	15,000	150
August 20, 2001—stock issued for services at fair value—Net Connection Corp.	$0.49	150,000	1,500
August 23, 2001—stock issued for services at fair value—Dodrill	$0.49	40,000	400
August 23, 2001—stock issued for services at fair value—Hester	$0.38	40,000	400
August 23, 2001—stock issued for services at fair value—DeVal	$0.39	40,000	400
August 23, 2001—stock issued for services at fair value—Noser	$0.39	40,000	400
August 23, 2001—stock issued for services at fair value—Aro	$0.39	40,000	400
August 23, 2001—stock issued for services at fair value—Holzworth	$0.40	40,000	400

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
August 23, 2001—stock issued for services at fair value—Silvasy	$0.33	5,000	$50
August 23, 2001—stock issued for services at fair value—Young	$0.35	5,000	50
August 23, 2001—stock issued for services at fair value—McGrath	$0.32	10,000	100
October 1, 2001—stock issued for services at fair value—DeVal	$0.16	30,000	300
October 1, 2001—stock issued for services at fair value—Holzworth	$0.25	30,000	300
October 1, 2001—stock issued for services at fair value—Hester	$0.37	30,000	300
October 1, 2001—stock issued for services at fair value—Noser	$0.27	30,000	300
October 1, 2001—stock issued for services at fair value—Silvasy	$0.28	5,000	50
October 1, 2001—stock issued for services at fair value—Young	$0.30	5,000	50
October 1, 2001—stock issued for services at fair value—Dean-Dastvan	$0.13	30,000	300
October 1, 2001—stock issued for services at fair value—Dodrill	$0.26	40,000	400
October 1, 2001—stock issued for services at fair value—Kolb	$0.40	30,000	300
October 1, 2001—stock options granted at fair value—Dove		—	—
October 15, 2001—stock issued for services at fair value—Hester	$0.26	250,000	2,500
October 15, 2001—stock issued for services at fair value— Dean-Dastvan	$0.13	30,000	300
October 15, 2001—stock issued for services at fair value—DeVal	$0.09	27,000	270
October 15, 2001—stock issued for services at fair value—Noser	$0.16	27,000	270
October 15, 2001—stock issued for services at fair value—Holzworth	$0.15	27,000	270
October 15, 2001—stock issued for services at fair value—Dodrill	$0.34	50,000	500
November 5, 2001—stock issued for services at fair value—Dove	$0.12	55,000	550
November 5, 2001—stock issued for services at fair value—Adams	$0.25	12,000	120
November 5, 2001—stock issued for services at fair value—Calver	$0.25	8,000	80
November 7, 2001—stock issued for services at fair value—Hester	$0.16	250,000	2,500
November 7, 2001—stock issued for services at fair value—Kolb	$0.14	30,000	300
December 6, 2001—stock issued for services at fair value—Dodrill, Hester, Kolb, Dove)	$0.12	200,000	2,000
December 6, 2001—stock issued for services at fair value—Hester	$0.12	500,000	5,000
December 6, 2001—stock issued for services at fair value—Kolb	$0.09	40,000	400
December 6, 2001—stock issued for services at fair value—Dove	$0.16	30,000	300
December 21, 2001—stock issued for deferred financing at fair value	$—	1,500,000	15,000
December 21, 2001—stock issued for services at fair value—Hester	$0.11	500,000	5,000
December 31, 2001—stock options expired (Rivero, Jacobs, Royal, Shewmaker)		—	—
Net loss (comprehensive net loss)		—	—

Balance, December 31, 2001		$40,639,821	$406,398

January 2, 2002—financing fees recognized		—	—
January 7, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	$0.08	500,000	5,000
January 9, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	$0.07	430,000	4,300
February 1, 2002—stock issued for services at fair value —Dodrill	$0.05	100,000	1,000
February 1, 2002—stock issued for services at fair value—Dove	$0.03	100,000	1,000

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
February 1, 2002—stock issued for services at fair value—Benson	$0.03	1,000,000	$10,000
February 1, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	$0.02	500,000	5,000
February 8, 2002—stock issued for services at fair value—Kristoff	$0.03	100,000	1,000
February 14, 2002—stock issued for cash	$0.04	5,000,000	50,000
February 20, 2002—stock issued for services at fair value—Dodrill	$0.06	100,000	1,000
March 6, 2002—stock issued for services at fair value—Dean-Dastvan	$0.02	100,000	1,000
March 31, 2002—stock options granted at fair value—Dove
April 23, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	$0.02	1,000,000	10,000
May 1, 2002—stock issued for services at fair value—Dean-Dastvan	$0.02	1,000,000	10,000
May 1, 2002—stock issued for services at fair value—Dodrill	$0.01	400,000	4,000
May 1, 2002—stock issued for services at fair value—Kristoff	$0.02	300,000	3,000
May 6, 2002—stock issued for services at fair value—Orr	$0.02	500,000	5,000
May 7, 2002—stock issued for service at fair value—Collins	$0.01	200,000	2,000
May 7, 2002—stock issued for service at fair value—DeVal	$0.01	200,000	2,000
May 7, 2002—stock issued for service at fair value—Holzworth	$0.03	200,000	2,000
May 20, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	$0.03	15,000,000	150,000
May 21, 2002—stock issued for services at fair value—Kristoff	$0.01	500,000	5,000
May 21, 2002—stock issued for services at fair value—Kaiser	$0.02	200,000	2,000
May 28, 2002—stock options granted at fair value—Gibson	$0.04	—	—
May 29, 2002—stock options granted at fair value—Bragg
June 6, 2002—stock issued for services at fair value—Ashley Associates	$0.03	2,500,000	25,000
June 12, 2002—stock options granted at fair value—Erickson
June 13, 2002—stock options granted at fair value—Tate
June 21, 2002—stock options granted at fair value—Rugerro
June 30, 2002—stock warrants granted at fair value—QAT
July 5, 2002—stock issued for services at fair value—Galpern	$0.02	1,500,000	15,000
July 5, 2002—stock issued for services at fair value—Sellars	$0.02	350,000	3,500
July 5, 2002—stock issued for services at fair value—Cella	$0.02	350,000	3,500
July 12, 2002—stock options granted at fair value—Tanzini
July 12, 2002—stock options granted at fair value—Krishnan
July 31, 2002—stock issued for services at fair value—Seymour	$0.02	300,000	3,000
August 18, 2002—adjust issuances to investor to satisfy litigation—La Jolla Cove Investors		—	—
August 19, 2002—stock issued to satisfy litigation with investor at fair value—La Jolla Cove Investors	$0.01	5,000,000	50,000
August 19, 2002—stock issued to satisfy note payable litigation at fair value— North Atlantic Partners	$0.03	3,272,727	32,727
August 19, 2002—stock issued for services at fair value—Dean-Dastvan	$0.01	1,000,000	10,000
August 19, 2002—stock issued for services at fair value—Dodrill	$0.01	1,000,000	10,000
August 19, 2002—stock issued for cash	$0.01	5,500,000	55,000

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
August 21, 2002—stock warrants granted to investor (La Jolla Cove Investors)	$0.01	—		$—
August 22, 2002—stock options expired—Kaiser		—		—
August 22, 2002—stock options granted at fair value—Kaiser
August 29, 2002—stock options granted at fair value—Erickson
September 12, 2002—stock issued for services at fair value—BJG Holdings	$0.03	600,000		6,000
September 30, 2002—stock warrants granted at fair value—QAT
October 9, 2002—stock issued for services at fair value—Adam	$—	400,000		4,000
October 9, 2002—stock issued for services at fair value—Mottayaw	$—	400,000		4,000
October 9, 2002—stock issued for services at fair value—Ference	$—	1,600,000		16,000
October 9, 2002—stock issued for services at fair value—Erickson	$—	300,000		3,000
October 9, 2002—stock issued for services at fair value—Noser	$—	300,000		3,000
October 9, 2002—stock issued for services at fair value—Hester	$—	600,000		6,000
October 16, 2002—stock issued for cash	$0.01	1,339,286		13,392
October 18, 2002—stock issued for cash	$0.02	921,659		9,217
October 18, 2002—adjust stock warrant grant to investor (La Jolla Cove Investors)		—		—
October 23, 2002—stock issued for service at fair value—Kaiser	$—	650,000		6,500
October 23, 2002—stock warrants exercised and issued	$0.00	250,000		2,500
October 23, 2002—stock issued for cash	$0.02	921,659		9,217
October 25, 2002—stock issued for services at fair value—Benson	$0.01	6,000,000		60,000
October 30, 2002—stock warrants exercised and issued	$0.00	1,500,000		15,000
November 5, 2002—stock issued for cash	$0.01	2,000,000		20,000
November 6, 2002—stock issued for cash	$0.01	904,977		9,050
November 6, 2002—stock warrants exercised and issued	$0.00	500,000		5,000
November 8, 2002—stock issued for cash	$—	132,836		1,329
November 12, 2002—stock options granted at fair value—PMR		—		—
November 18, 2002—stock warrants exercised and issued	$0.00	1,568,182		15,682
November 19, 2002—stock warrants exercised and issued	$0.00	500,000		5,000
November 21, 2002—stock warrants exercised and issued	$0.00	2,000,000		20,000
November 25, 2002—stock issued for services at fair value—PMR Group	$0.01	7,000,000		70,000
December 4, 2002—stock warrants granted to investor (La Jolla Cove Investors)		—		—
December 9, 2002—stock issued for cash	$0.01	2,000,000		20,000
December 11, 2002—stock warrants exercised and issued	$0.00	2,000,000		20,000
December 17, 2002—stock options granted at fair value—Noser
December 17, 2002—stock options granted at fair value—Adam
December 17, 2002—stock options granted at fair value—Mottayaw
December 17, 2002—stock options granted at fair value—Dickman
December 17, 2002—stock options granted at fair value—McVey
December 19, 2002—stock warrants exercised and issued	$0.00	1,680,843		16,808
December 31, 2002—adjust stock warrants exercised		—		—
December 31, 2002—write-off deferred financing costs		—		—
December 31, 2002—stock warrants granted at fair value—QAT			$

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
December 31, 2002—stock options expired		—	—
Net loss (comprehensive net loss)		—	—

Balance, December 31, 2002		124,911,990	$1,249,120

January 1, 2003—stock options granted at fair value—PTR Group		—	—
January 6, 2003—stock issued for services at fair value—Benson	$0.04	4,000,000	40,000
January 1, 2003—stock issued for cash	$0.01	1,000,000	10,000
January 7, 2003—stock issued in lieu of accounts payable at fair value—La Jolla Cove Investore, Inc.	$0.01	5,000,000	50,000
January 14, 2003—stock issued in lieu of accounts payable at fair value—La Jolla Cove Investore, Inc.	$0.01	5,000,000	50,000
January 31, 2003—stock issued for services at fair value—Dodrill	$0.02	3,000,000	30,000
January 31, 2003—stock issued for services at fair value—Dove	$0.02	3,000,000	30,000
January 31, 2003—stock options exercised and issued	$0.04	3,000,000	30,000
February 3, 2003—stock issued for services at fair value—Dickman	$0.02	100,000	1,000
February 3, 2003—stock issued for services at fair value—Adam	$0.02	200,000	2,000
February 3, 2003—stock issued for services at fair value—Mottayaw	$0.02	200,000	2,000
February 3, 2003—stock issued for cash	$0.01	1,688,000	16,880
February 4, 2003—stock options exercised and issued	$0.01	928,571	9,286
February 4, 2003—stock issued for cash	$0.01	928,571	9,286
February 5, 2003—Stock issued for services at fair value—VanSchaik	$0.02	200,000	2,000
February 5, 2003—Stock issued for cash	$0.01	1,428,571	14,286
February 7, 2003—stock issued for services at fair value—Brantley	$0.02	3,000,000	30,000
February 10, 2003—stock issued for services at fair value—Collins	$0.02	775,000	7,750
February 10, 2003—stock issued for services at fair value—McVey	$0.02	200,000	2,000
February 12, 2003—stock issued for services at fair value—Yes, International	$0.02	200,000	2,000
February 14, 2003—stock issued for services at fair value—Silvasy	$0.07	330,000	3,300
February 21, 2003—stock issued for cash		750,000	7,500
February 26, 2003—stock issued for services at fair value—Bevins	$0.02	10,000,000	100,000
March 7, 2003—stock options granted at fair value—QAT		—	—
March 12, 2003—Stock issued in partial satisfaction of note payable at fair value—Coldwater Capital	$0.02	3,272,727	32,727
March 12, 2003—stock issued for cash	$0.01	423,077	4,230
March 31, 2003—deferred stock compensation earned		—	—
March 31, 2003—stock warrants granted at fair value—QAT
April 1, 2003—consolidates subsidiary sale of additional shares		—	—
April 22, 2003—stock options granted for services at fair value—QAT		—	—
April 22. 2003—stock options granted for services at fair value— Gordon		—	—
May 7, 2003—stock issued for cash	$—	750,000	7,500
May 20, 2003—conversion of debentures	$0.17	28,837	288
May 30, 2003—stock options exercised	$0.01	750,000	7,500
June 5, 2003—stock warrants exercised	$—	5,000,000	50,000

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
June 6, 2003—10% stock dividend issued		13,999,900	$140,000
June 9, 2003—stock warrants granted for services at fair value—Brantley		—	—
June 11, 2003—stock issued for cash	$0.10	3,083,333	30,833
June 11, 2003—stock options exercised—Brantley	$0.03	1,266,667	12,667
June 11, 2003—stock options exercised—Dickman	$0.05	105,000	1,050
June 11. 2003—stock options exercised—Gibson	$0.05	30,000	300
June 11. 2003—stock options exercised—McVey	$0.05	80,000	800
June 11. 2003—stock options exercised—Brantley	$0.07	500,000	5,000
June 11. 2003—stock options exercised—Noser	$0.05	105,000	1,050
June 11, 2003—stock options exercised—Ruggero	$0.05	180,000	1,800
June 11, 2003—stock options exercised—Tate	$0.05	150,000	1,500
June 11. 2003—stock issued for cash	$0.01	800,000	8,000
June 11, 2003—stock issued for services at fair value—Noser	$0.17	300,000	3,000
June 13, 2003—purchase treasury stock		—	—
June 20, 2003—stock issued for services at fair value—Yes, International	$0.11	2,500,000	25,000
June 30, 2003—stock warrants granted at fair value—QAT
June 30, 2003—adjust stock issued for cash		—	—
July 9, 2003—stock options exercised and stock issued for services		2,900,000	29,000
July 16, 2003—stock options exercised in lieu of cash for at fair value—Solnet Technologies	$0.05	450,000	4,500
July 16, 2003—stock options exercised—Adam	$0.05	105,000	1,050
July 16, 2003—stock options exercised—Mottayaw	$0.05	105,000	1,050
July 16, 2003—stock options exercised—Tanzini	$0.05	200,000	2,000
July 16, 2003—stock options exercised in lieu of cash for at fair value—Erickson	$0.05	325,000	3,250
July 16, 2003—stock issued for services at fair value—Mottayaw	$0.12	400,000	4,000
July 16, 2003—stock issued for services at fair value—Adam	$0.12	400,000	4,000
July 16, 2003—stock issued for services at fair value—Erickson	$0.20	300,000	3,000
July 23, 2003—stock issued for cash	$0.11	750,000	7,500
July 23, 2003—stock issued for cash	$0.09	1,000,000	10,000
July 23, 2003—stock issued for cash	$0.06	4,166,000	41,660
August 15, 2003—stock options granted at fair value—Polk
September 30, 2003—stock warrants granted at fair value—QAT
September 30, 2003—adjust stock issued for cash		—	—
September 30, 2003—stock options issued for services at fair value—Stroup		—	—
October 1, 2003—stock options granted at fair value—Vuksich
October 3, 2003—adjust stock issued for cash		—	—
November 30, 2003—stock options granted for services at fair value—Ference		—	—
December 1, 2003—stock options granted for services at fair value—Stroup		—	—
December 16, 2003—stock issued for cash	$0.17	100,000	1,000
December 16, 2003—stock issued for cash	$0.17	90,000	900

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
December 16, 2003—stock and stock options issued for cash	$0.11	11,823,528	$118,235
December 31, 2003—treasury stock activities		(250,000)	(2,500)
December 31, 2003—adjust stock issued for cash		—	—
Net Loss (Comprehensive Net Loss)		—	—

Balance December 31, 2003		226,029,772	$2,260,298

January 1, 2004—stock options issued for services as fair value—Benson	—	—	—
January 7, 2004—stock options issued for services at fair value—Polk	—	—	—
January 15, 2004—stock options issued for services at fair value—Mitsunaga	—	—	—
January 27, 2004—stock issued for services at fair value—AMT Management	—	250,000	2,500
January 29, 2004—stock subscription receivable payment received	—	—	—
February 2, 2004—stock options issued for services at fair value—Giagtzis	—	—	—
February 12, 2004—stock options issued for services at fair value—Gilberg	—		—
February 12, 2004—stock options issued for services at fair value—Hershman	—		—
February 17, 2004—subscribed stock returned and cancelled—Brantley	—	(1,784,874)	(17,849)
March 31, 2004—stock options issued for services at fair value—Stroup	—		—
March 31, 2004—stock options issued for services at fair value—Ference	—		—
March 31, 2004—stock options issued for services at fair Value—Stroup	—		—
April 1, 2004—stock issued for stock subscription receivable	$0.17	2,941,176	29,412
June 30, 2004—beneficial conversion for agreements to issue convertible promissory notes—April through June 2004	—		—
June 30, 2004—stock options issued for services at fair value—Giagtzis	—		—
June 30, 2004—stock options issued for services at fair value—Stroup	—		—
June 30, 2004—stock options issued for services at fair value—Ference	—		—
July 23, 2004—stock options issued for services at fair value—Ference	—		—
August 2, 2004—stock issued for services at fair value—Benson	$0.13	5,000,000	50,000
August 5, 2004—stock issued for services at fair value—Ference	$0.16	2,000,000	20,000
August 5, 2004—stock issued for services at fair value—Dove	$0.14	3,000,000	30,000
August 6, 2004—stock issued for services at fair value—Murphy	$0.11	5,000,000	50,000
August 13, 2004—stock issued for services at fair value—Noser	$0.11	100,000	1,000
August 13, 2004—stock issued for services at fair value—Erickson	$0.11	100,000	1,000
August 13, 2004—stock issued for services at fair value—Van Cooney	$0.11	100,000	1,000

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
August 13, 2004—stock issued for services at fair value—Fayette	$0.11	100,000	$1,000
August 13, 2004—stock issued for services at fair value—Schwartz	$0.11	100,000	1,000
August 13, 2004—stock issued for services at fair value—Smith	$0.11	100,000	1,000
August 13, 2004—stock issued for services at fair value—Adam	$0.11	100,000	1,000
August 13, 2004—stock issued for services at fair value—Mottayaw	$0.11	100,000	1,000
September 14, 2004—stock issued for services at fair value—VanSchaik	$0.11	100,000	1,000
September 30, 2004—stock options issued for services at fair value—Ference	—	—	—
September 30, 2004—stock options issued for services at fair value—Adam	—	—	—
September 30, 2004—stock options issued for services at fair value—Erickson	—	—	—
September 30, 2004—stock options issued for services at fair value—Erickson	—	—	—
September 30, 2004—stock options issued for services at fair value—Fayette	—	—	—
September 30, 2004—stock options issued for services at fair value—Fayette	—	—	—
September 30, 2004—stock options issued for services at fair value—Holzworth	—	—	—
September 30, 2004—stock options issued for services at fair value—Holzworth	—	—	—
September 30, 2004—stock options issued for services at fair value—rishnan/Solnet	—	—	—
September 30, 2004—stock options issued for services at fair value—Krishnan/Solnet	—	—	—
September 30, 2004—stock options issued for services at fair value—Mottayaw	—	—	—
September 30, 2004—stock options issued for services at fair value—Noser	—	—	—
September 30, 2004—stock options issued for services at fair value—Noser	—	—	—
September 30, 2004—stock options issued for services at fair value—Ruggero	—	—	—
September 30, 2004—stock options issued for services at fair value—Ruggero	—	—	—
September 30, 2004—stock options issued for services at fair value—Schwartz	—	—	—
September 30, 2004—stock options issued for services at fair value—Schwartz	—	—	—
September 30, 2004—stock options issued for services at fair value—Smith	—	—	—
September 30, 2004—stock options issued for services at fair value—Smith	—	—	—
September 30, 2004—stock options issued for services at fair value—Van Cooney/MRE	—	—	—
September 30, 2004—stock options issued for services at fair value—Van Cooney/MRE	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Price Per Share	Common Stock Shares Outstanding	Common Stock
September 30, 2004—stock options issued for services at fair value—Van Schaik/AT Soft	—	—	$—
September 30, 2004—stock options issued for services at fair value—Van Schaik/AT Soft	—	—	—
September 30, 2004—beneficial conversion for agreements to issue convertible promissory notes—July through September 2004	—	—	—
October 29, 2004—stock issued for services at fair value—Purohit	$0.07	1,000,000	10,000
October 29, 2004—stock issued for services at fair value—Hester	$0.15	7,000,000	70,000
November 2, 2004—stock issued upon conversion of convertible promissory note—Hughes	$0.03	750,000	7,500
November 17, 2004—stock options issued for services at fair value—Purohit	—	—	—
November 23, 2004—stock options issued for services at fair value—McGrath	—	—	—
December 31, 2004—beneficial conversion of agreements to issue convertible promissory notes—October through December 2004	—	—	—
December 31, 2004—stock options issued for services at fair value value—Ference	—	—	—
December 31, 2004—stock options issued for services at fair value value—Erickson	—	—	—
December 31, 2004—stock options issued for services at fair value value—Fayette	—	—	—
December 31, 2004—stock options issued for services at fair value value—Holzworth	—	—	—
December 31, 2004—stock options issued for services at fair value value—Krishnan/Solnet	—	—	—
December 31, 2004—stock options issued for services at fair value value—Noser	—	—	—
December 31, 2004—stock options issued for services at fair value value—Ruggero	—	—	—
December 31, 2004—stock options issued for services at fair value value—Schwartz	—	—	—
December 31, 2004—stock options issued for services at fair value value—Smith	—	—	—
December 31, 2004—stock options issued for services at fair value value—Van Cooney/MRE	—	—	—
December 31, 2004—stock options issued for services at fair value value—Van Schaik/AT Soft	—	—	—
Net Loss (Comprehensive Net Loss)		—	—

Balance December 31, 2004		252,086,074	2,520,861

The accompanying notes are an integral part of these consolidated financial statements.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
Balance, January 13, 1999	$—	$—	$—	$—	$—	$—	$—	$—
January 13, 1999—stock issued for services at fair value to Benson, Phillips, Cairns	(179,205)	(31,300)	—	—	—	—	—	—
January 29, 1999—stock issued for cash	46,614	—	—	—	—	—	—	—
February 12, 1999—stock issued for cash	64,095	—	—	—	—	—	—	—
February 17, 1999—stock issued for cash	14,567	—	—	—	—	—	—	—
March 1, 1999—stock issued for cash	42,730	—	—	—	—	—	—	—
March 2, 1999—stock issued for cash	9,711	—	—	—	—	—	—	—
March 17, 1999—stock issued for cash	14,567	—	—	—	—	—	—	—
March 19, 1999—stock issued for cash	14,567	—	—	—	—	—	—	—
April 2, 1999—stock issued for cash	33,990	—	—	—	—	—	—	—
April 9, 1999—stock issued for cash	14,179	—	—	—	—	—	—	—
April 13, 1999—stock issued for cash	4,856	—	—	—	—	—	—	—
April 14, 1999—stock issued for cash	3,158	—	—	—	—	—	—	—
April 15, 1999—stock issued for cash	19,423	—	—	—	—	—	—	—
April 16, 1999—stock issued for cash	9,711	—	—	—	—	—	—	—
April 23, 1999—stock issued for cash	63,124	—	—	—	—	—	—	—
April 26, 1999—stock issued for services at fair value—Driscoll	9,711	—	—	—	—	—	—	—
May 3, 1999—stock issued for cash	33,990	—	—	—	—	—	—	—
July 19, 1999—stock issued for cash	34,240	—	—	—	—	—	—	—
July 26, 1999—stock issued for cash	9,783	—	—	—	—	—	—	—
July 30, 1999—stock issued for services at fair value—Barr-Haneau	7,284	—	—	—	—	—	—	—
July 30, 1999—stock issued for services at fair value—Titus	(289)	—	—	—	—	—	—	—
August 2, 1999—stock issued for cash	9,783	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
August 4, 1999—stock issued for cash	$10,309	$—	$—	$—	$—	$—	$—	$—
August 10, 1999—stock issued for cash	13,011	—	—	—	—	—	—	—
August 23, 1999—stock issued for cash	23,773	—	—	—	—	—	—	—
August 24, 1999—stock issued for cash	19,714	—	—	—	—	—	—	—
September 13, 1999—stock issued for cash	26,023	—	—	—	—	—	—	—
September 17, 1999—stock issued for cash	107,031	—	—	—	—	—	—	—
October 15, 1999—stock issued for cash	7,807	—	—	—	—	—	—	—
October 21, 1999—stock issued for cash	39,132	—	—	—	—	—	—	—
October 22, 1999—stock issued for cash	50,187	—	—	—	—	—	—	—
October 25, 1999—stock issued for cash	53,859	—	—	—	—	—	—	—
October 26, 1999—stock issued for cash	16,264	—	—	—	—	—	—	—
November 5, 1999—stock issued for cash	19,566	—	—	—	—	—	—	—
November 5, 1999—stock issued for cash	999	—	—	—	—	—	—	—
November 9, 1999—stock issued for cash	9,990	—	—	—	—	—	—	—
November 18, 1999—stock issued for cash	9,990	—	—	—	—	—	—	—
November 23, 1999—stock issued for cash	114,686	—	—	—	—	—	—	—
December 3, 1999—stock issued for cash	11,988	—	—	—	—	—	—	—
December 7, 1999—stock issued for cash	24,975	—	—	—	—	—	—	—
December 16, 1999—stock issued for cash	3,996	—	—	—	—	—	—	—
December 17, 1999—stock issued for cash	9,990	—	—	—	—	—	—	—
December 31, 1999—stock issued for cash	9,990	—	—	—	—	—	—	—
December 31, 1999—adjust stock issued for cash	—	—	—	—	—	—	—	—
Net loss (comprehensive net loss)	—	—	—	—	—	—	—	(1,046,928)

Balance, December 31, 1999	$863,869	$(31,300)	$—	$—	$—	$—	$—	$(1,046,928)

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
January 3, 2000—stock issued for cash	$19,980	$—	$—	$—	$—	$—	$—	$—
January 14, 2000—stock issued for cash	24,950	—	—	—	—	—	—	—
January 14, 2000—stock issued for services at fair value—Infocall	19,960	—	—	—	—	—	—	—
February 9, 2000—stock issued for cash	19,980	—	—	—	—	—	—	—
February 10, 2000—stock issued for cash	14,985	—	—	—	—	—	—	—
February 14, 2000—stock issued for cash	4,995	—	—	—	—	—	—	—
February 15, 2000—stock issued for cash	9,990	—	—	—	—	—	—	—
February 22, 2000—stock issued for cash	54,446	—	—	—	—	—	—	—
February 25, 2000—stock issued for cash	12,987	—	—	—	—	—	—	—
February 28, 2000—stock issued for cash	16,983	—	—	—	—	—	—	—
February 29, 2000—stock issued for cash	19,980	—	—	—	—	—	—	—
March 2, 2000—stock issued for cash	5,994	—	—	—	—	—	—	—
March 7, 2000—stock issued for cash	1,998	—	—	—	—	—	—	—
March 8, 2000—stock issued for cash	131,869	—	—	—	—	—	—	—
March 10, 2000—stock issued for cash	9,990	—	—	—	—	—	—	—
March 13, 2000—stock issued for cash	9,990	—	—	—	—	—	—	—
March 16, 2000—stock issued for cash	9,990	—	—	—	—	—	—	—
March 20, 2000—stock issued for cash	23,976	—	—	—	—	—	—	—
March 23, 2000—stock issued for cash	1,998	—	—	—	—	—	—	—
March 24, 2000—stock issued for cash	39,960	—	—	—	—	—	—	—
March 29, 2000—stock issued for cash	9,990	—	—	—	—	—	—	—
March 30, 2000—stock issued for cash	9,990	—	—	—	—	—	—	—
April 19, 2000—stock issued for cash	9,990	—	—	—	—	—	—	—
April 27, 2000—stock issued for cash	18,981	—	—	—	—	—	—	—
May 10, 2000—stock issued for cash	9,990	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
May 12, 2000—stock issued for cash	$169,831	$—	$—	$—	$—	$—	$—	$—
May 19, 2000—stock issued for cash	20,380	—	—	—	—	—	—	—
June 19, 2000—stock issued for cash	29,972	—	—	—	—	—	—	—
June 21, 2000—stock issued for cash	41,958	—	—	—	—	—	—	—
June 30, 2000—adjust stock issued for cash	33,183	—	—	—	—	—	—	—
June 30, 2000—adjust stock issued for cash	(92,370)	—	—	—	—	—	—	—
July 1, 2000—adjust stock issued for cash (Driscoll)	(10,000)	—	—	—	—	—	—	—
July 1, 2000—adjust stock issued for cash (Wallet)	(12,000)	—	—	—	—	—	—	—
August 18, 2000—share exchange adjustment	350	—	—	—	—	—	—	—
August 18, 2000—stock issued as part of merger—Viola Group	(28,900)	—	—	—	—	—	—	—
August 18, 2000—stock options granted and exercised for services at fair value—Clever	60,500	(250)	—	—	—	—	—	—
August 18, 2000—stock options granted and exercised for subscription receivable—Benson	308,438	(309,375)	—	—	—	—	—	—
August 18, 2000—stock options granted and exercised for subscription receivable,—Phillips	308,438	(309,375)	—	—	—	—	—	—
August 18, 2000—stock options granted and exercised for subscriptions receivable—Cairns	106,925	(107,250)	—	—	—	—	—	—
August 22, 2000—stock options granted at fair value—Kaiser	—	—	—	45,420	—	—	—	—
October 1, 2000—payment of subscription receivable for services at fair value—Clever	—	250	—	—	—	—	—	—
October 1, 2000—payment of subscription receivable for services at fair value—Benson	—	31,300	—	—	—	—	—	—
October 23, 2000—stock options granted and exercised for services at fair value—Clever	56,000	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
October 30, 2000—stock options granted and exercised for services at fair value—Benson	$308,436	$-37638	$—	$—	$—	$—	$—	$—
October 30, 2000—stock options granted and exercised for services at fair value—Phillips	308,438	121,885	—	—	—	—	—	—
October 30, 2000—stock options granted and exercised for services at fair value—Cairns	106,925	(12,243)	—	—	—	—	—	—
November 14, 2000—stock issued services at fair value—Infocall	1,883,475	—	—	—	—	—	—	—
November 28, 2000—stock issued for services at fair value—Net Connection Corp.	917,643	—	—	—	—	—	—	—
November 28, 2000—stock issued for services at fair value—Clever	56,000	—	—	—	—	—	—	—
November 28, 2000—stock issued for services at fair value—Dodrill	102,080	—	—		—	—	—	—
November 28, 2000—stock issued for services at fair value—Richfield	51,040	—	—		—	—	—	—
November 28, 2000—share exchange adjustment (Benson, Phillips, Cairns, miscellaneous)	(1,186)	—	—		—	—	—	—
December 20, 2000—stock options granted at fair value—Adams		—	—	255,246	—	—	—	—
December 21, 2000—conversion of debentures	94,610	—	—	—	—	—	—	—
December 21, 2000—stock options granted, exercised and issued (3rd Round Investors)	15,713	(2,255)	—	—	—	—	—	—
December 21, 2000—stock options granted at fair value—Rivero	—	—	—	3,870	—	—	—	—
December 31, 2000—stock options granted at fair value—Jacobs	—	—	—	2,153	—	—	—	—
December 31, 2000—stock options granted at fair value—Royal				6,413

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
December 31, 2000—stock options granted at fair value—Shewmaker				$13,496
Net loss (comprehensive net loss)	—	—	—	—	—	—	—	(6,957,807)

Balance, December 31, 2000	$6,213,690	$(656,251)	$—	$326,598	$—	$—	$—	$(8,004,735)

January 2, 2001—stock issued for services at fair value—Net Connection Corp.	963,016	—	—	—	—	—	—	—
January 29, 2001—stock issued for services at fair value—Richfield	89,700	—	—	—	—	—	—	—
January 29, 2001—stock issued for services at fair value—Kolb	563,164	—	—	—	(253,864)	—	—	—
January 29, 2001—stock issued for services at fair value—Silvasy	12,760	—	—	—	—	—	—	—
January 29, 2001—stock issued for services at fair value—Young	6,380	—	—	—	—	—	—	—
January 29, 2001—stock issued for services at fair value—Adams	12,760	—	—	—	—	—	—	—
January 29, 2001—stock issued for services at fair value—Transmedia	26,203	—	—	—	—	—	—	—
January 29, 2001—stock options exercised and issued for cash—3rd round investors	2,520	—	—	—	—	—	—	—
January 29, 2001—stock issued for cash	92,092	—	—	—	—	—	—	—
January 29, 2001—conversion of debentures	19,920	—	—	—	—	—	—	—
March 29, 2001—stock options exercised and issued for cash—3rd round investors	3,115	2,198	—	—	—	—	—	—
March 31, 2001—payment of subscription receivable for services at fair value—Benson	—	347,014	—	—	—	—	—	—
March 31, 2001—payment of subscription receivable for services at fair value—Phillips	—	119,493	—	—	—	—	—	—
March 31, 2001—payment of subscription receivable for services at fair value—Cairns	$—	$187,490	$—	$—	$—	$—	$—	$—
March 31, 2001—adjust stock issued for cash	—	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
April 4, 2001—stock issued for services at fair value—Kolb	107,618	—	—	—	—	—	—	—
April 4, 2001—stock issued for services at fair value—Annis	5,458	—	—	—	—	—	—	—
May 1, 2001—stock options granted at fair value—Kaiser				30,974
May 4, 2001—stock issued for services at fair value—Dove	45,774	—	—	—	—	—	—	—
May 21, 2001—stock issued for services at fair value—Dove	24,618	—	—	—	—	—	—	—
May 21, 2001—stock issued for services at fair value—Cairns	39,456	—	—	—	—	—	—	—
June 5, 2001—stock issued for services at fair value—Young	4,110	—	—	—	—	—	—	—
June 5, 2001—stock issued for services at fair value—Silvasy	5,460	—	—	—	—	—	—	—
June 12, 2001—stock issued for services at fair value—Kolb	41,328	—	—	—	204,860	—	—	—
June 12, 2001—stock issued for services at fair value—Dean-Dastvan	11,889	—	—	—	—	—	—	—
June 12, 2001—adjust merger shares	(25)	—	—	—	—	—	—	—
June 25, 2001—stock issued for services at fair value—Dove	32,162	—	—	—	(6,653)	—	—	—
July 5, 2001—stock issued for services at fair value—Young	20,899	—	—	—	—	—	—	—
July 5, 2001—stock issued for services at fair value—Silvasy	34,901	—	—	—	—	—	—	—
July 5, 2001—stock issued for services at fair value—McGrath	6,780	—	—	—	—	—	—	—
July 12, 2001—stock issued for services at fair value—Dean-Dastvan	$16,032	$—	$—	$—	$—	$—	$—	$—
July 12, 2001—stock issued for services at fair value—Annis	25,267	—	—	—	—	—	—	—
July 25, 2001—stock issued for services at fair value—Dove	20,569	—	—	—	6,653	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
July 25, 2001—stock issued for services at fair value—Kolb	80,635	—	—	—	49,004	—	—	—
August 13, 2001—stock issued for services at fair value—Dodrill	6,866	—	—	—	—	—	—	—
August 13, 2001—stock issued for services at fair value—Silvasy	2,660	—	—	—	—	—	—	—
August 13, 2001—stock issued for services at fair value—Young	3,480	—	—	—	—	—	—	—
August 13, 2001—stock issued for services at fair value—McGrath	4,165	—	—	—	—	—	—	—
August 20, 2001—stock issued for services at fair value—Net Connection Corp.	72,450	—	—	—	—	—	—	—
August 23, 2001—stock issued for services at fair value—Dodrill	19,280	—	—	—	—	—	—	—
August 23, 2001—stock issued for services at fair value—Hester	14,760	—	—	—	—	—	—	—
August 23, 2001—stock issued for services at fair value—DeVal	15,355	—	—	—	—	—	—	—
August 23, 2001—stock issued for services at fair value—Noser	15,371	—	—	—	—	—	—	—
August 23, 2001—stock issued for services at fair value—Aro	15,374	—	—	—	—	—	—	—
August 23, 2001—stock issued for services at fair value—Holzworth	15,412	—	—	—	—	—	—	—
August 23, 2001—stock issued for services at fair value—Silvasy	1,585	—	—	—	—	—	—	—
August 23, 2001—stock issued for services at fair value—Young	1,690	—	—	—	—	—	—	—
August 23, 2001—stock issued for services at fair value—McGrath	$3,060	$—	$—	$—	$—	$—	$—	$—
October 1, 2001—stock issued for services at fair value—DeVal	4,633	—	—	—	—	—	—	—
October 1, 2001—stock issued for services at fair value—Holzworth	7,245	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
October 1, 2001—stock issued for services at fair value—Hester	10,771	—	—	—	—	—	—	—
October 1, 2001—stock issued for services at fair value—Noser	7,937	—	—	—	—	—	—	—
October 1, 2001—stock issued for services at fair value—Silvasy	1,330	—	—	—	—	—	—	—
October 1, 2001—stock issued for services at fair value—Young	1,440	—	—	—	—	—	—	—
October 1, 2001—stock issued for services at fair value—Dean-Dastvan	3,480	—	—	—	—	—	—	—
October 1, 2001—stock issued for services at fair value—Dodrill	10,160	—	—	—	—	—	—	—
October 1, 2001—stock issued for services at fair value—Kolb	11,576	—	—	—	—	—	—	—
October 1, 2001—stock options granted at fair value—Dove	—	—	—	58,278	—	—	—	—
October 15, 2001—stock issued for services at fair value—Hester	62,007	—	—	—	—	—	—	—
October 15, 2001—stock issued for services at fair value—Dean-Dastvan	3,480	—	—	—	—	—	—	—
October 15, 2001—stock issued for services at fair value—DeVal	2,106	—	—	—	—	—	—	—
October 15, 2001—stock issued for services at fair value—Noser	4,004	—	—	—	—	—	—	—
October 15, 2001—stock issued for services at fair value—Holzworth	3,803	—	—	—	—	—	—	—
October 15, 2001—stock issued for services at fair value—Dodrill	16,525	—	—	—	—	—	—	—
November 5, 2001—stock issued for services at fair value—Dove	$6,190	$—	$—	$—	$—	$—	$—	$—
November 5, 2001—stock issued for services at fair value—Adams	2,880	—	—	—	—	—	—	—
November 5, 2001—stock issued for services at fair value—Calver	1,920	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
November 7, 2001—stock issued for services at fair value—Hester	37,248	—	—	—	—	—	—	—
November 7, 2001—stock issued for services at fair value—Kolb	3,912	—	—	—	—	—	—	—
December 6, 2001—stock issued for services at fair value—Dodrill, Hester, Kolb, Dove)	22,301	—	—	—	—	—	—	—
December 6, 2001—stock issued for services at fair value—Hester	55,655	—	—	—	—	—	—	—
December 6, 2001—stock issued for services at fair value—Kolb	3,069	—	—	—	—	—	—	—
December 6, 2001—stock issued for services at fair value—Dove	4,500	—	—	—	—	—	—	—
December 21, 2001—stock issued for deferred financing at fair value	125,250	—	—	—	—	—	(140,250)	—
December 21, 2001—stock issued for services at fair value—Hester	50,655	—	—	—	—	—	—	—
December 31, 2001—stock options expired (Rivero, Jacobs, Royal, Shewmaker)	25,932	—	—	(25,932)	—	—	—	—
Net loss (comprehensive net loss)	—	—	—	—	—	—	—	(2,806,599)

Balance, December 31, 2001	$9,209,768	$(56)	$—	$389,918	$—	$—	$(140,250)	$(10,811,334)

January 2, 2002—financing fees recognized	—	—	—	—	—	—	93,500	—
January 7, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	33,648	—	—	—	—	—	—	—
January 9, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	$26,745	$—	$—	$—	$—	$—	$—	$—
February 1, 2002—stock issued for services at fair value—Dodrill	4,100	—	—	—	—	—	—	—
February 1, 2002—stock issued for services at fair value—Dove	2,000	—	—	—	—	—	—	—
February 1, 2002—stock issued for services at fair value—Benson	20,000	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
February 1, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	3,964	—	—	—	—	—	—	—
February 8, 2002—stock issued for services at fair value—Kristoff	2,000	—	—	—	—	—	—	—
February 14, 2002—stock issued for cash	142,500	—	—	—	—	—	—	—
February 20, 2002—stock issued for services at fair value—Dodrill	5,000	—	—	—	—	—	—	—
March 6, 2002—stock issued for services at fair value—Dean-Dastvan	1,069	—	—	—	—	—	—	—
March 31, 2002—stock options granted at fair value—Dove	—	—	—	21,192	—	—	—	—
April 23, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	8,792	—	—	—	—	—	—	—
May 1, 2002—stock issued for services at fair value—Dean-Dastvan	6,842	—	—	—	—	—	—	—
May 1, 2002—stock issued for services at fair value—Dodrill	(1,000)	—	—	—	—	—	—	—
May 1, 2002—stock issued for services at fair value—Kristoff	3,000	—	—	—	—	—	—	—
May 6, 2002—stock issued for services at fair value—Orr	6,250	—	—	—	—	—	—	—
May 7, 2002—stock issued for service at fair value—Collins	$206	$—	$—	$—	$—	$—	$—	$—
May 7, 2002—stock issued for service at fair value—DeVal	(240)	—	—	—	—	—	—	—
May 7, 2002—stock issued for service at fair value—Holzworth	3,011	—	—	—	—	—	—	—
May 20, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	255,000	—	—	—	—	—	—	—
May 21, 2002—stock issued for services at fair value—Kristoff	—	—	—	—	—	—	—	—
May 21, 2002—stock issued for services at fair value—Kaiser	1,000	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
May 28, 2002—stock options granted at fair value—Gibson	—	—	—	1,276	—	—	—	—
May 29, 2002—stock options granted at fair value—Bragg				1,383
June 6, 2002—stock issued for services at fair value—Ashley Associates	50,000	—	—	—	—	—	—	—
June 12, 2002—stock options granted at fair value—Erickson				813
June 13, 2002—stock options granted at fair value—Tate				975
June 21, 2002—stock options granted at fair value—Rugerro				1,170
June 30, 2002—stock warrants granted at fair value—QAT				8,900
July 5, 2002—stock issued for services at fair value—Galpern	15,000	—	—	—	—	—	—	—
July 5, 2002—stock issued for services at fair value—Sellars	3,500	—	—	—	—	—	—	—
July 5, 2002—stock issued for services at fair value—Cella	3,500	—	—	—	—	—	—	—
July 12, 2002—stock options granted at fair value—Tanzini				$1,300
July 12, 2002—stock options granted at fair value—Krishnan				2,925
July 31, 2002—stock issued for services at fair value—Seymour	$3,000	$—	$—	—	$—	$—	$—	$—
August 18, 2002—adjust issuances to investor to satisfy litigation—La Jolla Cove Investors	(142,388)	—	—	—	—	—	—	—
August 19, 2002—stock issued to satisfy litigation with investor at fair value—La Jolla Cove Investors	(4,000)	—	—	—	—	—	—	—
August 19, 2002— stock issued to satisfy note payable litigation at fair value— North Atlantic Partners	52,469	—	—	—	—	—	—	—
August 19, 2002—stock issued for services at fair value—Dean-Dastvan	—	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
August 19, 2002—stock issued for services at fair value—Dodrill	—	—	—	—	—	—	—	—
August 19, 2002—stock issued for cash	—	—	—	—	—	—	—	—
August 21, 2002—stock warrants granted to investor (La Jolla Cove Investors)	—	—	50,000	—	—	—	—	—
August 22, 2002—stock options expired—Kaiser	76,394	—	—	(76,394)	—	—	—	—
August 22, 2002—stock options granted at fair value—Kaiser				8,784
August 29, 2002—stock options granted at fair value—Erickson				1,300
September 12, 2002—stock issued for services at fair value—BJG Holdings	12,000	—	—	—	—	—	—	—
September 30, 2002—stock warrants granted at fair value—QAT				8,900
October 9, 2002—stock issued for services at fair value—Adam	(4,000)	—	—	—	—	—	—	—
October 9, 2002—stock issued for services at fair value—Mottayaw	$(4,000)	$—	$—	$—	$—	$—	$—	$—
October 9, 2002—stock issued for services at fair value—Ference	(16,000)	—	—	—	—	—	—	—
October 9, 2002—stock issued for services at fair value—Erickson	(3,000)	—	—	—	—	—	—	—
October 9, 2002—stock issued for services at fair value—Noser	(3,000)	—	—	—	—	—	—	—
October 9, 2002—stock issued for services at fair value—Hester	(6,000)	—	—	—	—	—	—	—
October 16, 2002—stock issued for cash	1,606	—	—	—	—	—	—	—
October 18, 2002—stock issued for cash	10,029	—	—	—	—	—	—	—
October 18, 2002—adjust stock warrant grant to investor (La Jolla Cove Investors)	—	—	25,000	—	—	—	—	—
October 23, 2002—stock issued for service at fair value—Kaiser	(6,500)	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
October 23, 2002—stock warrants exercised and issued	(466)	—	(1,876)	—	—	—	—	—
October 23, 2002—stock issued for cash	10,783	—	—	—	—	—	—	—
October 25, 2002—stock issued for services at fair value—Benson	21,000	—	—	—	—	—	—	—
October 30, 2002—stock warrants exercised and issued	(2,794)	—	(11,250)	—	—	—	—	—
November 5, 2002—stock issued for cash	(5,000)	—	—	—	—	—	—	—
November 6, 2002—stock issued for cash	950	—	—	—	—	—	—	—
November 6, 2002—stock warrants exercised and issued	(931)	—	(3,750)	—	—	—	—	—
November 8, 2002—stock issued for cash	(1,329)	—	—	—	—	—	—	—
November 12, 2002—stock options granted at fair value—PMR	—	—	—	38,100	—	—	—	—
November 18, 2002—stock warrants exercised and issued	(2,921)	—	(11,761)	—	—	—	—	—
November 19, 2002—stock warrants exercised and issued	$(931)	$—	$(3,750)	$—	$—	$—	$—	$—
November 21, 2002—stock warrants exercised and issued	(3,725)	—	(15,000)	—	—	—	—	—
November 25, 2002—stock issued for services at fair value—PMR Group	56,000	—	—	—	(47,400)	—	—	—
December 4, 2002—stock warrants granted to investor (La Jolla Cove Investors)	—	—	25,000	—	—	—	—	—
December 9, 2002—stock issued for cash	(5,000)	—	—	—	—	—	—	—
December 11, 2002—stock warrants exercised and issued	(3,725)	—	(15,000)	—	—	—	—	—
December 17, 2002—stock options granted at fair value—Noser				1,869
December 17, 2002—stock options granted at fair value—Adam				1,869
December 17, 2002—stock options granted at fair value—Mottayaw				1,869

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
December 17, 2002—stock options granted at fair value—Dickman				1,869
December 17, 2002—stock options granted at fair value—McVey				1,424
December 19, 2002—stock warrants exercised and issued	(3,131)	—	(12,606)	—	—	—	—	—
December 31, 2002—adjust stock warrants exercised	—	—	(7)	—	—	—	—	—
December 31, 2002—write-off deferred financing costs	—	—	—	—	—	—	46,750	—
December 31, 2002—stock warrants granted at fair value—QAT				8,900
December 31, 2002—stock options expired	255,246	—	—	(255,246)	—	—	—	—
Net loss (comprehensive net loss)	—	—	—	—	—	—	—	(2,907,352)

Balance, December 31, 2002	$10,086,291	$(56)	$25,000	$173,096	$(47,400)	$—	$—	$(13,718,686)

January 1, 2003—stock options granted at fair value—PTR Group	$—	$—	$—	$12,000	$—	$—	$—	$—
January 6, 2003—stock issued for services at fair value—Benson	120,000	—	—	—	—	—	—	—
January 1, 2003—stock issued for cash	(1,705)	—	—	—	—	—	—	—
January 7, 2003—stock issued in lieu of accounts payable at fair value—La Jolla Cove Investore, Inc.	—	—	—	—	—	—	—	—
January 14, 2003—stock issued in lieu of accounts payable at fair value—La Jolla Cove Investore, Inc.	—	—	—	—	—	—	—	—
January 31, 2003—stock issued for services at fair value—Dodrill	15,000	—	—	—	—	—	—	—
January 31, 2003—stock issued for services at fair value—Dove	42,296	—	—	—	—	—	—	—
January 31, 2003—stock options exercised and issued	46,100	—	—	(38,100)	—	—	—	—
February 3, 2003—stock issued for services at fair value—Dickman	1,000	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
February 3, 2003—stock issued for services at fair value—Adam	2,000	—	—	—	—	—	—	—
February 3, 2003—stock issued for services at fair value—Mottayaw	2,000	—	—	—	—	—	—	—
February 3, 2003—stock issued for cash	(2,878)	—	—	—	—	—	—	—
February 4, 2003—stock options exercised and issued	914	—	—	—	—	—	—	—
February 4, 2003—stock issued for cash	(1,583)	—	—	—	—	—	—	—
February 5, 2003—Stock issued for services at fair value—VanSchaik	2,000	—	—	—	—	—	—	—
February 5, 2003—Stock issued for cash	2,214	—	—	—	—	—	—	—
February 7, 2003—stock issued for services at fair value—Brantley	30,000	—	—	—	—	—	—	—
February 10, 2003—stock issued for services at fair value—Collins	$8,455	$—	$—	$—	$—	$—	$—	$—
February 10, 2003—stock issued for services at fair value—McVey	2,000	—	—	—	—	—	—	—
February 12, 2003—stock issued for services at fair value—Yes, International	2,000	—	—	—	—	—	—	—
February 14, 2003—stock issued for services at fair value—Silvasy	20,700	—	—	—	—	—	—	—
February 21, 2003—stock issued for cash	2,500	—	—	—	—	—	—	—
February 26, 2003—stock issued for services at fair value—Bevins	100,000	—	—	—	—	—	—	—
March 7, 2003—stock options granted at fair value—QAT	—	—	—	—	—	—	—	—
March 12, 2003—Stock issued in partial satisfaction of note payable at fair value—Coldwater Capital	29,992	—	—	—	—	—	—	—
March 12, 2003—stock issued for cash	1,270	—	—	—	—	—	—	—
March 31, 2003—deferred stock compensation earned	—	—	—	—	47,400	—	—	—
March 31, 2003—stock warrants granted at fair value—QAT				8,900
April 1, 2003—consolidates subsidiary sale of additional shares	(60,943)	—	—	—	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
April 22, 2003—stock options granted for services at fair value—QAT	—	—	—	266,000	—	—	—	—
April 22. 2003—stock options granted for services at fair value—Gordon	—	—	—	85,000	—	—	—	—
May 7, 2003—stock issued for cash	(4,170)	—	—	—	—	—	—	—
May 20, 2003—conversion of debentures	4,712	—	—	—	—	—	—	—
May 30, 2003—stock options exercised	13,500	—	—	(12,000)	—	—	—	—
June 5, 2003—stock warrants exercised	(25,000)	—	(25,000)	—	—	—	—	—
June 6, 2003—10% stock dividend issued	$(140,000)	$—	$—	$—	$—	$—	$—	$—
June 9, 2003—stock warrants granted for services at fair value—Brantley	—	—	—	330,200	—	—	—	—
June 11, 2003—stock issued for cash	262,084	—	—	—	(42,917)	—	—	—
June 11, 2003—stock options exercised—Brantley	25,333	—	—	—	—	—	—	—
June 11, 2003—stock options exercised—Dickman	6,069	—	—	(1,869)	—	—	—	—
June 11. 2003—stock options exercised—Gibson	2,476	—	—	(1,276)	—	—	—	—
June 11. 2003—stock options exercised—McVey	4,624	—	—	(1,424)	—	—	—	—
June 11. 2003—stock options exercised—Brantley	115,000	—	—	(85,000)	—	—	—	—
June 11. 2003—stock options exercised—Noser	6,069	—	—	(1,869)	—	—	—	—
June 11, 2003—stock options exercised—Ruggero	8,370	—	—	(1,170)	—	—	—	—
June 11, 2003—stock options exercised—Tate	6,975	—	—	(975)	—	—	—	—
June 11. 2003—stock issued for cash	—	—	—	—	—	—	—	—
June 11, 2003—stock issued for services at fair value—Noser	48,000	—	—	—	—	—	—	—
June 13, 2003—purchase treasury stock	—	—	—			(50,000)
June 20, 2003—stock issued for services at fair value—Yes, International	240,000	—	—	—	—	—	—	—
June 30, 2003—stock warrants granted at fair value—QAT				8,900
June 30, 2003—adjust stock issued for cash	(64,096)	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
July 9, 2003—stock options exercised and stock issued for services	313,670	—	—	(266,000)	—	—	—	—
July 16, 2003—stock options exercised in lieu of cash for at fair value—Solnet Technologies	20,925	—	—	(2,925)	—	—	—	—
July 16, 2003—stock options exercised—Adam	6,069	—	—	(1,869)	—	—	—	—
July 16, 2003—stock options exercised—Mottayaw	6,069	—	—	(1,869)	—	—	—	—
July 16, 2003—stock options exercised—Tanzini	9,300	—	—	(1,300)	—	—	—	—
July 16, 2003—stock options exercised in lieu of cash for at fair value—Erickson	$15,113	$—	$—	$(2,113)	$—	$—	$—	$—
July 16, 2003—stock issued for services at fair value—Mottayaw	44,000	—	—	—	—	—	—	—
July 16, 2003—stock issued for services at fair value—Adam	44,000	—	—	—	—	—	—	—
July 16, 2003—stock issued for services at fair value—Erickson	57,000	—	—	—	—	—	—	—
July 23, 2003—stock issued for cash	78,000	—	—	—	—	—	—	—
July 23, 2003—stock issued for cash	78,000	—	—	—	—	—	—	—
July 23, 2003—stock issued for cash	208,340	(80,000)
August 15, 2003—stock options granted at fair value—Polk				232,250
September 30, 2003—stock warrants granted at fair value—QAT				8,900
September 30, 2003—adjust stock issued for cash	59,201	—	—	—	—	—	—	—
September 30, 2003—stock options issued for services at fair value—Stroup	—	—	—	11,700	—	—	—	—
October 1, 2003—stock options granted at fair value—Vuksich				5,960
October 3, 2003—adjust stock issued for cash	200,000	—	—	—	—	—	—	—
November 30, 2003—stock options granted for services at fair value—Ference	—	—	—	158,533	—	—	—	—
December 1, 2003—stock options granted for services at fair value—Stroup	—	—	—	54,175	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
December 16, 2003—stock issued for cash	16,000	—	—	—	—	—	—	—
December 16, 2003—stock issued for cash	14,400	—	—	—	—	—	—	—
December 16, 2003—stock and stock options issued for cash	792,465	(40,000)	—	89,300	—	—	—	—
December 31, 2003—treasury stock activities	$(47,500)	$—	$—	$—	$—	$(25,392)	$—	$—
December 31, 2003—adjust stock issued for cash	42,054	—	—	—	—	—	—	—
Net Loss (Comprehensive Net Loss)	—	—	—	—	—	—	—	(4,448,410)

Balance December 31, 2003	$12,916,675	$(120,056)	$—	$1,025,155	$(42,917)	$(75,392)	$—	$(18,167,096)

January 1, 2004—stock options issued for services as fair value—Benson	—	—	—	220,500	—	—	—	—
January 7, 2004—stock options issued for services at fair value—Polk	—	—	—	35,600	—	—	—	—
January 15, 2004—stock options issued for services at fair value—Mitsunaga	—	—	—	346,871	—	—	—	—
January 27, 2004—stock issued for services at fair value—AMT Management	37,500	—	—	—	—	—	—	—
January 29, 2004—stock subscription receivable payment received	—	40,000	—	—	—	—	—	—
February 2, 2004—stock options issued for services at fair value—Giagtzis	—	—	—	14,400	—	—	—	—
February 12, 2004—stock options issued for services at fair value—Gilberg	—	—	—	131,800	—	—	—	—
February 12, 2004—stock options issued for services at fair value—Hershman	—	—	—	65,900	—	—	—	—
February 17, 2004—subscribed stock returned and cancelled— Brantley	(105,068)	80,000	—	—	42,917	—	—	—
March 31, 2004—stock options issued for services at fair value—Stroup	—	—	—	35,100	—	—	—	—
March 31, 2004—stock options issued for services at fair value—Ference	$—	$—	$—	$32,800	$—	$—	$—	$—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
March 31, 2004—stock options issued for services at fair Value—Stroup	—	—	—	57,225	—	—	—	—
April 1, 2004—stock issued for stock subscription receivable	470,588	(420,000)
June 30, 2004—beneficial conversion for agreements to issue convertible promissory notes—April through June 2004	343,093	—	—	—	—	—	—	—
June 30, 2004—stock options issued for services at fair value—Giagtzis	—	—	—	7,200	—	—	—	—
June 30, 2004—stock options issued for services at fair value—Stroup	—	—	—	53,700	—	—	—	—
June 30, 2004—stock options issued for services at fair value—Ference	—	—	—	32,799	—	—	—	—
July 23, 2004—stock options issued for services at fair value—Ference	—	—	—	194,600	—	—	—	—
August 2, 2004—stock issued for services at fair value—Benson	608,750	—	—	—	—	—	—	—
August 5, 2004—stock issued for services at fair value—Ference	300,000	—	—	—	—	—	—	—
August 5, 2004—stock issued for services at fair value—Dove	390,750	—	—	—	—	—	—	—
August 6, 2004—stock issued for services at fair value—Murphy	494,000	—	—	—	—	—	—	—
August 13, 2004—stock issued for services at fair value—Noser	10,050	—	—	—	—	—	—	—
August 13, 2004—stock issued for services at fair value—Erickson	10,050	—	—	—	—	—	—	—
August 13, 2004—stock issued for services at fair value—Van Cooney	10,050	—	—	—	—	—	—	—
August 13, 2004—stock issued for services at fair value—Fayette	10,050	—	—	—	—	—	—	—
August 13, 2004—stock issued for services at fair value—Schwartz	$10,050	$—	$—	$—	$—	$—	$—	$—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
August 13, 2004—stock issued for services at fair value—Smith	10,050	—	—	—	—	—	—	—
August 13, 2004—stock issued for services at fair value—Adam	10,050	—	—	—	—	—	—	—
August 13, 2004—stock issued for services at fair value—Mottayaw	10,050	—	—	—	—	—	—	—
September 14, 2004—stock issued for services at fair value—VanSchaik	10,050	—	—	—	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Ference	—	—	—	32,800	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Adam	—	—	—	7,810	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Erickson	—	—	—	7,810	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Erickson	—	—	—	2,868	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Fayette	—	—	—	6,453	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Fayette	—	—	—	7,170	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Holzworth	—	—	—	10,397	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Holzworth	—	—	—	7,810	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Krishnan/Solnet	—	—	—	15,620	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Krishnan/Solnet	—	—	—	6,453	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Mottayaw	—	—	—	7,810	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Noser	$—	$—	$—	$6,453	$—	$—	$—	$—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
September 30, 2004—stock options issued for services at fair value—Noser	—	—	—	7,810	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Ruggero	—	—	—	3,155	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Ruggero	—	—	—	7,810	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Schwartz	—	—	—	3,226	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Schwartz	—	—	—	7,170	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Smith	—	—	—	2,151	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Smith	—	—	—	7,170	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Van Cooney/MRE	—	—	—	3,585	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Van Cooney/MRE	—	—	—	7,170	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Van Schaik/AT Soft	—	—	—	7,170	—	—	—	—
September 30, 2004—stock options issued for services at fair value—Van Schaik/AT Soft	—	—	—	6,453	—	—	—	—
September 30, 2004—beneficial conversion for agreements to issue convertible promissory notes—July through September 2004	494,635	—	—	—	—	—	—	—
October 29, 2004—stock issued for services at fair value—Purohit	63,100	—	—	—	—	—	—	—
October 29, 2004—stock issued for services at fair value—Hester	1,005,250	—	—	—	—	—	—	—
November 2, 2004—stock issued upon conversion of convertible promissory note—Hughes	$17,250	$—	$—	$—	$—	$—	$—	$—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
November 17, 2004—stock options issued for services at fair value—Purohit	—	—	—	158,000	—	—	—	—
November 23, 2004—stock options issued for services at fair value—McGrath	—	—	—	134,500	—	—	—	—
December 31, 2004—beneficial conversion of agreements to issue convertible promissory notes—October through December 2004	17,600	—	—	—	—	—	—	—
December 31, 2004—stock options issued for services at fair value value— Ference	—	—	—	280,335	—	—	—	—
December 31, 2004—stock options issued for services at fair value value—Erickson	—	—	—	1,134	—	—	—	—
December 31, 2004—stock options issued for services at fair value value— Fayette	—	—	—	2,551	—	—	—	—
December 31, 2004—stock options issued for services at fair value value—Holzworth	—	—	—	4,111	—	—	—	—
December 31, 2004—stock options issued for services at fair value value—Krishnan/Solnet	—	—	—	2,551	—	—	—	—
December 31, 2004—stock options issued for services at fair value value— Noser	—	—	—	2,551	—	—	—	—
December 31, 2004—stock options issued for services at fair value value—Ruggero	—	—	—	1,248	—	—	—	—
December 31, 2004—stock options issued for services at fair value value—Schwartz	—	—	—	1,276	—	—	—	—
December 31, 2004—stock options issued for services at fair value value—Smith	$—	$—	$—	$850	$—	$—	$—	$—
December 31, 2004—stock options issued for services at fair value value—Van Cooney/MRE	—	—	—	1,418	—	—	—	—
December 31, 2004—stock options issued for services at fair value value—Van Schaik/AT Soft	—	—	—	2,551	—	—	—	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Warrants	Common Stock options Granted and not exercised	Deferred Compensation	Treasury Stock	Deferred Financing Costs	Deficit Accumulated During Development Stage
Net Loss (Comprehensive Net Loss)	—	—	—	—	—	—	—	(9,302,939)

Balance December 31, 2004	17,144,573	(420,056)	—	3,029,050	—	(75,392)	—	(27,470,035)

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
Balance, January 13, 1999	$—
January 13, 1999—stock issued for services at fair value to Benson, Phillips, Cairns	63,700
January 29, 1999—stock issued for cash	48,000
February 12, 1999—stock issued for cash	66,000
February 17, 1999—stock issued for cash	15,000
March 1, 1999—stock issued for cash	44,000
March 2, 1999—stock issued for cash	10,000
March 17, 1999—stock issued for cash	15,000
March 19, 1999—stock issued for cash	15,000
April 2, 1999—stock issued for cash	35,000
April 9, 1999—stock issued for cash	14,600
April 13, 1999—stock issued for cash	5,000
April 14, 1999—stock issued for cash	3,250
April 15, 1999—stock issued for cash	20,000
April 16, 1999—stock issued for cash	10,000
April 23, 1999—stock issued for cash	65,000
April 26, 1999—stock issued for services at fair value—Driscoll	10,000
May 3, 1999—stock issued for cash	35,000
July 19, 1999—stock issued for cash	35,000
July 26, 1999—stock issued for cash	10,000
July 30, 1999—stock issued for services at fair value—Barr-Haneau	7,500
July 30, 1999—stock issued for services at fair value—Titus	—
August 2, 1999—stock issued for cash	10,000
August 4, 1999—stock issued for cash	10,540
August 10, 1999—stock issued for cash	13,300
August 23, 1999—stock issued for cash	24,302
August 24, 1999—stock issued for cash	20,151
September 13, 1999—stock issued for cash	26,600
September 17, 1999—stock issued for cash	109,405
October 15, 1999—stock issued for cash	7,980
October 21, 1999—stock issued for cash	40,000
October 22, 1999—stock issued for cash	51,300
October 25, 1999—stock issued for cash	55,054
October 26, 1999—stock issued for cash	16,625
November 5, 1999—stock issued for cash	20,000
November 5, 1999—stock issued for cash	1,000
November 9, 1999—stock issued for cash	10,000
November 18, 1999—stock issued for cash	10,000
November 23, 1999—stock issued for cash	114,800
December 3, 1999—stock issued for cash	12,000
December 7, 1999—stock issued for cash	25,000
December 16, 1999—stock issued for cash	4,000
December 17, 1999—stock issued for cash	10,000
December 31, 1999—stock issued for cash	10,000
December 31, 1999—adjust stock issued for cash	—
Net loss (comprehensive net loss)	(1,046,928)

Balance, December 31, 1999	$82,179

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
January 3, 2000—stock issued for cash	$20,000
January 14, 2000—stock issued for cash	25,000
January 14, 2000—stock issued for services at fair value—Infocall	20,000
February 9, 2000—stock issued for cash	20,000
February 10, 2000—stock issued for cash	15,000
February 14, 2000—stock issued for cash	5,000
February 15, 2000—stock issued for cash	10,000
February 22, 2000—stock issued for cash	54,500
February 25, 2000—stock issued for cash	13,000
February 28, 2000—stock issued for cash	17,000
February 29, 2000—stock issued for cash	20,000
March 2, 2000—stock issued for cash	6,000
March 7, 2000—stock issued for cash	2,000
March 8, 2000—stock issued for cash	132,000
March 10, 2000—stock issued for cash	10,000
March 13, 2000—stock issued for cash	10,000
March 16, 2000—stock issued for cash	10,000
March 20, 2000—stock issued for cash	24,000
March 23, 2000—stock issued for cash	2,000
March 24, 2000—stock issued for cash	40,000
March 29, 2000—stock issued for cash	10,000
March 30, 2000—stock issued for cash	10,000
April 19, 2000—stock issued for cash	10,000
April 27, 2000—stock issued for cash	19,000
May 10, 2000—stock issued for cash	10,000
May 12, 2000—stock issued for cash	170,000
May 19, 2000—stock issued for cash	20,400
June 19, 2000—stock issued for cash	30,002
June 21, 2000—stock issued for cash	42,000
June 30, 2000—adjust stock issued for cash	33,200
June 30, 2000—adjust stock issued for cash	(92,401)
July 1, 2000—adjust stock issued for cash (Driscoll)	(10,000)
July 1, 2000—adjust stock issued for cash (Wallet)	(12,000)
August 18, 2000—share exchange adjustment	—
August 18, 2000—stock issued as part of merger—Viola Group	4,100
August 18, 2000—stock options granted and exercised for services at fair value—Clever	60,500
August 18, 2000—stock options granted and exercised for subscription receivable—Benson	—
August 18, 2000—stock options granted and exercised for subscription receivable,—Phillips	—
August 18, 2000—stock options granted and exercised for subscriptions receivable—Cairns	—
August 22, 2000—stock options granted at fair value—Kaiser	45,420
October 1, 2000—payment of subscription receivable for services at fair value—Clever	250
October 1, 2000—payment of subscription receivable for services at fair value—Benson	31,300
October 23, 2000—stock options granted and exercised for services at fair value—Clever	56,250
October 30, 2000—stock options granted and exercised for services at fair value—Benson	271,736
October 30, 2000—stock options granted and exercised for services at fair value—Phillips	431,260
October 30, 2000—stock options granted and exercised for services at fair value—Cairns	95,007

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
November 14, 2000—stock issued services at fair value—Infocall	$1,893,375
November 28, 2000—stock issued for services at fair value—Net Connection Corp	921,043
November 28, 2000—stock issued for services at fair value—Clever	56,250
November 28, 2000—stock issued for services at fair value—Dodrill	102,480
November 28, 2000—stock issued for services at fair value—Richfield	51,240
November 28, 2000—share exchange adjustment (Benson, Phillips, Cairns, miscellaneous)	—
December 20, 2000—stock options granted at fair value—Adams	255,246
December 21, 2000—conversion of debentures	94,990
December 21, 2000—stock options granted, exercised and issued (3rd Round Investors)	15,204
December 21, 2000—stock options granted at fair value—Rivero	3,870
December 31, 2000—stock options granted at fair value—Jacobs	2,153
December 31, 2000—stock options granted at fair value—Royal	6,413
December 31, 2000—stock options granted at fair value—Shewmaker	13,496
Net loss (comprehensive net loss)	(6,957,807)

Balance, December 31, 2000	(1,768,344)

January 2, 2001—stock issued for services at fair value—Net Connection Corp.	966,416
January 29, 2001—stock issued for services at fair value—Richfield	90,000
January 29, 2001—stock issued for services at fair value—Kolb	311,300
January 29, 2001—stock issued for services at fair value—Silvasy	12,810
January 29, 2001—stock issued for services at fair value—Young	6,405
January 29, 2001—stock issued for services at fair value—Adams	12,810
January 29, 2001—stock issued for services at fair value—Transmedia	26,293
January 29, 2001—stock options exercised and issued for cash—3rd round investors	2,800
January 29, 2001—stock issued for cash	92,400
January 29, 2001—conversion of debentures	20,000
March 29, 2001—stock options exercised and issued for cash—3rd round investors	5,659
March 31, 2001—payment of subscription receivable for services at fair value—Benson	347,014
March 31, 2001—payment of subscription receivable for services at fair value—Phillips	119,493
March 31, 2001—payment of subscription receivable for services at fair value—Cairns	187,490
March 31, 2001—adjust stock issued for cash	—
April 4, 2001—stock issued for services at fair value—Kolb	108,118
April 4, 2001—stock issued for services at fair value—Annis	5,508
May 1, 2001—stock options granted at fair value—Kaiser	30,974
May 4, 2001—stock issued for services at fair value—Dove	46,074
May 21, 2001—stock issued for services at fair value—Dove	24,918
May 21, 2001—stock issued for services at fair value—Cairns	39,781
June 5, 2001—stock issued for services at fair value—Young	4,160
June 5, 2001—stock issued for services at fair value—Silvasy	5,510
June 12, 2001—stock issued for services at fair value—Kolb	246,788
June 12, 2001—stock issued for services at fair value—Dean-Dastvan	12,089
June 12, 2001—adjust merger shares	—
June 25, 2001—stock issued for services at fair value—Dove	25,809
July 5, 2001—stock issued for services at fair value—Young	21,099
July 5, 2001—stock issued for services at fair value—Silvasy	35,201
July 5, 2001—stock issued for services at fair value—McGrath	6,880
July 12, 2001—stock issued for services at fair value—Dean-Dastvan	16,232

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
July 12, 2001—stock issued for services at fair value—Annis	$25,367
July 25, 2001—stock issued for services at fair value—Dove	27,522
July 25, 2001—stock issued for services at fair value—Kolb	130,639
August 13, 2001—stock issued for services at fair value—Dodrill	6,971
August 13, 2001—stock issued for services at fair value—Silvasy	2,760
August 13, 2001—stock issued for services at fair value—Young	3,580
August 13, 2001—stock issued for services at fair value—McGrath	4,315
August 20, 2001—stock issued for services at fair value—Net Connection Corp.	73,950
August 23, 2001—stock issued for services at fair value—Dodrill	19,680
August 23, 2001—stock issued for services at fair value—Hester	15,160
August 23, 2001—stock issued for services at fair value—DeVal	15,755
August 23, 2001—stock issued for services at fair value—Noser	15,771
August 23, 2001—stock issued for services at fair value—Aro	15,774
August 23, 2001—stock issued for services at fair value—Holzworth	15,812
August 23, 2001—stock issued for services at fair value—Silvasy	1,635
August 23, 2001—stock issued for services at fair value—Young	1,740
August 23, 2001—stock issued for services at fair value—McGrath	3,160
October 1, 2001—stock issued for services at fair value—DeVal	4,933
October 1, 2001—stock issued for services at fair value—Holzworth	7,545
October 1, 2001—stock issued for services at fair value—Hester	11,071
October 1, 2001—stock issued for services at fair value—Noser	8,237
October 1, 2001—stock issued for services at fair value—Silvasy	1,380
October 1, 2001—stock issued for services at fair value—Young	1,490
October 1, 2001—stock issued for services at fair value—Dean-Dastvan	3,780
October 1, 2001—stock issued for services at fair value—Dodrill	10,560
October 1, 2001—stock issued for services at fair value—Kolb	11,876
October 1, 2001—stock options granted at fair value—Dove	58,278
October 15, 2001—stock issued for services at fair value—Hester	64,507
October 15, 2001—stock issued for services at fair value—Dean-Dastvan	3,780
October 15, 2001—stock issued for services at fair value—DeVal	2,376
October 15, 2001—stock issued for services at fair value—Noser	4,274
October 15, 2001—stock issued for services at fair value—Holzworth	4,073
October 15, 2001—stock issued for services at fair value—Dodrill	17,025
November 5, 2001—stock issued for services at fair value—Dove	6,740
November 5, 2001—stock issued for services at fair value—Adams	3,000
November 5, 2001—stock issued for services at fair value—Calver	2,000
November 7, 2001—stock issued for services at fair value—Hester	39,748
November 7, 2001—stock issued for services at fair value—Kolb	4,212
December 6, 2001—stock issued for services at fair value—Dodrill, Hester, Kolb, Dove)	24,301
December 6, 2001—stock issued for services at fair value—Hester	60,655
December 6, 2001—stock issued for services at fair value—Kolb	3,469
December 6, 2001—stock issued for services at fair value—Dove	4,800
December 21, 2001—stock issued for deferred financing at fair value	—
December 21, 2001—stock issued for services at fair value—Hester	55,655
December 31, 2001—stock options expired (Rivero, Jacobs, Royal, Shewmaker)	—
Net loss (comprehensive net loss)	(2,806,599)

Balance, December 31, 2001	$(945,556)

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
January 2, 2002—financing fees recognized	93,500
January 7, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	38,648
January 9, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	31,045
February 1, 2002—stock issued for services at fair value—Dodrill	5,100
February 1, 2002—stock issued for services at fair value—Dove	3,000
February 1, 2002—stock issued for services at fair value—Benson	30,000
February 1, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	8,964
February 8, 2002—stock issued for services at fair value—Kristoff	3,000
February 14, 2002—stock issued for cash	192,500
February 20, 2002—stock issued for services at fair value—Dodrill	6,000
March 6, 2002—stock issued for services at fair value—Dean-Dastvan	2,069
March 31, 2002—stock options granted at fair value—Dove	21,192
April 23, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	18,792
May 1, 2002—stock issued for services at fair value—Dean-Dastvan	16,842
May 1, 2002—stock issued for services at fair value—Dodrill	3,000
May 1, 2002—stock issued for services at fair value—Kristoff	6,000
May 6, 2002—stock issued for services at fair value—Orr	11,250
May 7, 2002—stock issued for service at fair value—Collins	2,206
May 7, 2002—stock issued for service at fair value—DeVal	1,760
May 7, 2002—stock issued for service at fair value—Holzworth	5,011
May 20, 2002—stock issued towards purchase of subsidiary at fair value—North Electric Company, Inc.	405,000
May 21, 2002—stock issued for services at fair value—Kristoff	5,000
May 21, 2002—stock issued for services at fair value—Kaiser	3,000
May 28, 2002—stock options granted at fair value—Gibson	1,276
May 29, 2002—stock options granted at fair value—Bragg	1,383
June 6, 2002—stock issued for services at fair value—Ashley Associates	75,000
June 12, 2002—stock options granted at fair value—Erickson	813
June 13, 2002—stock options granted at fair value—Tate	975
June 21, 2002—stock options granted at fair value—Rugerro	1,170
June 30, 2002—stock warrants granted at fair value—QAT	8,900
July 5, 2002—stock issued for services at fair value—Galpern	30,000
July 5, 2002—stock issued for services at fair value—Sellars	7,000
July 5, 2002—stock issued for services at fair value—Cella	7,000
July 12, 2002—stock options granted at fair value—Tanzini	1,300
July 12, 2002—stock options granted at fair value—Krishnan	2,925
July 31, 2002—stock issued for services at fair value—Seymour	6,000
August 18, 2002—adjust issuances to investor to satisfy litigation—La Jolla Cove Investors	(142,388)
August 19, 2002—stock issued to satisfy litigation with investor at fair value—La Jolla Cove Investors	46,000
August 19, 2002—stock issued to satisfy note payable litigation at fair value—North Atlantic Partners	85,196

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
August 19, 2002—stock issued for services at fair value—Dean-Dastvan	10,000
August 19, 2002—stock issued for services at fair value—Dodrill	10,000
August 19, 2002—stock issued for cash	55,000
August 21, 2002—stock warrants granted to investor (La Jolla Cove Investors)	50,000
August 22, 2002—stock options expired—Kaiser	—
August 22, 2002—stock options granted at fair value—Kaiser	8,784
August 29, 2002—stock options granted at fair value—Erickson	1,300
September 12, 2002—stock issued for services at fair value—BJG Holdings	18,000
September 30, 2002—stock warrants granted at fair value—QAT	8,900
October 9, 2002—stock issued for services at fair value—Adam	—
October 9, 2002—stock issued for services at fair value—Mottayaw	—
October 9, 2002—stock issued for services at fair value—Ference	—
October 9, 2002—stock issued for services at fair value—Erickson	—
October 9, 2002—stock issued for services at fair value—Noser	—
October 9, 2002—stock issued for services at fair value—Hester	—
October 16, 2002—stock issued for cash	14,998
October 18, 2002—stock issued for cash	19,246
October 18, 2002—adjust stock warrant grant to investor (La Jolla Cove Investors)	25,000
October 23, 2002—stock issued for service at fair value—Kaiser	—
October 23, 2002—stock warrants exercised and issued	158
October 23, 2002—stock issued for cash	20,000
October 25, 2002—stock issued for services at fair value—Benson	81,000
October 30, 2002—stock warrants exercised and issued	956
November 5, 2002—stock issued for cash	15,000
November 6, 2002—stock issued for cash	10,000
November 6, 2002—stock warrants exercised and issued	319
November 8, 2002—stock issued for cash	—
November 12, 2002—stock options granted at fair value—PMR	38,100
November 18, 2002—stock warrants exercised and issued	1,000
November 19, 2002—stock warrants exercised and issued	319
November 21, 2002—stock warrants exercised and issued	1,275
November 25, 2002—stock issued for services at fair value—PMR Group	78,600
December 4, 2002—stock warrants granted to investor (La Jolla Cove Investors)	25,000
December 9, 2002—stock issued for cash	15,000
December 11, 2002—stock warrants exercised and issued	1,275
December 17, 2002—stock options granted at fair value—Noser	1,869
December 17, 2002—stock options granted at fair value—Adam	1,869
December 17, 2002—stock options granted at fair value—Mottayaw	1,869
December 17, 2002—stock options granted at fair value—Dickman	1,869
December 17, 2002—stock options granted at fair value—McVey	1,424
December 19, 2002—stock warrants exercised and issued	1,071
December 31, 2002—adjust stock warrants exercised	(7)
December 31, 2002—write-off deferred financing costs	46,750
December 31, 2002—stock warrants granted at fair value—QAT	8,900
December 31, 2002—stock options expired	—
Net loss (comprehensive net loss)	(2,907,352)

Balance, December 31, 2002	(2,232,635)

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
January 1, 2003—stock options granted at fair value—PTR Group	12,000
January 6, 2003—stock issued for services at fair value—Benson	160,000
January 1, 2003—stock issued for cash	8,295
January 7, 2003—stock issued in lieu of accounts payable at fair value—La Jolla Cove Investore, Inc.	50,000
January 14, 2003—stock issued in lieu of accounts payable at fair value—La Jolla Cove Investore, Inc.	50,000
January 31, 2003—stock issued for services at fair value—Dodrill	45,000
January 31, 2003—stock issued for services at fair value—Dove	72,296
January 31, 2003—stock options exercised and issued	38,000
February 3, 2003—stock issued for services at fair value—Dickman	2,000
February 3, 2003—stock issued for services at fair value—Adam	4,000
February 3, 2003—stock issued for services at fair value—Mottayaw	4,000
February 3, 2003—stock issued for cash	14,002
February 4, 2003—stock options exercised and issued	10,200
February 4, 2003—stock issued for cash	7,703
February 5, 2003—Stock issued for services at fair value—VanSchaik	4,000
February 5, 2003—Stock issued for cash	16,500
February 7, 2003—stock issued for services at fair value—Brantley	60,000
February 10, 2003—stock issued for services at fair value—Collins	16,205
February 10, 2003—stock issued for services at fair value—McVey	4,000
February 12, 2003—stock issued for services at fair value—Yes, International	4,000
February 14, 2003—stock issued for services at fair value—Silvasy	24,000
February 21, 2003—stock issued for cash	10,000
February 26, 2003—stock issued for services at fair value—Bevins	200,000
March 7, 2003—stock options granted at fair value—QAT	—
March 12, 2003—Stock issued in partial satisfaction of note payable at fair value—Coldwater Capital	62,719
March 12, 2003—stock issued for cash	5,500
March 31, 2003—deferred stock compensation earned	47,400
March 31, 2003—stock warrants granted at fair value—QAT	8,900
April 1, 2003—consolidates subsidiary sale of additional shares	(60,943)
April 22, 2003—stock options granted for services at fair value—QAT	266,000
April 22, 2003—stock options granted for services at fair value—Gordon	85,000
May 7, 2003—stock issued for cash	3,330
May 20, 2003—conversion of debentures	5,000
May 30, 2003—stock options exercised	9,000
June 5, 2003—stock warrants exercised	—
June 6, 2003—10% stock dividend issued	—
June 9, 2003—stock warrants granted for services at fair value—Brantley	330,200
June 11, 2003—stock issued for cash	250,000
June 11, 2003—stock options exercised—Brantley	38,000
June 11, 2003—stock options exercised—Dickman	5,250
June 11, 2003—stock options exercised—Gibson	1,500
June 11, 2003—stock options exercised—McVey	4,000
June 11, 2003—stock options exercised—Brantley	35,000

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
June 11, 2003—stock options exercised—Noser	5,250
June 11, 2003—stock options exercised—Ruggero	9,000
June 11, 2003—stock options exercised—Tate	7,500
June 11, 2003—stock issued for cash	8,000
June 11, 2003—stock issued for services at fair value—Noser	51,000
June 13, 2003—purchase treasury stock	(50,000)
June 20, 2003—stock issued for services at fair value—Yes, International	265,000
June 30, 2003—stock warrants granted at fair value—QAT	8,900
June 30, 2003—adjust stock issued for cash	(64,096)
July 9, 2003—stock options exercised and stock issued for services	76,670
July 16, 2003—stock options exercised in lieu of cash for at fair value—Solnet Technologies	22,500
July 16, 2003—stock options exercised—Adam	5,250
July 16, 2003—stock options exercised—Mottayaw	5,250
July 16, 2003—stock options exercised—Tanzini	10,000
July 16, 2003—stock options exercised in lieu of cash for at fair value—Erickson	16,250
July 16, 2003—stock issued for services at fair value—Mottayaw	48,000
July 16, 2003—stock issued for services at fair value—Adam	48,000
July 16, 2003—stock issued for services at fair value—Erickson	60,000
July 23, 2003—stock issued for cash	85,500
July 23, 2003—stock issued for cash	88,000
July 23, 2003—stock issued for cash	170,000
August 15, 2003—stock options granted at fair value—Polk	232,250
September 30, 2003—stock warrants granted at fair value—QAT	8,900
September 30, 2003—adjust stock issued for cash	59,201
September 30, 2003—stock options issued for services at fair value—Stroup	11,700
October 1, 2003—stock options granted at fair value—Vuksich	5,960
October 3, 2003—adjust stock issued for cash	200,000
November 30, 2003—stock options granted for services at fair value—Ference	158,533
December 1, 2003—stock options granted for services at fair value—Stroup	54,175
December 16, 2003—stock issued for cash	17,000
December 16, 2003—stock issued for cash	15,300
December 16, 2003—stock and stock options issued for cash	960,000
December 31, 2003—treasury stock activities	(75,392)
December 31, 2003—adjust stock issued for cash	42,054
Net Loss (Comprehensive Net Loss)	(4,448,410)

Balance December 31, 2003	(2,203,333)

January 1, 2004—stock options issued for services as fair value—Benson	220,500
January 7, 2004—stock options issued for services at fair value—Polk	35,600
January 15, 2004—stock options issued for services at fair value—Mitsunaga	346,871
January 27, 2004—stock issued for services at fair value—AMT Management	40,000
January 29, 2004—stock subscription receivable payment received	40,000
February 2, 2004—stock options issued for services at fair value—Giagtzis	14,400
February 12, 2004—stock options issued for services at fair value—Gilberg	131,800
February 12, 2004—stock options issued for services at fair value—Hershman	65,900
February 17, 2004—subscribed stock returned and cancelled—Brantley	—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
March 31, 2004—stock options issued for services at fair value—Stroup	35,100
March 31, 2004—stock options issued for services at fair value—Ference	32,800
March 31, 2004—stock options issued for services at fair Value—Stroup	57,225
April 1, 2004—stock issued for stock subscription receivable	80,000
June 30, 2004—beneficial conversion for agreements to issue convertible promissory notes—April through June 2004	343,093
June 30, 2004—stock options issued for services at fair value—Giagtzis	7,200
June 30, 2004—stock options issued for services at fair value—Stroup	53,700
June 30, 2004—stock options issued for services at fair value—Ference	32,799
July 23, 2004—stock options issued for services at fair value—Ference	194,600
August 2, 2004—stock issued for services at fair value—Benson	658,750
August 5, 2004—stock issued for services at fair value—Ference	320,000
August 5, 2004—stock issued for services at fair value—Dove	420,750
August 6, 2004—stock issued for services at fair value—Murphy	544,000
August 13, 2004—stock issued for services at fair value—Noser	11,050
August 13, 2004—stock issued for services at fair value—Erickson	11,050
August 13, 2004—stock issued for services at fair value—Van Cooney	11,050
August 13, 2004—stock issued for services at fair value—Fayette	11,050
August 13, 2004—stock issued for services at fair value—Schwartz	11,050
August 13, 2004—stock issued for services at fair value—Smith	11,050
August 13, 2004—stock issued for services at fair value—Adam	11,050
August 13, 2004—stock issued for services at fair value—Mottayaw	11,050
September 14, 2004—stock issued for services at fair value—VanSchaik	11,050
September 30, 2004—stock options issued for services at fair value—Ference	32,800
September 30, 2004—stock options issued for services at fair value—Adam	7,810
September 30, 2004—stock options issued for services at fair value—Erickson	7,810
September 30, 2004—stock options issued for services at fair value—Erickson	2,868
September 30, 2004—stock options issued for services at fair value—Fayette	6,453
September 30, 2004—stock options issued for services at fair value—Fayette	7,170
September 30, 2004—stock options issued for services at fair value—Holzworth	10,397
September 30, 2004—stock options issued for services at fair value—Holzworth	7,810
September 30, 2004—stock options issued for services at fair value—Krishnan/Solnet	15,620
September 30, 2004—stock options issued for services at fair value—Krishnan/Solnet	6,453
September 30, 2004—stock options issued for services at fair value—Mottayaw	7,810
September 30, 2004—stock options issued for services at fair value—Noser	6,453
September 30, 2004—stock options issued for services at fair value—Noser	7,810
September 30, 2004—stock options issued for services at fair value—Ruggero	3,155
September 30, 2004—stock options issued for services at fair value—Ruggero	7,810
September 30, 2004—stock options issued for services at fair value—Schwartz	3,226
September 30, 2004—stock options issued for services at fair value—Schwartz	7,170
September 30, 2004—stock options issued for services at fair value—Smith	2,151
September 30, 2004—stock options issued for services at fair value—Smith	7,170
September 30, 2004—stock options issued for services at fair value—Van Cooney/MRE	3,585
September 30, 2004—stock options issued for services at fair value—Van Cooney/MRE	7,170
September 30, 2004—stock options issued for services at fair value—Van Schaik/AT Soft	7,170
September 30, 2004—stock options issued for services at fair value—Van Schaik/AT Soft	6,453

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)—Continued

Total
September 30, 2004—beneficial conversion for agreements to issue convertible promissory notes—July through September 2004	494,635
October 29, 2004—stock issued for services at fair value—Purohit	73,100
October 29, 2004—stock issued for services at fair value—Hester	1,075,250
November 2, 2004—stock issued upon conversion of convertible promissory note—Hughes	24,750
November 17, 2004—stock options issued for services at fair value—Purohit	158,000
November 23, 2004—stock options issued for services at fair value—McGrath	134,500
December 31, 2004—beneficial conversion of agreements to issue convertible promissory notes—October through December 2004	17,600
December 31, 2004—stock options issued for services at fair value value—Ference	280,335
December 31, 2004—stock options issued for services at fair value value—Erickson	1,134
December 31, 2004—stock options issued for services at fair value value—Fayette	2,551
December 31, 2004—stock options issued for services at fair value value—Holzworth	4,111
December 31, 2004—stock options issued for services at fair value value—Krishnan/Solnet	2,551
December 31, 2004—stock options issued for services at fair value value—Noser	2,551
December 31, 2004—stock options issued for services at fair value value—Ruggero	1,248
December 31, 2004—stock options issued for services at fair value value—Schwartz	1,276
December 31, 2004—stock options issued for services at fair value value—Smith	850
December 31, 2004—stock options issued for services at fair value value—Van Cooney/MRE	1,418
December 31, 2004—stock options issued for services at fair value value—Van Schaik/AT Soft	2,551
Net Loss (Comprehensive Net Loss)	(9,302,939)

Balance December 31, 2004	(5,270,999)

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2003	For the Year Ended December 31, 2004	Cumulative from inception (January 13, 1999) to December 31, 2004
	(restated)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,448,410)	$(9,302,939)	$(27,470,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,112	14,806	90,416
Stock issued for purchase of in-process research and development	—	—	870,600
Stock issued, or to be issued, in lieu of cash for professional services	904,401	1,121,200	8,306,999
Stock issued or to be issued to officers and employees for reimbursement of corporate expenses or compensation	160,000	1,034,850	2,797,631
Stock options and warrants issued in lieu of cash for professional services and compensation	1,155,819	1,783,395	3,441,201
Property and equipment given in lieu of cash for professional services	—	—	15,475
Realized gains on sales of investments	—	—	(8,530)
Gain on sale of property and equipment	—	25	25
Loss on acquisition fee	50,000	—	123,950
Loss on disposal of property and equipment	401	—	1,459
Loss on impairment of patent	—	—	127,274
Loss on litigation	132,540	—	159,240
Minority interest	(141,538)	—	(154,550)
Stock issued in lieu of financing costs	—	—	140,250
Changes in assets and liabilities affecting operations:
Accounts receivable (net)	—	(50)	(50)
Inventory	—	(116,407)	(116,407)
Prepaid expenses	(4,767)	(1,983)	(6,750)
Deposits	—	4,766	24,752
Promissory notes	127,146	138,242	967,131
Accounts payable and accrued expenses	17,189	511,695	1,390,330
Accrued compensation	208,643	942,622	1,300,696
Deferred revenue	—	9,456	9,456
Due to stockholders and officers	201,500	39,946	275,548
Liability for stock to be issued	16,813	1,478,150	1,518,963
Convertible notes, net amortization	—	854,165	854,165
Convertible subordinated debentures	—	—	—
Short-term note payable	—	—	10,909

Net cash used in operating activities	(1,611,151)	(1,488,061)	(5,329,852)

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued

	For the Year Ended December 31, 2003	For the Year Ended December 31, 2004	Cumulative from inception (January 13, 1999) to December 31, 2004
	(restated)		(unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(32,510)	(23,654)	(95,618)
Payments for intangible assets	—	—	(127,274)
Payments for security deposits	(69,445)	(9,601)	(91,532)
Investment in subsidiary	—	—	(149,312)
Purchases of investments	—	—	(20,000)
Sales of investments	—	—	28,530

Net cash used in investing activities	(101,955)	(33,255)	(455,206)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan from shareholder	—	—	26,000
Repayment of loan from shareholder	—	—	(26,000)
Proceeds from short-term loan	—	—	120,000
Repayment of capital lease obligations	—	—	(32,002)
Net proceeds from issuance of stock	1,956,000	120,000	4,337,967
Net proceeds from stock to be issued	161,000	122,500	328,500
Proceeds from investments in subsidiary	25,000	—	25,000
Proceeds from issuance of warrants	—	—	25,000
Repayment of promissory note	(500)	—	(500)
Payment for treasury stock	(125,392)	—	(125,392)
Proceeds from issuance of debentures and promissory notes	—	966,495	1,106,485

Net cash provided by financing activities	2,016,108	1,208,995	5,785,058

NET CHANGE IN CASH	303,002	(312,321)	—
CASH, BEGINNING OF PERIOD	9,319	312,321	—

CASH, END OF PERIOD	$312,321	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Financing of property and equipment with capital lease	$—	$—	$42,540

Issuance of stock in exchange for notes receivable	$—	$—	$656,251

Issuance of stock in exchange for notes payable	$79,219	$—	$279,405

Issuance of stock in exchange for promissory note	$—	$24,750	$24,750

Stock issued as a reduction of the liability for stock to be issued	$467,138	$1,032,750	$2,707,984

Stock issued in lieu of deferred financing costs	$—	$—	$140,250

Stock issued in lieu of deferred compensation	$—	$—	$47,400

Stock issued in purchase of subsidiary	$—	$—	$483,658

Stock options issued as a reduction of amounts due to stockholders and officers	$—	$220,500	$220,500

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued

	For the Year Ended December 31, 2003	For the Year Ended December 31, 2004	Cumulative from inception (January 13, 1999) to December 31, 2004
	(restated)		(unaudited)
SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION:
Interest paid	$—	$—	$6,612

The accompanying notes are an integral part of these consolidated financial statements.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	BASIS OF PRESENTATION AND ORGANIZATION

DataMEG Corp. is a technology holding company focused through the Company’s subsidiaries on developing new technologies, software applications, and products primarily serving the telecommunications sector.

DataMEG Corp. is a New York corporation and was incorporated in October, 1982 as The Viola Group, Inc. In August 2000 the Company exchanged 90% of our common stock for 100% of the stock of DataMEG Corp., a Virginia corporation that was incorporated in January 1999. The Company subsequently changed its name to DataMEG Corp. and is the successor in business operations of the Virginia DataMEG.

DataMEG Corp. has two subsidiaries: CASCommunications, Inc., a Florida corporation, of which the Company owns 40%, and North Electric Company, Inc., a North Carolina corporation, which the Company wholly owns. DataMEG Corp. and its subsidiaries individually and collectively are a development stage enterprise.

CASCommunications focused on developing devices related to high-speed broadband access in the past. CASCommunications’ initial focus was in developing a device that will accelerate the speed of information over the part of the cable fiber between the neighborhood network hub to the home of each end user; this part is often called the last mile. CASCommunications’ device was based on a communication technology called MPTC—Multi Phase Poly Tone Communication. MPTC delivers new advantages to the cable operator compared to existing last mile high-speed communication technologies. In 2004, it was determined that CASCommunications would need substantial capital to practically continue the development of its existing technology and the Company was not able to raise the necessary funds. As a result, CASCommunication was required to halt the development of its technology until such time as funds can be raised.

North Electric focuses on becoming a provider of network assurance products and services. North Electric network assurance products are designed to enable communications network operators and service providers to quickly and automatically determine if their network is meeting its quality and service expectations, while lowering network operating costs. North Electric has developed their NAS-6131 Network Assurance System that covers the existing traditional telephone networks, networks that use the same communication technology as the Internet, and converged networks comprised of both of these network types. Communications networks that deploy advanced technologies will receive additional fault isolation and related benefits. In the latter half of 2004, North Electric began to deploy equipment to customer sites under three purchase on approval agreements. In October 2004, North Electric obtained its first approved purchase and recorded approximately $41,000 in revenues in 2004. North Electric is actively pursuing additional near-term sales opportunities with its existing customer and others for its NAS-6131 Network Assurance System and anticipates realization of these opportunities in the near-term.

These consolidated financial statements reflect those of DataMEG Corp., CASCommunications, Inc. and North Electric Company, Inc. In accordance with the Financial Accounting Standards Board (“FASB”) interpretation (“FIN”) 46 “Consolidation of Variable Interest Entities and interpretation of ARB No. 51”, the Company continues to consolidate CASCommunications, Inc. as it expects to continue to absorb a majority of CASCommunication Inc.’s losses. Collectively, DataMEG Corp., CASCommunications, Inc. and North Electric Company, Inc. are referred to as the “Company”.

CASCommunications had no recorded assets as of December 31, 2004 and had a loss before minority interest of $0 (zero) for the year ended December 31, 2004 due to the lack of activity in 2004. No consolidated

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

assets are collateral for liabilities of CASCommunications. DataMEG has provided $270,000 of the total capital of $388,000 provided to CASCommunications as of December 31, 2004.

The Company operates under the name of DataMEG Corp. and trades under the symbol DTMG on the OTC-BB.

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation:

•	The accompanying consolidated financial statements present the consolidation of the financial statements of DataMEG Corp., its partially owned subsidiary, CASCommunications, Inc. and its wholly owned subsidiary, North Electric Company, Inc. Material inter-company transactions and balances have been eliminated in the consolidation.

Consolidation of Variable Interest Entities:

•	In January 2003 and revised December 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities.” This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, requires consolidation by business enterprises of variable interest entities, as defined, when certain conditions are met. Pursuant to FIN No. 46, the Company continues to consolidate CASCommunications, Inc.

Basis of accounting:

•	The accounts of the Company are maintained on the accrual basis of accounting whereby revenue is recognized when earned, and costs and expenses are recognized when incurred.

Use of estimates:

•	Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Inventory:

•	The Company’s inventory is stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Unusual losses resulting from lower of cost or market adjustments or losses on firm purchase commitments, if any, are disclosed, and if material, separately stated from cost of goods sold in the statement of operations.

Property and equipment:

•	Property and equipment are stated at cost. Depreciation and amortization is determined using the straight-line method over estimated useful lives ranging from three to seven years.

Intangible assets:

•

Intangible assets as of December 31, 2003 and 2004 consisted of goodwill related to the North Electric Company, Inc. merger in April 2002. Effective January 2002, the company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” (SFAS 142). SFAS 142 addresses accounting and reporting for acquired goodwill. It eliminates the previous requirement to amortize goodwill and establishes new requirements with respect to evaluating goodwill and

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

impairment. The annual goodwill impairment assessment involves estimating the fair value of a reporting unit and comparing it with its carrying amount. If the carrying amount of the reporting unit exceeds its fair value, additional steps are followed to recognize a potential impairment loss. The Company ascertained the fair value of its only reporting unit, North Electric Company, Inc. and determined that there was no impairment of goodwill as of December 31, 2003 and 2004. The fair value of the reporting unit was determined primarily through an income based valuation approach. Valuation methods based on the income approach utilize the expected economic earnings capacity of the reporting unit to estimate value. The expected future cash flows for the reporting unit were discounted at an appropriate risk adjusted discount rate. A market based valuation approach based on the Company’s quoted stock price was also considered but not heavily relied on because the Company’s stock is thinly traded at small dollar volumes. Additionally, there were no publicly traded guideline companies similar to the reporting unit for comparison.

Accounting for Convertible Notes

•	The Company issues convertible debt securities with non-detachable and automatic conversion features. The note holders have the right to have the notes converted into a number of shares of the Company’s Common Stock at conversion prices ranging $0.033 to $0.10 per share. The conversion prices on all the convertible notes are “in the money” on the date of the agreement resulting in a beneficial conversion feature. The Company computes the fair value of the beneficial conversion feature based on the intrinsic method that computes the difference between the conversion price and the fair market price of the Company’s stock on the date of the agreement. The Company records the fair value of the beneficial conversion feature as an increase to paid in capital and a debt discount. The debt discount is amortized over the period between the date of the agreement and the automatic conversion date. The amortized debt discount is recorded as interest expense.

In eight agreements, due to a typographical error, the automatic conversion date occurred before the date of the agreement. The agreements were not amended. In these eight agreements only, the transactions are recorded as a sale of securities and no beneficial conversion feature is recognized.

Fair value of financial instruments:

•	The carrying value of cash, notes receivable, accounts payable and accrued expenses and notes payable approximate fair value because of the relatively short maturity of these instruments.

Capital Structure:

•	SFAS No. 129, “Disclosure of Information about Capital Structure,” requires a summary presentation of the pertinent rights and privileges of the various securities outstanding. The Company’s outstanding stock is comprised of 252,086,074 shares of voting common stock as of December 31, 2004. In April 2003, the Company amended its certificate of incorporation with the state of New York to increase the number of authorized shares of stock to 340,000,000 of common stock. As of December 31, 2004, the Company owns 760,000 shares of its treasury stock that it purchased at a total cost of $75,392 in November and December 2003. In January 2003, the Company announced a ten percent stock dividend that was payable to shareholders of record as of Wednesday, January 8, 2003 and was paid in June 2003. The number of shares issued and outstanding on January 8, 2003 was approximately 139,999,000 resulting in a stock dividend issuance of 13,999,900 shares in June 2003. As a result of the stock dividend, common stock increased and paid in capital decreased in the amount of $139,999 and there was no impact on the statement of operations. However, all earnings per share calculations were retroactively restated to include the stock dividend.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

Revenue Recognition:

The Company derives revenue from three primary sources: (1) system hardware component sales revenue, (2) software license revenue and (3) services and maintenance and right to use revenue, which include support, maintenance, right to use fees and consulting. Revenue on system hardware component sales is recognized upon delivery to, and acceptance by the customer. Software license revenue recognition is substantially governed by the provisions of Statement of Position No. 97-2, “Software Revenue Recognition,” (“SOP 97-2”) issued by the American Institute of Certified Public Accountants. The Company exercises judgment and uses estimates in connection with the determination of the amount of software license and services revenue to be recognized in each accounting period. For software license arrangements that do not require significant modification or customization of the underlying software, the Company recognizes revenue when: (1) it enters into a legally binding arrangement with a customer for the license of software; (2) it delivers the products or perform the services; (3) customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties and (4) collection is probable and (5) vendor-specific objective evidence (“VSOE”) of fair value exists to allocate the total fee among all delivered and undelivered elements in the arrangement.

Multiple Element Arrangements

The Company typically enters into arrangements with customers that include perpetual software licenses, system hardware, maintenance and right to use fees. Software licenses are sold on a per copy basis. Per copy licenses give customers the right to use a single copy of licensed software for exclusive use on the Company’s system hardware. Assuming all other revenue recognition criteria are met, license revenue is recognized upon delivery using the residual method in accordance with SOP No. 98-9. Under the residual method, the Company allocates and defers revenue for the undelivered elements, based on VSOE of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered elements as revenue. The determination of fair value of each undelivered element in multiple element arrangements is based on the price charged when the same element is sold separately. If sufficient evidence of fair value cannot be determined for any undelivered item, all revenue from the arrangement is deferred until VSOE of fair value can be established or until all elements of the arrangement have been delivered. If the only undelivered element is maintenance and technical support for which the Company cannot establish VSOE, the Company will recognize the entire arrangement fees ratably over the maintenance and support term.

System hardware is hardware that is installed at a customer site for the purpose of the utilizing the licensed software and as such, does not qualify as a separately deliverable element. The timing of revenue recognition from the sale of system hardware is therefore dependent upon the recognition of revenue for the related software licenses.

Maintenance and right to use fees includes updates (unspecified product upgrades and enhancements) on a when-and-if-available basis, telephone support and bug fixes or patches and maintenance of the systems hardware, which would include repairs or replacement as necessary. VSOE of fair value for maintenance and right to use fees is based upon stated annual renewal rates. Maintenance and right to use fees revenue is recognized ratably over the maintenance and right to use term.

Revenue Recognition Criteria

The Company defines revenue recognition criteria as follows:

•	Persuasive Evidence of an Arrangement Exists. It is the Company’s customary practice to have a purchase order prior to recognizing revenue on an arrangement.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

•	Delivery has Occurred. The Company’s software and systems hardware are physically delivered and installed at its customers site. The Company considers delivery complete when the software and system hardware products have been installed and the testing phase completed. The Company defers all the revenue until the testing phase had been completed and the Company receives customer acceptance.

•	The Vendor’s Fee is Fixed or Determinable. The Company’s customary payment terms are generally within 30 days after the invoice date.

•	Collection is Probable. Due to a lack of customer history upon which a judgment could be made as to the collectibilty of a particular receivable, revenue is currently recognized upon receipt of payment assuming all other conditions of the sale have been met.

Cost of Revenue

Cost of revenue includes costs related to user license, systems hardware and maintenance and right to use fees revenue. Cost of user license revenue includes material, packaging, shipping and other production costs and third-party royalties. Cost of systems hardware includes the cost of goods sold and installation costs. Cost of maintenance and right to use fees and consulting fees include related personnel costs, and hardware repair costs. Third-party consultant fees are also included in cost of services.

Inventory:

The Company’s inventory is stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Unusual losses resulting from lower of cost or market adjustments or losses on firm purchase commitments, if any, are disclosed, and if material, separately stated from cost of goods sold in the statement of operations.

Advertising:

•	Advertising costs are charged to operations as incurred. For the years ended December 31, 2003 and 2004, there were no advertising costs charged to operations.

Research and development:

•	The Company expenses research and development costs as incurred.

Software development costs:

•	Statement of Financial Accounting Standard (“SFAS”)

No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and readiness of general release. As of December 31, 2003, there have been no costs incurred by the Company between the completion of technological feasibility and general release and therefore no such expenses have been capitalized in the accompanying consolidated financial statements. In 2004, certain costs were incurred subsequent to the establishment of technological feasibility and prior to the readiness of general release. These expenses were immaterial in nature and amount and therefore not capitalized.

Income Taxes:

•	The Company, a C-corporation, accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal differences are net operating losses, start-up costs and the use of accelerated depreciation methods to calculate depreciation expense for income tax purposes.

Stock-based compensation:

•	The Company follows guidance provided in SFAS No. 123, “Accounting for Stock-Based Compensation”, which encourages companies to recognize expense for stock-based awards based on their estimated fair value on the grant date. SFAS No. 123 permits companies to account for stock-based compensation based on provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. The Company uses the fair value method of SFAS No. 123 to account for all stock options including those issued to employees.

Comprehensive Income:

•	SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Entities that do not have items of other comprehensive income in any period presented are not required to report comprehensive income. Accordingly the Company has not made any such disclosure in the statements presented herein.

Net loss per common share:

•	The Company reports basic and diluted earnings per share (“EPS”) according to the provisions of SFAS No. 128, “Earnings Per Share.” SFAS No. 128 requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by any convertible preferred dividends; the after-tax amount of interest recognized in the period associated with any convertible debt; and any other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is anti-dilutive) outstanding.

Segment Information:

•	SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information.” requires public enterprises to report certain information about operating segments, including products and services, geographic areas of operations, and major customers. The Company has determined that it does not have any separately reportable business segments for the years ended December 31, 2003 and 2004.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

ACCOUNTING CHANGES

Modification of Stock Option Values

In connection with the preparation of our March 31, 2004 financial statements we determined that our calculations of the fair value of options granted to employees and consultants were computed using erroneously calculated values for volatility. These mathematical errors were due to mechanical errors in the use of computer software designed to calculate the Black-Scholes analyses and caused the volatility values to be generally understated. For example, for options granted on August 15, 2003, we used a volatility value of 2.323% instead of 232.3%. Furthermore, upon a thorough review of all our stock option valuations, it was determined that the use of adjusted historical values was more appropriate given the market history of the Company as compared to similar organizations. For example, in the case mentioned above it was determined that a volatility value of 63% was more appropriate than even the historical value of 232.3%. All option values in these financial statements have been recalculated using more appropriate volatility values. Accordingly, the fair value of the options granted to employees and consultants for prior periods has been modified. None of these modifications, which are solely for accounting purposes, has any impact on our cash, cash equivalents, or cash flows. We have restated our previously reported 2003 financial statements as a result of these mathematical errors and internal reviews of appropriate adjusted historical volatility values.

No Preferred Stock Issued

Beginning with our quarterly report on Form 10-QSB for the quarter ended June 30, 2002, we reported that we issued preferred shares to one investor, Quantum Advanced Technologies, Inc. Specifically, we reported that we sold a total of 4,000,000 shares of Class A preferred stock on June 10, 2002 for $40,000 and 150,000 shares of Class B preferred stock On August 2, 2002 for $15,000.

Although we planned to issue preferred shares to the investor, we did not. Instead, we actually issued common shares. In lieu of issuing 4,000,000 shares of Class A preferred stock that would convert into a total of 4,000,000 shares of common stock, we issued 4,000,000 shares of common stock. In lieu of issuing 150,000 shares of Class B preferred stock that would convert into a total of 1,500,000 shares of common stock, we issued 1,500,000 shares of common stock.

The total number of common shares, outstanding during the periods covered by the restated financial statements, was correct as initially reported in our Forms 10-KSB and 10-QSB in that the total number of common shares outstanding included these 5,500,000 shares of common stock.

We also reported conversions of preferred shares to common shares. We will remove this disclosure from the restated financial statements because the shares in question were originally issued as common shares.

The following table represents the effects of all of the aforementioned adjustments on a consolidated basis for our restated 2003 financial statements:

Beginning Balances January 1, 2003: as reported in the Company’s consolidated audited financial statements included on its report Form 10-KSB/A dated April 29, 2003	Amount previously reported for the beginning balances January 1, 2003	As adjusted for the beginning balances January 1, 2003
Accumulated deficit during development stage	$(13,444,265)	$(13,718,686)
Total stockholder’s equity (deficit)	$(2,232,635)	$(2,232,635)

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

Year Ended December 31, 2003: As Reported in the Company’s consolidated audited financial statements included on its report on Form 10-KSB/A dated April 20, 2004	Amount previously reported for the year ended December 31, 2003	As adjusted for the year ended December 31, 2003	Amount Previously Reported for Cumulative Since Inception (January 13, 1999) through December 31, 2003	As Adjusted for Cumulative Since Inception (January 13, 1999) through December 31, 2003
			(unaudited)	(unaudited)
Loss before minority interest	$(3,908,361)	$(4,681,612)	$(17,365,638)	$(18,413,310)
Minority interest	$233,084	$233,202	$246,096	$246,214
Net Loss	$(3,675,277)	$(4,448,410)	$(17,119,542)	$(18,167,096)
Total Liabilities	$2,642,098	$2,843,587
Preferred Stock—Series A	$20,000	$—
Preferred Stock—Series B	$7,500	$—
Additional Paid-In Capital	$12,889,175	$12,916,675
Accumulated deficit during development stage	$(17,119,542)	$(18,167,096)
Total stockholder’s equity (deficit)	$(2,001,963)	$(2,203,333)
Net loss per common share	$(0.02)	$(0.02)

RECENT ACCOUNTING PRONOUNCEMENTS:

Statement No. 153—Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29 The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively. The Company had no such transactions in the years ended December 31, 2003 and 2004. Management intends to adopt this standard upon the effective date noted above.

Statement No. 123 (revised 2004)—Share-Based Payment

This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, Employers’ Accounting for Employee Stock Ownership Plans. This revision is effective for public entities that file as small business issuers—as of the

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

beginning of the first interim or annual reporting period that begins after December 15, 2005. Management does not believe that the adoption of this standard on the effective date will have a material effect on the Company’s financial position or results of operations as they had previously adopted the fair value methods under Statement No. 123.

Statement No. 151—Inventory Costs—an amendment of ARB No. 43, Chapter 4

This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 24, 2004. The provisions of this Statement should be applied prospectively. Management does not believe that the adoption of this standard on the effective date will have a material effect on the Company’s financial position or results of operations.

C.	INVENTORY

There was no inventory at December 31, 2003. Inventory at December 31, 2004 was $116,407 and all inventory was comprised of either raw materials and or finished goods.

	December 31, 2003	December 31, 2004
Raw Materials Inventory	$0	$78,047
Finished Goods	$0	$38,360

Total Inventory	$0	$116,407

The Company assembles finished goods for specific sale on approval contracts. At December 31, 2004, all finished goods had been deployed at multiple sites for three divisions of one customer and the Company was awaiting customer acceptance.

D.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2003	2004
Equipment	$42,648	$45,418
Furniture	2,087	9,420
Software	0	15,884
Capital Leases	35,100	$35,100

	$79,835	$105,822
Less: accumulated depreciation	(50,799)	(65,580)

Property and equipment, net	$29,036	$40,242

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

Depreciation expense totaled $9,112 and $14,806 for the years ended December 31, 2003 and 2004, respectively.

E.	CONVERTIBLE SUBORDINATED DEBENTURES

In July 2000, the Company issued convertible subordinated debentures totaling approximately $140,000. The terms of the debentures require interest payable at twelve percent per annum payable quarterly with a maturity date of one year from the date of advance unless mutually extended. The debentures are subordinate and junior to existing liabilities of the Company and any subsequent borrowings from banks or insurance companies. The debentures were able to be converted to common stock at a price of $2.50 per share at any time prior to maturity. During 2000 and 2003, approximately $120,000 of the convertible subordinated debentures were converted resulting in the issuance of 71,033 shares of restricted common stock. The remaining convertible subordinated debentures totaled $20,000 at December 31, 2003 and 2004, respectively. Interest accrued related to the unconverted subordinated debentures was $15,963 and $18,403 at December 31, 2003 and 2004, respectively. The Company is in default related to payments of interest and principal at December 31, 2004.

F.	CONVERTIBLE NOTES

In the period April through December 2004, the Company entered into agreements to issue convertible notes with approximately fifty (50) investors in the amount of $1,088,995. The convertible notes accrue simple interest at an annual rate of 1.47% and convert any time between issuance and six months of the original issuance date of the notes into an aggregate of approximately 23,392,000 shares. The notes automatically converted to shares on the respective conversion dates reducing the convertible promissory note balance to a net of $13,660 at December 31, 2004 and increasing the liability to issue stock account by $1,042,245. A beneficial conversion value was recognized as debt discount and paid in capital was added in the amount of $855,328. For the year ended December 31, 2004, the discount amortized to interest expense was approximately $847,000.

Three investors had requested that their principal in the total amount of $260,000 be returned before the conversion date. The Company agreed to repay these amounts with accrued interest no later than October 31, 2004. Due to limited cash flows these amounts were not repaid and subsequently the investors agreed to accept the convertible shares. In January and February 2005, all but 373,485 of the shares due to all conversions had been issued.

G.	DUE TO STOCKHOLDERS AND OFFICERS

As of December 31, 2003 and December 31, 2004, the Company was indebted to officers and stockholders in the amount of $265,180 and $84,626, respectively, for expenses incurred on behalf of the Company. This is exclusive of amounts included in accrued compensation.

H.	PROMISSORY NOTES

On October 29, 2001, the Company signed a confessed judgment promissory note with a law firm acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the promissory note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002 the Company received a notice of default relating to the Promissory Note and as of January 1, 2002 the outstanding balance was increased five percent (5%) and began to accrue interest at an annual rate of 15%. The balance including accrued interest and legal fees was approximately $806,000 and $878,000 as of December 31, 2003 and 2004, respectively.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

In July 2003, the Company signed a promissory note with a professional for fees and the interest on unpaid fees due that professional through June 30, 2003 in the amount of $247,507. The note is guaranteed personally by the Company’s Chairman. The promissory note accrued interest at a rate of 18% per annum and was due and payable on August 15, 2003. No significant payments have been made to date and the Company is in default with respect to this note and since default, interest of 2% per thirty calendar day period accrues as liquidated damages. The balance including accrued interest was approximately $270,000 and $336,000 as of December 31, 2003 and 2004, respectively.

I.	LIABILITY FOR STOCK TO BE ISSUED

The balance of the liability for stock to be issued at December 31, 2004 is based on the following agreements to issue stock that had not been issued as of that date:

In 2001 the Company entered into agreements with two investors to issue 8,085 shares of its common stock at a strike price of $0.10 per share for a total purchase price of $808. The payment for the stock was received but never deposited and the stock has never been issued.

In 2002, among other transactions, an investor exercised warrants to issue 10,000,000 shares of the Company’s common stock, of which, 975 shares have yet to be issued. The value of the unissued shares, based upon the original warrant agreement, is approximately $10.

In November 2003, the Company entered into an agreement with the President of North Electric Company to issue 500,000 shares of its common stock upon meeting certain performance benchmarks. These performance benchmarks were met in 2004. The value of the stock to be issued was based on the fair value of the stock on the date that the performance benchmarks were met and a liability was recorded for a total of $76,500.

In July 2004, the Company entered into an agreement with a consultant to provide services in exchange for the common stock of the Company (see Note M). At December 31, 2004, the Company was required to issue 5,000,000 shares of its common stock to the consultant. The stock was valued based on the fair value of the stock on the dates that the shares were earned and a liability was recorded for a total of $368,900.

In 2004, the Company entered into agreements to issue convertible promissory notes with approximately 50 investors (see Note F). Upon the conversion of these agreements, the debt was reclassified on the Company’s balance sheet as a liability to issue stock in the amount of $1,042,245.

J.	OTHER LIABILITIES

On December 18, 2001 the Company entered into a short-term loan agreement with an investor for $120,000. Principal and interest on the loan were due April 15, 2002. The loan was secured by approximately 3.4 million shares of the Company’s stock owned and pledged by the Company’s Chairman. On May 17, 2002, the investor filed suit against the Company and the Company’s Chairman for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principal, interest and legal fees was recorded in the balance sheet of the Company. The Company issued the Company’s Chairman 3,272,727 shares of common stock in August 2002 to replace the pledged stock lost. The reimbursed shares were treated as a cost of capital and approximately $52,000 was applied against the paid-in-capital account in the equity section of the Company’s balance sheet. This liability was reduced by the receipt of the pledged shares and has a current balance of approximately $56,000 at December 31, 2003 and 2004 and is recorded in accounts payable and accrued expenses.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

During 2002, the Company entered into several stock purchase agreements with Hickey Hill Partners LLC and Miami Associates Investors, LLC (“Investors”) to purchase shares of the Company’s common stock.

The Company discounted the purchase price based upon market conditions at the time of issuance of the stock and the immediately following several days. The Company held advances in the amount of $35,000 for which stock was not issued. The Company believed that the investors defaulted on the stock purchase agreements and the investors believed that the Company defaulted on the stock purchase agreements. Hickey Hill Partners LLC filed a lawsuit against the Company and the Company’s Chairman in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. On April 3, 2003, the court issued a default judgment against the Company and our President in the amount of $64,352 that bears interest at the rate of 6% a year and prejudgment interest of $1,716. The Company has recorded a liability for the judgment and additional accrued interest at December 31, 2003 in the amount of $68,945 that is included in accounts payable and accrued expenses. Funds were transferred in March 2004 and the balance, including accrued interest, at December 31, 2004 was approximately $67,000. In March 2005, the Company entered into an agreement to pay Hickey Hill Partners, LLC $45,000 by May 15, 2005 in full satisfaction of all outstanding, current and pending claims regarding this judgment.

Miami Associates Investors, LLC also filed a lawsuit against the Company and the Company’s Chairman in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida for damages in the amount of $54,850 together with the awarding of treble damages, attorneys fees and interest. On April 24, 2003, the court determined that the Company and our Chairman defaulted. A final judgment was ordered and finalized on December 3, 2003. The Company has recorded a liability for the judgment and accrued interest at December 31, 2003 in the amount of $118,350 that is recorded in accounts payable and accrued expenses. The balance, including accrued interest, at December 31, 2004 was approximately $125,000. In March 2005, the Company entered into an agreement to pay Miami Associates Investors, LLC $55,000 by April 15, 2005 in full satisfaction of all outstanding, current and pending claims regarding this litigation.

K.	RELATED PARTY TRANSACTIONS

As of December 31, 2003 and December 31, 2004 the Company had amounts payable to various officers and stockholders (See Note G).

During 2003, the Company’s Chairman assumed personal liability and pledged personal assets as part of several financing agreements.

L.	CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash accounts with several commercial banks. Cash balances are insured by the Federal Deposit Insurance Corporation, up to $100,000 per financial institution. At December 31, 2003, the Company’s uninsured cash balances were approximately $157,000. At December 31, 2004, the Company had no uninsured cash balances.

M.	COMMITMENTS AND CONTINGENCIES

Commitments:

In November 2003, the Company entered into an informal agreement with an ex-employee of North Electric Company to issue 1,750,000 shares of the Company’s common stock as part of a settlement

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

agreement and release related to prior claims against the company for unpaid and additional compensation earned under certain verbal agreements. The commitment to issue stock was valued based upon the average market value of the stock during the month of November 2003. As a result the Company increased the existing liability to the employee and recorded additional consulting expense of approximately $115,000 at that time for a balance due the employee of $315,000 at December 31, 2003. The agreement was formalized and signed on February 12, 2004. The shares were subsequently issued in January 2005.

In November 2003, the Company entered into an informal agreement with the President of North Electric Company related to past, present and future compensation. Under the terms of the agreement the Company committed to issue 1,770,000 shares of the Company’s common stock as satisfaction for amounts owed to the President of North Electric Company in unpaid compensation through the year ended December 31, 2003. The Company committed to issue the president of North Electric Company stock options for 5,500,000 shares of the company’s common stock at a strike price of $0.15 per share. Share options to acquire 1,500,000 vested on November 30, 2003 and the balance will vest over the following 36 months or will fully vest upon the Company’s first sale of the NAS-6131 system and will expire three years after the date of vesting. During the year ended December 31, 2004, options to acquire 4,000,000 shares vested under this commitment, were valued under SFAS No. 123 using a Black-Scholes model and the Company recorded an expense in the amount of $378,734 which was charged to officer’s compensation. As of December 31, 2004, none of the vested stock options were exercised. None of the 1,770,000 committed shares and none of the 500,000 bonus shares had been issued as of December 31, 2004.

In November 2003, the Company entered into an exclusive distribution agreement for the sale of North Electric Company products in the Pacific Rim. The agreement has an effective date of January 1, 2004 and a term of four years, ending December 31, 2007. Under the distribution agreement, North Electric Company is required to provide training, marketing and technical support during the term of the agreement and provide product warranty and carry product liability insurance for any sold products. As of December 31, 2004, no products have been sold under this agreement.

In July 2004, the Company and its subsidiary entered into an agreement that was made effective as of May 1, 2004, with a consultant, to provide marketing support and sales representation services for its subsidiary, North Electric Company. Under the terms of the agreement, North Electric Company is to pay a monthly fee of $5,000 per month from May through December 2004 unless the contract is terminated earlier. In addition, the consultant is to be compensated with up to 12,000,000 shares of unregistered DataMEG Corp. common stock for achieving certain milestones. The stock can be exchanged for cash payments at a rate of $10,000 per one million shares of common stock. If stock is issued as payment for compensation then the stock must be registered within 120 days of the issuance of the stock certificate. A failure to register the stock in the period noted will result in a 5% penalty, payable in stock, on a monthly basis until the stock is registered. Cash payments are due within 30 days of the date of achievement. A penalty for late cash payments of $100 per day will be deemed payable. As of December 31, 2004, the Company recorded marketing support expenses, under this agreement, in the amount of $1,531,250 of which $87,100 relates to cash transactions and $1,444,150 relates to the value of 12,000,000 shares of DataMEG common stock to be issued. In October 2004, 7,000,000 shares of the Company’s common stock were issued and in January 2005, the remaining 5,000,000 shares of the Company’s common stock were issued to the consultant.

In August 2004, the Company negotiated to hire a consultant as its CEO. As part of the employment contract, the consultant required that the Company obtain directors and officers insurance prior to his official status as CEO for the Company. The Company did not obtain this coverage and the consultant did not obtain official status as their CEO but has agreed to continue in his capacity as a management consultant. In November 2004, as compensation for his services, the Company issued the consultant one

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

million (1,000,000) shares of its unregistered common stock and granted stock options for 2,500,000 shares of its common stock as a sign of good faith regarding its continued intent to formally employ this consultant. The stock options were fully vested at the time of the grant and expire in January 2013. The stock options were valued under SFAS No. 123 using a Black-Scholes model and the Company recorded an expense in the amount of $158,000 which was charged to consulting expenses.

In August 2004, the Company entered into an agreement with a consultant to provide general legal counsel services for the Company. Under the terms of the agreement the Company is required to make monthly payments of approximately $2,400 and reimburse the consultant for travel expenses as incurred.

Lease commitments:

In October 2004, the Company signed a lease agreement for office space in Raleigh, North Carolina. The term of the lease is for 37 months beginning December 2004 and ending in January 2008. The terms of the lease call for monthly payments of approximately $5,000.

The Company leases communications equipment and owes $8,302 under capital lease agreements, which expired in 2001. These capital leases are in default. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated useful lives. Amortization of assets under capital leases is included in depreciation and amortization expense.

The minimum lease payments due under terms of non-cancelable operating leases that have initial or remaining terms in excess of one year as of December 31, 2004 are as follows:

For the years ending December 31st	Operating Leases
2005	$52,806
2006	$59,718
2007	$62,120
2008	$5,193

Total	$179,837

Total rent expense for all operating leases was $63,673 and $26,617 for the years ending December 31, 2003 and 2004, respectively.

Contingencies:

During 1999, the Company entered into an agreement with a consulting firm for services rendered over the period October 1999 through June 2000. The agreement with the consultant may call for additional consideration totaling 4% of outstanding stock in warrants or warrants for 1,320,000 shares of the Company’s common stock at a strike price of $2.30 per share, contingent upon the consummation of the share exchange. The Company performed an analysis of the value of the warrants to determine the amount of a possible expense under SFAS No. 123. Using the Black-Scholes model, if the warrants had been issued, when the agreement was signed, they would have been valued at approximately $704,000. The Company believes that no such additional compensation is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirements to issue warrants.

As of December 31, 2002, the Company owed $142,388 to an investor pursuant to a judgment received related to a stock sale agreement. Pursuant to agreements with the investor, during 2003 the Company issued 10 million shares of the Company’s common stock to the investor and received and additional

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

$200,000 from the investor. The investor released the judgment and there were no remaining amounts due to the investor related to this transaction at December 31, 2003. If the investor sells the 10 million shares of common stock for an amount in excess of $2,400,000, then the Company is entitled to receive 90% of the excess as additional proceeds. No amounts have been recorded related to the additional proceeds.

During 2002, the Company received a $25,000 premium in exchange for a warrant to purchase 5 million shares of the Company’s common stock. The holder exercised the warrant during 2003 in exchange for a contingent exercise price. Due to certain conditions, no amounts had to be paid against the contingent exercise price. Pursuant to the warrant agreement, the Company may be required to refund 110% of the warrant premium. No amount has been recorded against this contingent liability.

On May 7, 2004, La Jolla Cove Investors, Inc., a shareholder, filed a complaint against the Company and the Company’s Chairman, for breach of contract in the Superior Court of San Diego County, California for damages in the amount of $450,000, attorneys fees, and interest for failure to register their shares in its SB-2/A filed in February 2004 as amended in June 2004. A judgment has not been received related to this litigation. On July 28, 2004, the plaintiff entered into an agreement with the Company to withdraw the suit if its shares were included in the future filing of the SB-2/A. It is the intent of the Company to include those shares in that registration statement.

N.	STOCK SUBSCRIPTION RECEIVABLE

On March 5, 2004, the Company entered into two stock subscription agreements with a foreign investor to purchase 5,882,352 shares of the Company’s common stock at a purchase price of $0.17 per share. As of December 31, 2004, the investor paid $80,000 towards the purchase of the shares. On April 1, 2004, the Company issued 2,941,176 shares of restricted Common Stock to the investor with the understanding that the investor was sending the Company $500,000 and a stock subscription receivable was recorded in the amount of $420,000. On April 14, 2004, the investor notified the Company of the investor’s intent not to invest further in the Company. The Company has offered to issue 470,588 shares to accommodate the $80,000 investment that was made upon return of the certificate issued in April 2004.

O.	INCOME TAXES

The benefit for income taxes for the years ended December 31 are as follows:

	2003	2004
Current	$—	$—
Deferred	—	—

Total benefit for income taxes	$—	$—

A reconciliation of income tax at the statutory rate to the Company’s effective rate is as follows for 2003 and 2004:

	2003	2004
Computed at the expected statutory rate	$(1,592,000)	$(3,163,000)
State income tax—net federal tax benefit	(281,000)	(558,000)
Add:
Other differences	37,000	(39,000)
Less: valuation allowance change	1,836,000	3,760,000

Total benefit for income taxes	$—	$—

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

Deferred tax assets and liabilities at December 31, 2003 and 2004 were as follows:

	2003	2004
Deferred tax assets:
Net operating loss carry forwards	$1,446,000	$1,881,000
Start-up costs	5,412,000	6,306,000
Depreciation and amortization	12,000	(19,000)
Stock option compensation	—	2,462,000

Gross deferred tax assets	6,870,000	10,630,000
Valuation allowance	(6,870,000)	(10,630,000)

Net deferred tax assets	$—	$—

The net increase in the valuation allowance for the years ended December 31, 2003 and 2004 was $1,836,000 and $3,760,000, respectively. The Company has available at December 31, 2004 approximately $3,106,000 for the parent, $1,254,000 for North Electric Company, Inc. and $344,000 for CASCommunications, Inc. of unused operating loss carry forwards that may be applied against future taxable income that expire in 2019 through 2024. Since a consolidated tax return is not filed, any net operating loss carryforwards can only be used to offset future taxable income of the specific company. Due to stock ownership changes, the ability to benefit from the net operating loss carryforwards may be significantly restricted.

P.	STOCK OPTIONS AND WARRANTS

In July 2000, the Company adopted a stock incentive plan for employees. The maximum number of shares which may be awarded under the plan is 3,000,000. Any person deemed eligible by the Stock Incentive Committee may receive shares or options under the plan; option awards may be in the form of an incentive option or a non qualified stock option. Stock options issued under the plan vest over several years, unless accelerated by the Stock Incentive Committee. All the shares authorized to be awarded under this stock option plan were granted in 2000 and 2001.

In addition, during the years ended December 31, 2003 and 2004, the Company granted options and warrants to consultants to purchase 28,099,019 and 29,002,352 shares of common stock, respectively, at prices ranging from $0.01 to $0.25 per share. The fair value of the stock options and warrants granted to employees and consultants has been recorded as an expense in the amount of $1,155,818 and $2,007,828 for the years ended December 31, 2003 and 2004, respectively and $89,300 has been recorded as a cost of capital for the year ended December 31, 2003. Of the options and warrants granted since inception, options and warrants for 54,849,704 shares are unexercised and unexercised options expire between August 2005 and January 2013.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

A summary of option and warrant activity, for both employees and consultants, for the two years ended December 31, is as follows:

	Number of Shares	Price Per Share Range	Weighted Average Price Per Share
Outstanding, January 1, 2003	7,700,000	$0.0126-$0.24	$0.04
Options and warrants granted	28,099,019	$0.012-$0.25	$0.14
Options and warrants exercised	(9,680,238)	$0.012-$0.07	$0.07
Options and warrants expired	(271,429)	$0.032	$0.032

Outstanding, December 31, 2003	25,847,352	$0.05-$0.25	$0.14
Options and warrants granted	29,002,352	$0.012-$0.25	$0.14
Options and warrants exercised	—	—	—
Options and warrants expired	—	—	—

Outstanding, December 31, 2004	54,849,704	$0.01-$0.25	$0.15

At December 31, 2004 the weighted average remaining life of outstanding stock options and warrants was approximately 37 months.

The Company accounted for the fair value of its options granted to employees in 2001 in accordance with APB 25. There were no options granted to employees in 2001. During 2002, the Company changed its method of accounting to follow the fair value method of SFAS No. 123.

The fair value of options and warrants granted in 2003 and 2004 are estimated on the date of the grant using a type of Black-Scholes option-pricing model. During the year ended December 31, 2003 the following assumptions were used to value grants: dividend yield of 0%, volatilities ranging from 1.43 to .63, terms varied based on the negotiated term of the options agreement, and risk-free interest rates varied based on the Treasury bond yield with a term comparable to the length of the term listed in the options agreement. During the year ended December 31, 2004 the following assumptions were used to value grants: dividend yield of 0%, volatilities ranging from .60 to 1.08, terms varied based on the negotiated term of the options agreement, and risk-free interest rates varied based on the Treasury bond yield with a term comparable to the length of the term listed in the options agreement.

Q.	NET LOSS PER COMMON SHARE

As required by SFAS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:

	For the Year Ended December 31, 2003	For the Year Ended December 31, 2004	Cumulative from Inception (January 13, 1999) to December 31, 2004
	(restated)		(unaudited)
Net Loss (numerator)	$(4,448,410)	$(9,302,939)	$(27,470,035)
Weighted Average Shares (denominator)	197,536,041	234,978,056	104,088,795
Basic and diluted net loss per common share	$(0.02)	$(0.04)	$(0.26)

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

As required by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No. 128, “Earnings Per Share.” Thus, options and warrants granted as of December 31, 2003 and 2004 are not included in the calculation of diluted EPS as their inclusion would be anti-dilutive.

R.	OPERATING LOSSES

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial costs in implementing its action plan. In addition, the Company used substantial amounts of working capital in funding these costs. At December 31, 2004, current liabilities exceed current assets by $5,610,011. The Company is seeking to raise additional capital and develop partnerships and cooperative agreements. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company’s ability to achieve its business objectives and the success of its future operations.

S.	SUBSEQUENT EVENTS

In January 2005, the Company granted immediately vested stock options for 2,500,000 shares of the Company’s common stock to a consultant for services performed in January 2005. The stock strike price is $0.10 per share and the options expire in three years.

In March 2005, the Company entered into an agreement with a consulting firm to provide certain management services to the Company over the next thirty-six months. The terms of the agreement provide for success fees to be earned based on attaining certain performance benchmarks. The success fees are to be paid in the Company’s common stock and require the establishment of a performance pool of common stock equivalent to 25% of the Company’s issued stock at the date of the agreement. The maximum number of shares that can be earned under the terms of the agreement are approximately 73,000,000 shares of the Company’s common stock.

In the first quarter of 2005, the Company entered into agreements to issue convertible promissory notes with twelve (12) investors for a total investment of $300,000. The convertible notes accrue simple interest at an annual rate of 1.47% and automatically convert, if not converted earlier, at either April 15, 2005 or May 15, 2005. At the exercise of the investors, the notes converted at the end of March 2005 and 9,325,000 shares of the Company’s common stock were issued to satisfy the agreements.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEETS

	December 31, 2004	June 30, 2005 (unaudited)
ASSETS
CURRENT ASSETS:
Cash	$—	$88,034
Accounts receivable, net	50	—
Inventory	116,407	159,660

Total current assets	116,457	247,694

PROPERTY AND EQUIPMENT, net	40,242	31,404

OTHER ASSETS:
Goodwill	206,746	206,746
Prepaid expenses	16,867	33,078
Deposits	7,218	7,218

Total other assets	230,831	247,042

Total assets	$387,530	$526,140

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Capital lease obligation	$8,302	$8,302
Promissory notes	1,214,138	1,288,677
Accounts payable and accrued expenses	1,284,633	1,237,383
Accrued compensation	1,596,013	1,138,439
Due to stockholders and officers	84,626	56,760
Convertible promissory notes, net of amortization	20,837	182,447
Convertible subordinated debentures	20,000	20,000
Deferred revenue	9,456	28,803
Liability for stock to be issued	1,488,463	32,313

Total current liabilities	5,726,468	3,993,124

Total liabilities	5,726,468	3,993,124

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY	(67,939)	(67,939)

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.0001 par value; none and 10,000,000 shares authorized; none issued or outstanding at December 31, 2004 and June 30, 2005, respectively	—	—
Common stock, $0.01 par value; 340,000,000 shares authorized and 252,086,074 shares issued and outstanding at December 31, 2004; Common stock, $0.0001 par value, 493,000,000 shares authorized at April 27, 2005 (recapitalization date) and June 30, 2005; 301,525,758 shares issued and outstanding at June 30, 2005	2,520,861	30,153
Common stock subscriptions receivable	(420,056)	(469,556)
Additional paid-in capital	17,144,573	23,495,639
Treasury stock	(75,392)	—
Stock options	3,029,050	4,047,076
Accumulated deficit during development stage	(27,470,035)	(30,502,357)

Total stockholders’ equity (deficit)	(5,270,999)	(3,399,045)

Total liabilities and stockholders’ equity (deficit)	$387,530	$526,140

The accompanying notes are an integral part of these consolidated financial statements.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended June 30, 2004	For the three months ended June 30, 2005	For the six months ended June 30, 2004	For the six months ended June 30, 2005	Cumulative from inception (January 13, 1999) to June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE:
Hardware and software sales	$—	$10,974	$—	$10,974	$50,433
Maintenance and support fees	—	3,132	—	5,969	7,860
Consulting fee income	—	—	—	—	4,750

Total revenue	—	14,106	—	16,943	63,043

COST OF REVENUES	—	32,600	—	34,739	58,720

Gross Profit	—	(18,494)	—	(17,797)	4,323

OPERATING EXPENSES:
General and administrative	516,594	1,120,787	1,786,553	1,591,616	20,251,782
Selling and marketing	—	46,769	—	69,785	2,208,888
Research and development	309,729	258,961	662,418	460,299	5,662,458

Total operating expenses	826,323	1,426,517	2,448,971	2,121,699	28,123,128

Loss from operations	(826,323)	(1,445,010)	(2,448,971)	(2,139,496)	(28,118,805)

OTHER INCOME (EXPENSES):
Interest income	—	—	—	—	225
Interest expense	(122,558)	(416,831)	(164,470)	(892,838)	(2,226,635)
Loss on acquisition fee	—	—	—	—	(123,950)
Loss on disposal of property and equipment	—	—	—	—	(1,459)
Gain on disposal of property and equipment	—	—	—	12	37
Loss on impairment of patents	—	—	—	—	(127,274)
Gain (loss) on litigation	—	—	—	—	(159,240)
Realized gains on sale of securities	—	—	—	—	8,530

Total other income (expenses)	(122,558)	(416,831)	(164,470)	(892,826)	(2,629,766)

LOSS BEFORE BENEFIT FOR INCOME TAXES AND MINORITY INTEREST	(948,881)	(1,861,841)	(2,613,441)	(3,032,322)	(30,748,571)

Benefit for income taxes	—	—	—	—	—

LOSS BEFORE MINORITY INTEREST	(948,881)	(1,861,841)	(2,613,441)	(3,032,322)	(30,748,571)

MINORITY INTEREST	—	—	—	—	246,214

NET LOSS	(948,881)	$(1,861,841)	(2,613,441)	$(3,032,322)	$(30,502,357)

Net loss per common share (basic and diluted)	$(0.00)	$(0.01)	$(0.01)	$(0.01)	$(0.16)

Weighted average number of common shares outstanding	227,436,074	296,961,011	226,370,038	287,422,638	186,109,755

The accompanying notes are an integral part of these consolidated financial statements.

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30, 2004	For the six months ended June 30, 2005	Cumulative from inception (January 13, 1999) to June 30, 2005
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,613,441)	$(3,032,322)	$(30,502,357)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,193	9,514	99,930
Stock issued for purchase of in-process research and development	—	—	870,600
Stock issued or to be issued, in lieu of cash for professional services	40,000	163,371	8,470,370
Stock issued or to be issued to officers and employees for reimbursement of corporate expenses or compensation	—	—	2,797,631
Stock options and warrants issued in lieu of cash for professional services and compensation	813,395	1,034,646	4,475,847
Property and equipment given in lieu of cash for professional services	—	—	15,475
Loss on write-down of inventory	—	28,262	28,262
Realized gains on sales of investments	—	—	(8,530)
Gain on sale of property and equipment	—	(12)	13
Loss on acquisition fee	—	—	123,950
Loss on disposal of property and equipment	—	—	1,459
Loss on impairment of patent	—	—	127,274
Loss on litigation	—	—	159,240
Minority interest	—	—	(154,550)
Stock issued in lieu of financing costs	—	—	140,250
Changes in assets and liabilities affecting operations:
Accounts receivable (net)	—	50	—
Inventory	(61,835)	(71,516)	(187,923)
Prepaid expenses	2,383	(3,210)	(9,962)
Deposits	—	—	24,752
Promissory notes	77,160	24,539	991,670
Accounts payable and accrued expenses	419,875	(4,608)	1,385,722
Accrued compensation	419,100	85,263	1,385,959
Deferred revenue	—	19,347	28,803
Due to stockholders and officers	—	(9,286)	266,262
Liability for stock to be issued	—	—	1,518,963
Convertible notes, net amortization	79,374	815,352	1,669,517
Short-term note payable	—	—	10,909

Net cash used in operating activities	(817,796)	(940,610)	(6,270,462)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(688)	(96,306)
Sale of property and equipment	—	25	25
Payments for intangible assets	—	—	(127,274)
Payments for security deposits	—	—	(91,532)
Investment in subsidiary	—	—	(149,312)
Purchases of investments	—	—	(20,000)
Sales of investments	—	—	28,530

Net cash used in investing activities	—	(663)	(455,869)

DATAMEG CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

	For the six months ended June 30, 2004	For the six months ended June 30, 2005	Cumulative from inception (January 13, 1999) to June 30, 2005
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan from shareholder	—	—	26,000
Repayment of loan from shareholder	—	—	(26,000)
Proceeds from short-term loan	—	—	120,000
Repayment of capital lease obligations	—	—	(32,002)
Net proceeds from issuance of stock	120,000	—	4,337,967
Net proceeds from stock to be issued	—	1,000	329,500
Proceeds from investments in subsidiary	—	—	25,000
Proceeds from issuance of warrants	—	—	25,000
Repayment of promissory note	—	50,000	49,500
Payment for treasury stock	—	—	(125,392)
Proceeds from issuance of debentures and promissory notes	385,475	978,307	2,084,792

Net cash provided by financing activities	505,475	1,029,307	6,814,365

NET CHANGE IN CASH	(312,321)	88,034	88,034

CASH, BEGINNING OF PERIOD	312,321	—	—

CASH, END OF PERIOD	—	$88,034	$88,034

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Financing of property and equipment with capital lease	—	—	$42,540

Issuance of stock in exchange for notes receivable	—	—	$656,251

Issuance of stock in exchange for notes payable	—	$754,247	$1,033,652

Issuance of stock in exchange for promissory note	—	—	$24,750

Stock issued as a reduction of the liability for stock to be issued	—	$1,625,164	$4,333,148

Stock issued in lieu of deferred financing costs	—	—	$140,250

Stock issued in lieu of deferred compensation	—	—	$47,400

Stock issued in purchase of subsidiary	—	—	$483,658

Stock options issued as a reduction of amounts due to stockholders and officers	$220,500	—	$220,500

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	—	—	$6,612

The accompanying notes are an integral part of these consolidated financial statements.

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	BASIS OF PRESENTATION AND ORGANIZATION

Datameg Corporation is a technology holding company focused through the Company’s subsidiaries on developing new technologies, software applications, and products primarily serving the telecommunications sector.

Datameg Corporation has two subsidiaries: CASCommunications, Inc., a Florida corporation, of which the Company owns 40%, and QoVox Corporation, a North Carolina corporation that the Company wholly owns. QoVox was known as North Electric Company, Inc. until July 1, 2005, when North Electric Company filed an Amendment to its Articles of Incorporation with the North Carolina Secretary of State to change the Company’s name. Datameg and its subsidiaries individually and collectively are a development stage enterprise. CASCommunications is an inactive company. Datameg does not expect CASCommunications to generate any revenue in 2005.

QoVox focuses on becoming a provider of network assurance products and services. QoVox’s network assurance products are designed to enable communications network operators and service providers to quickly and automatically determine if their network is meeting its quality and service expectations, while lowering network operating costs. QoVox has developed their Network Assurance System that covers the existing traditional telephone networks, networks that use the same communication technology as the Internet, and converged networks comprised of both of these network types. Communications networks that deploy advanced technologies will receive additional fault isolation and related benefits.

During the second half of 2004, QoVox began to deploy equipment to customer sites under three purchases on approval agreements. In October 2004, QoVox obtained its first approved purchase and recorded approximately $41,000 in revenues in 2004 related to the purchase.

During the quarter ended June 30, 2005, QoVox recorded revenue of $14,106 and had deferred revenue of $28,803 as of June 30, 2005. QoVox is actively pursuing additional near-term sales opportunities with its existing customer and others for its Network Assurance System and anticipates realization of these opportunities in the near-term.

These consolidated financial statements reflect those of Datameg Corporation, CASCommunications, Inc. and QoVox Corporation in accordance with the Financial Accounting Standards Board (“FASB”) interpretation (“FIN”) 46 “Consolidation of Variable Interest Entities and interpretation of ARB No. 51”, the Company continues to consolidate CASCommunications, Inc. as it expects to continue to absorb a majority of CASCommunications, Inc.’s losses. Collectively, Datameg Corporation, CASCommunications, Inc. and QoVox Corporation are referred to as the “Company”.

CASCommunications had no recorded assets as of June 30, 2005 and had a loss before minority interest of zero for the six months ended June 30, 2005 due to the lack of activity in 2005. No consolidated assets are collateral for liabilities of CASCommunications. Datameg has provided $270,000 of the total capital of $388,000 provided to CASCommunications as of June 30, 2005.

Datameg Corporation is a Delaware corporation that is a successor by merger as of April 27, 2005 to DataMEG Corp., which was a New York corporation incorporated in October 1982 as The Viola Group, Inc. In August 2000 the Company exchanged 90% of its common stock for 100% of the stock of Datameg Corporation, a Virginia corporation, that was incorporated in January 1999. The Company subsequently changed its name to Datameg Corporation and is the successor in business operations of the Virginia Datameg and New York Datameg.

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

On April 27, 2005, we entered into an Agreement and Plan of Merger with Datameg Corp. NY setting forth the terms of our reincorporation from New York to Delaware. As part of the reincorporation the Company increased its authorized number of shares to 503,000,000, of which 10,000,000 are preferred shares and 493,000,000 are common stock. The Company also changed its par value from $0.01 to $0.0001 per share.

On June 29, 2005, the Board of Directors of Datameg Corporation approved the cancellation of 260,000 shares of Datameg common stock previously held by Datameg as treasury stock. These shares were returned to authorized but unissued status. As of June 30, 2005, Datameg no longer owned any of its own shares.

The Company operates under the name of Datameg Corporation and trades under the symbol DTMG on the OTC-BB. The Company’s sole active subsidiary is QoVox Corporation, which the Company wholly owns.

Except for the consolidated balance sheet of the Company as of December 31, 2004, which is derived from audited financial statements, the accompanying consolidated financial statements are unaudited. In the opinion of management, all adjustments (consisting of normal recurring items) necessary for a fair presentation of such financial statements have been included. Interim results are not necessarily indicative of results for a full year.

The consolidated financial statements and notes are presented as required by Form 10-QSB and do not contain certain information included in the Company’s annual financial statements and notes. These financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2004.

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RECENT ACCOUNTING PRONOUNCEMENTS:

Statement No. 153—Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29

The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively. Management does not believe that the adoption of this standard on the effective date will have a material effect on the Company’s financial position or results of operations.

Statement No. 123 (revised 2004)—Share-Based Payments

This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, Employers’ Accounting for Employee Stock Ownership Plans. This revision is effective for public entities that file as small business issuers—as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Management does not believe that the adoption of this standard on the effective date will have a material effect on the Company’s financial position or results of operations as they had previously adopted the fair value methods under Statement No. 123.

Statement No. 151—Inventory Costs—an amendment of ARB No. 43, Chapter 4

This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 24, 2004. The provisions of this Statement should be applied prospectively. Management does not believe that the adoption of this standard on the effective date will have a material effect on the Company’s financial position or results of operations.

C.	INVENTORY

Inventory at December 31, 2004 and June 30, 2005 was $116,407 and $159,660, respectively and all inventory was comprised of either raw materials and or finished goods.

	December 31, 2004	June 30, 2005 (unaudited)
Raw Materials Inventory	$78,047	$72,656
Finished Goods	$38,360	$87,004
Total Inventory	$116,407	$159,660

The Company assembles finished goods for specific sale on approval contracts. At June 30, 2005, all finished goods had been deployed at multiple sites for three divisions of one customer and the Company was awaiting customer acceptance.

D.	CONVERTIBLE SUBORDINATED DEBENTURES

In July 2000, the Company issued convertible subordinated debentures totaling approximately $140,000. The terms of these debentures require interest payable at twelve percent per annum payable quarterly with a maturity date of one year from the date of advance unless mutually extended. The debentures are subordinate and junior to existing liabilities of the Company and any subsequent borrowings from banks or insurance companies. The debentures were convertible into to common stock at a price of $2.50 per share at any time prior to maturity.

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

During 2000 and 2003, approximately $120,000 of the convertible subordinated debentures were converted resulting in the issuance of 71,033 shares of common stock. The remaining convertible subordinated debentures totaled $20,000 at December 31, 2004 and June 30, 2005, respectively. Interest accrued related to the unconverted subordinated debentures was $18,403 and $19,610 at December 31, 2004 and June 30, 2005, respectively. The Company is in default related to payments of interest and principal at June 30, 2005.

E.	CONVERTIBLE NOTES

In the period April through December 2004, the Company entered into agreements to issue convertible notes with approximately fifty (50) investors in the aggregate amount of $1,088,995. The convertible notes accrue simple interest at an annual rate of 1.47% and convert any time between issuance and six months of the original issuance date of the notes into an aggregate of approximately 23,392,000 shares. The notes automatically converted to shares on the respective conversion dates reducing the convertible promissory note balance to a net of $13,660 at December 31, 2004 and increasing the liability to issue stock account by $1,042,245. A beneficial conversion value was recognized as debt discount and paid in capital was added in the amount of $855,328. For the year ended December 31, 2004, the discount amortized to interest expense was approximately $847,000. For the six months ended June 30, 2005, the discount amortized to interest expense was approximately $8,000. By the end of the second quarter all but 373,485 of shares due to all conversions had been issued.

F.	CONVERTIBLE NOTES WITH DETACHABLE WARRANTS

In the period January through June 2005, the Company entered into agreements to issue convertible notes with detachable warrants with approximately eighty (80) investors in the amount of $1,111,807. In the second quarter, approximately forty (40) notes were issued for a total of $566,307. The agreements were not fully funded on the date of the agreements and at June 30, 2005, the amount due from the investors was $121,000. The convertible notes accrue simple interest at an annual rate of 1.47% and convert any time between three and six months of the date of the agreement or upon the automatic conversion date, which ever comes first. The Company elected to allow certain investors to accelerate the conversions. The notes converted or are to be converted into approximately 22,405,371 shares. During the first six months of 2005, we issued approximately 15,341,141 of these shares pursuant to conversions under these agreements. The detachable warrants issued in the second quarter were valued under a Black-Scholes model and a debt discount of approximately $354,576 was recorded and added to paid in capital. During the first six months of 2005, the debt discount related to the value of the warrants and amortized to interest was approximately $247,271. In addition, a beneficial conversion value was recognized as additional debt discount and paid in capital was added in the amount of approximately $643,976. For the six months ended June 30, 2005, the debt discount related to the beneficial conversion feature of the security and amortized to interest expense was approximately $526,308.

G.	DUE TO STOCKHOLDERS AND OFFICERS

As of December 31, 2004 and June 30, 2005, the Company was indebted to officers and stockholders in the amount of $84,626 and $56,760 respectively, for expenses incurred on behalf of the Company. This is exclusive of amounts included in accrued compensation.

H.	PROMISSORY NOTES

On October 29, 2001, the Company signed a confessed judgment promissory note with a law firm acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the promissory note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002, the

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

Company received a notice of default relating to the Promissory Note and as of January 1, 2002 the outstanding balance was increased five percent (5%) and began to accrue interest at an annual rate of 15%. The balance including accrued interest and legal fees was approximately $878,000 and $923,178 as of December 31, 2004 and June 30, 2005, respectively.

In July 2003, the Company signed a promissory note with a professional for fees and the interest on unpaid fees due that professional through June 30, 2003 in the amount of $247,507. The note was guaranteed personally by the Company’s former Chairman. The promissory note accrued interest at a rate of 18% per annum and was due and payable on August 15, 2003. No significant payments have been made to date and the Company is in default with respect to this note and since default, additional interest of 2% per thirty calendar day period accrues as liquidated damages. The balance including accrued interest was approximately $336,000 and $365,500 as of December 31, 2004 and June 30, 2005, respectively.

I.	OTHER LIABILITIES

On December 18, 2001, the Company entered into a short-term loan agreement with an investor for $120,000. Principal and interest on the loan were due April 15, 2002. The loan was secured by approximately 3.4 million shares of the Company’s stock owned and pledged by the Company’s former Chairman. On May 17, 2002, the investor filed suit against the Company and the Company’s former Chairman for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principal, interest and legal fees was recorded in the balance sheet of the Company. The Company issued the Company’s former Chairman 3,272,727 shares of common stock in August 2002 to replace the pledged stock lost. The reimbursed shares were treated as a cost of capital and approximately $52,000 was applied against the paid-in-capital account in the equity section of the Company’s balance sheet. This liability was reduced by the receipt of the pledged shares and has a current balance of approximately $56,000 at December 31, 2004 and June 30, 2005 and is recorded in accounts payable and accrued expenses.

During 2002, the Company entered into several stock purchase agreements with Hickey Hill Partners LLC and Miami Associates Investors, LLC (“Investors”) to purchase shares of the Company’s common stock.

The Company discounted the purchase price based upon market conditions at the time of issuance of the stock and the immediately following several days. The Company held advances in the amount of $35,000 for which stock was not issued. The Company believed that the investors defaulted on the stock purchase agreements and the investors believed that the Company defaulted on the stock purchase agreements. Hickey Hill Partners LLC filed a lawsuit against the Company and the Company’s former Chairman in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. On April 3, 2003, the court issued a default judgment against the Company and its former Chairman in the amount of $64,352 that bears interest at the rate of 6% a year and prejudgment interest of $1,716. The Company recorded a liability for the judgment and additional accrued interest at December 31, 2003 in the amount of $68,945 that is included in accounts payable and accrued expenses. Funds were transferred in March 2004 and the balance, including accrued interest, at June 30, 2005 was approximately $57,470. In March 2005, the Company entered into an agreement to pay $45,000 to Hickey Hill Partners, LLC by May 15, 2005 in full satisfaction of all outstanding, current and pending claims regarding this judgment. The reduced settlement was not paid. On April 1, 2005 the Company entered into a revised agreement to pay $10,000 per month for five months. The agreement provided that no further interest shall be accrued on the prior balance. The Company has made two payments as of July 31, 2005.

Miami Associates Investors, LLC also filed a lawsuit against the Company and the Company’s Chairman in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida for damages in the amount of

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

$54,850 together with the awarding of treble damages, attorneys fees and interest. On April 24, 2003, the court determined that the Company and our Chairman defaulted. A final judgment was ordered and finalized on December 3, 2003. The Company recorded a liability for the judgment and accrued interest at December 31, 2003 in the amount of $118,350 that is recorded in accounts payable and accrued expenses. The balance, including accrued interest, at June 30, 2005 was approximately $69,273. In March 2005, the Company entered into an agreement to pay $55,000 to Miami Associates Investors, LLC by April 15, 2005 in full satisfaction of all outstanding, current and pending claims regarding this litigation. The reduced settlement was not paid. On May 18, 2005 the parties agreed that the Company would pay $10,000 per month until the balance is paid in full. The agreement provided that no further interest shall be accrued on the prior balance.

J.	RELATED PARTY TRANSACTIONS

As of December 31, 2004 and June 30, 2005, the Company was indebted to officers and stockholders in the amount of $84,626 and $56,760 respectively, for expenses incurred on behalf of the Company. This is exclusive of amounts included in accrued compensation.

K.	CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash accounts with several commercial banks. Cash balances are insured by the Federal Deposit Insurance Corporation, up to $100,000 per financial institution. At December 31, 2004 and June 30, 2005, the Company had no uninsured cash balances.

L.	COMMITMENTS AND CONTINGENCIES

Commitments:

In November 2003, the Company entered into an informal agreement with the President of QoVox related to past, present and future compensation. Under the terms of the agreement, the Company committed to issue 1,770,000 shares of the Company’s common stock as satisfaction for amounts owed to the President of QoVox in unpaid compensation through the year ended December 31, 2003. The Company committed to issue the president of QoVox stock options for 5,500,000 shares of the Company’s common stock at a strike price of $0.15 per share. Stock options to acquire 1,500,000 shares vested on November 30, 2003 and the balance will vest over the following 36 months or will fully vest upon the Company’s first sale of the QoVox Network Assurance System and will expire three years after the date of vesting. During the year ended December 31, 2004, options to acquire 4,000,000 shares vested under this commitment, were valued under SFAS No. 123 using a Black-Scholes model and the Company recorded an expense in the amount of $378,734 which was charged to officer’s compensation. As of June 30, 2005, none of the vested stock options were exercised. In April 2005, the Company issued the 1,770,000 committed shares and the 500,000 bonus shares.

In November 2003, the Company entered into an exclusive distribution agreement for the sale of QoVox products in the Pacific Rim. The agreement has an effective date of January 1, 2004 and a term of four years, ending December 31, 2007. Under the distribution agreement, QoVox is required to provide training, marketing and technical support during the term of the agreement and provide product warranty and carry product liability insurance for any sold products. As of June 30, 2005, no products have been sold under this agreement.

In July 2004, the Company and QoVox entered into an agreement as of May 1, 2004 with a consultant to provide marketing support and sales representation services for QoVox. Under the agreement, QoVox agreed to

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

pay a monthly fee of $5,000 per month from May through December 2004 unless the contract was terminated earlier. In addition, the Company agreed to compensate the consultant with up to 12,000,000 shares of the Company’s unregistered common stock for achieving certain milestones. The stock can be exchanged for cash payments at a rate of $10,000 per 1,000,000 shares of common stock. If stock is issued as payment for compensation then the stock must be registered within 120 days of the issuance of the stock certificate. A failure to register the stock in the period noted will result in a 5% penalty, payable in stock, on a monthly basis until the stock is registered. Cash payments are due within 30 days of the date of achievement. A penalty for late cash payments of $100 per day will be deemed payable.

As of December 31, 2004, the Company recorded marketing support expenses, under the July 2004 agreement, in the amount of $1,531,250 of which $87,100 relates to cash transactions and $1,444,150 relates to the value of 12,000,000 shares of the Company’s common stock. In October 2004, the Company issued 7,000,000 shares of common stock and in January 2005, the Company issued the remaining 5,000,000 shares of common stock to the consultant. The contract expired on December 31, 2004 on its own terms. The parties are in negotiations to resolve prior issues raised by the consultant and initiate a new contract. The parties expect to complete negotiations in the third quarter of 2005.

Mark P. McGrath, the Company’s Chairman, CEO and President, formerly served as a consultant to the Company to provide general legal counsel services to the Company. Under the terms of an agreement between Mr. McGrath and the Company dated August 2004, the Company agreed to make weekly payments of approximately $2,400 and reimburse Mr. McGrath for travel expenses as incurred. The contract has subsequently been terminated.

In March 2005, QoVox entered into agreements with three (3) consultants, whereby the consultants agreed to continue to perform certain services in March and April 2005 in exchange for 160,000 shares of the Company’s common stock each. The total fair value of the stock on the date of the agreements was approximately $54,000. A charge to consulting fees and liability to issue stock was recorded at March 31, 2005 in the amount $18,087.

On April 15, 2005, the Company entered into a short-term loan agreement under which, Mark P. McGrath, the Company’s Chairman, CEO and President, lent $10,000 to the Company. Simple interest accrued at 1.47%. The note matured on May 15, 2005 and has been paid in full on May 9, 2005.

On April 17, 2005, the Company entered into an Option Agreement with Mark P. McGrath whereby the Company granted to Mr. McGrath options to acquire up to 5,000,000 shares of the Company’s common stock at an exercise price of $0.17 per share, such options to expire on April 17, 2010. Also on April 17, 2005, the Company entered into an Option Agreement with Andrew Benson whereby the Company granted to Mr. Benson options to acquire up to 10,000,000 shares of the Company’s common stock at an exercise price of $0.17 per share, such options to expire on April 17, 2010.

On April 27, 2005, the Company entered into a Mutual General Release with Andrew Benson whereby each of the Company and Mr. Benson agreed to unconditionally and completely release and discharge the other party (and his or its respective past, present, and future employees, officers, directors, agents, attorneys, representatives, affiliates, predecessors, heirs, successors and assigns) of and from all debts, actions, causes of action, agreements, obligations and liabilities. As a result of this agreement, contingent payroll tax liabilities previously indemnified by the former Chairman have become the contingent liabilities of the Company. The range of projected loss related to these contingent liabilities cannot be estimated at this time.

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

On April 28, 2005, the Company entered into an engagement agreement with 350 Group, LLC, which superceded the term sheet that the Company and 350 Group entered into in March 2005, whereby 350 Group agreed to apply its resources, in close collaboration with the management of the Company and QoVox, to refine and execute our short-term and long-term business planning; formalize commercial operations systems and strategic product distribution channels; formulate corporate finance plans; assist us in raising capital; as well as assist in recruiting independent board directors and formation of our Technical Advisory Board.

Pursuant to the engagement agreement and as consideration for 350 Group, LLC’s services under the agreement, we agreed to issue to 350 Group a non-qualified stock option to purchase up to 94,000,000 shares of our common stock (if all milestones are achieved). The exercise price of the option is $0.10 per share. The option becomes exercisable (or vests) in amounts based on the achievement of certain milestones, including major commercial successes, achieving certain revenue levels and implementing business systems and financial reporting systems suitable for us. Vesting occurs in increments ranging from 1,175,000 to 4,700,000 shares. We also agreed to reimburse 350 Group for its reasonable travel and out-of-pocket expenses. The agreement contains customary non-disclosure and indemnification provisions. To date none of the stated milestones have been achieved.

On April 30, 2005, QoVox entered into agreements with one (1) employee and two (2) consultants, whereby the consultants agreed to continue to perform certain services in April and May 2005 in exchange for 160,000 shares each of the Company’s common stock.

As of May 1, 2005, the Company entered into a Consulting Agreement with Mr. Andrew Benson under which Mr. Benson furnishes consulting and general business advisory services relating to the operation of our business and the business of our subsidiaries and affiliates. The consulting agreement is for a period of twelve months ending on April 30, 2006 and requires monthly payments of $12,500 and cannot be revoked, terminated or cancelled by the Company except with respect to a termination for cause.

On May 13, 2005, the Company entered into a Mutual General Release with Yes International, Inc. settling any and all claims either company may have had. The terms of the release provided that the Company pay Yes International $5,000 per month beginning in May for five months for a total of $25,000. The Company made its first payment of $5,000 on May 31, 2005 and has subsequently made a $2,000 payment in July. The Company is in default with respect to this agreement.

Lease commitments:

In October 2004, QoVox signed a lease agreement for office space in Raleigh, North Carolina. The term of the lease is for 37 months beginning December 2004 and ending in January 2008. The terms of the lease call for monthly payments of approximately $5,000.

The Company leases communications equipment and owes $8,302 under capital lease agreements, which expired in 2001. These capital leases are in default. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated useful lives. Amortization of assets under capital leases is included in depreciation and amortization expense.

Contingencies:

During 1999, the Company entered into an agreement with a consulting firm for services rendered over the period October 1999 through June 2000. The agreement with the consultant may call for additional

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

consideration totaling 4% of outstanding stock in warrants or warrants for 1,320,000 shares of the Company’s common stock at a strike price of $2.30 per share, contingent upon the consummation of the share exchange. The Company performed an analysis of the value of the warrants to determine the amount of a possible expense under SFAS No. 123. Using the Black-Scholes model, if the warrants had been issued, when the agreement was signed, they would have been valued at approximately $704,000. The Company believes that no such additional compensation is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirements to issue warrants.

As of December 31, 2002, the Company owed $142,388 to an investor pursuant to a judgment received related to a stock sale agreement. Pursuant to agreements with the investor, during 2003 the Company issued 10 million shares of the Company’s common stock to the investor and received an additional $200,000 from the investor. The investor released the judgment and there were no remaining amounts due to the investor related to this transaction at December 31, 2003. If the investor sells the 10 million shares of common stock for an amount in excess of $2,400,000, then the Company is entitled to receive 90% of the excess as additional proceeds. No amounts have been recorded related to the additional proceeds.

During 2002, the Company received a $25,000 premium in exchange for a warrant to purchase 5 million shares of the Company’s common stock. The holder exercised the warrant during 2003 in exchange for a contingent exercise price. Due to certain conditions, no amounts had to be paid against the contingent exercise price. Pursuant to the warrant agreement, the Company may be required to refund 110% of the warrant premium. No amount has been recorded against this contingent liability.

On May 7, 2004, La Jolla Cove Investors, Inc., a shareholder, filed a complaint against the Company and the Company’s former Chairman, for breach of contract in the Superior Court of San Diego County, California for damages in the amount of $450,000, attorneys fees, and interest for failure to register their shares in its SB-2/A filed in February 2004 as amended in June 2004. A judgment has not been received related to this litigation. On July 28, 2004, the plaintiff entered into an agreement with the Company to withdraw the suit if its shares were included in the future filing of the SB-2/A. The Company intends to include those shares in a future registration statement.

M.	STOCK SUBSCRIPTION RECEIVABLE

On March 5, 2004, the Company entered into two stock subscription agreements with a foreign investor to purchase 5,882,352 shares of the Company’s common stock at a purchase price of $0.17 per share. As of December 31, 2004, the investor paid $80,000 towards the purchase of the shares. On April 1, 2004, the Company issued 2,941,176 shares of restricted Common Stock to the investor with the understanding that the investor was sending the Company $500,000 and a stock subscription receivable was recorded in the amount of $420,000. On April 14, 2004, the investor notified the Company of the investor’s intent not to invest further in the Company. The Company offered to issue 470,588 shares to accommodate the $80,000 investment that was made upon return of the certificate issued in April 2004.

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

N.	NET LOSS PER COMMON SHARE

As required by SFAS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:

	For the six Months Ended June 30, 2004 (unaudited)	For the six Months Ended June 30, 2005 (unaudited)	Cumulative from Inception (January 13, 1999) to June 30, 2005 (unaudited)
Net Loss (numerator)	$(2,613,441)	$(3,032,322)	$(30,502,357)
Weighted Average Shares (denominator)	226,370,038	296,961,011	186,109,755
Basic and diluted net loss per common share	$(0.01)	$(0.01)	$(0.16)

As required by the Securities and Exchange Commission Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No. 128, “Earnings Per Share.” Thus, options and warrants granted as of June 30, 2004 and 2005 are not included in the calculation of diluted EPS as their inclusion would be anti-dilutive.

O.	OPERATING LOSSES

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial costs in implementing its action plan. In addition, the Company used substantial amounts of working capital in funding these costs. At June 30, 2005, current liabilities exceeded current assets by $3,745,430. The Company is seeking to raise additional capital and develop partnerships and cooperative agreements. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company’s ability to achieve its business objectives and the success of its future operations.

P.	SUBSEQUENT EVENTS

On July 1, 2005, our wholly owned subsidiary, QoVox Corporation, filed Articles of Amendment to its Articles of Incorporation, changing its corporate name from North Electric Company, Inc. to QoVox Corporation. The new corporate name better reflects QoVox’s core business of helping service providers assure the quality of Voice over Internet Protocol (VoIP) and other next generation IP-based services.

On July 1, 2005, we appointed Joshua E. Davidson to the position of Vice President, Finance. In this position, Mr. Davidson is responsible for leading the finance and administration efforts that support the ongoing development and deployment of Datameg’s test and measurement tools and voice quality assurance services for IP-centric applications. Mr. Davidson reports directly to Mark P. McGrath, our Chairman, President and Chief Executive Officer.

Effective as of July 1, 2005, Datameg and Mr. Davidson entered into a letter agreement, under which the Company agreed to pay to Mr. Davidson $700 per day (or $350 per half day) that he performs services for Datameg. During each quarter, Mr. Davidson is expected to devote approximately the following amounts of time to the Company’s business: (i) four to five days per week for three weeks of each quarter, and (ii) 1.5 days per week for ten weeks of each quarter. The letter agreement provides that Datameg will not pay aggregate compensation to Mr. Davidson for a quarter exceeding $25,000 unless duly authorized in writing or by electronic mail by Datameg’s Chairman and Chief Executive Officer with respect to that quarter.

DATAMEG CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

In connection with his appointment as Vice President, Finance, Datameg granted to Mr. Davidson a one-time signing bonus of one million restricted shares of Datameg common stock, of which 50% (500,000 shares) were issued in July 2005 and the remaining 50% (500,000 shares) will be issued on January 3, 2006, provided that Mr. Davidson’s consulting arrangements with Datameg have not been terminated. Under the letter agreement, Mr. Davidson performs services for Datameg as an independent contractor and not as a Datameg employee.

On July 25, 2005, we entered into an Option Agreement with Mark P. McGrath, our Chairman, Chief Executive Officer and President, under which we granted a non-qualified stock option to acquire 2,500,000 shares of our common stock to Mr. McGrath. Also on July 25, 2005, we entered into a substantially identical Option Agreement with Joshua E. Davidson under which we granted a non-qualified stock option to acquire 2,500,000 shares of our common stock to Mr. Davidson. Each option (a) carries an exercise price of $0.06 per share (subject to adjustment for stock splits, stock dividends, reverse splits and the like), (b) becomes exercisable (vests) as to 500,000 shares on the first business day of each of the next five calendar quarters, beginning on October 3, 2005 and ending on October 2, 2006 and (c) has an expiration date of July 25, 2010.

Also on July 25, 2005, we entered into a Restricted Stock Agreement with William J. Mortimer, the General Manager of the Company’s wholly-owned subsidiary, QoVox Corporation. Pursuant to the Restricted Stock Agreement, Mr. Mortimer purchased 12,000,000 shares of our common stock for a purchase price of $0.006 per share. Payment for these shares may be affected by Mr. Mortimer forgoing receipt of consulting fees to which he is otherwise entitled. We have a right to repurchase these shares at the original purchase price, in the event that Mr. Mortimer ceases to serve as a full-time employee or consultant to QoVox prior to achieving each respective vesting milestone.

On July 26, 2005, William J. Mortimer joined our Board of Directors. Mr. Mortimer also serves as the General Manager of the Company’s wholly owned subsidiary, QoVox Corporation. Mr. Mortimer is a well-respected communications industry veteran with deep experience in the network testing and monitoring market. During Mr. Mortimer’s 20-year career he built successful customer relationships with leading network equipment manufacturers and service providers worldwide. Most recently, Mr. Mortimer served as the vice president and general manager for the New Generation Networks operation of Agilent Technologies, Inc., leading Agilent to become the recognized market leader in Voice over Internet Protocol (VoIP) monitoring and management. In this role Mr. Mortimer grew the business by successfully obtaining contracts with such leading accounts as AT&T, Sprint, Time Warner Cable and Deutsche Telekom. Prior to that Mr. Mortimer was vice president and general manager of Agilent’s Optical Network Test Division and Communications Services Solutions business.

ITEM 23 (PART 1)—EXPERTS

Our consolidated financial statements for the years ended December 31, 2003 and 2004 incorporated herein have been audited by Fitzgerald, Snyder & Co., P.C., independent certified public accountants. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

ITEM 23 (PART 2)—CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our accountants or the accountants of our subsidiaries during the past two fiscal years or any more recent period.

DATAMEG CORPORATION

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 - Indemnification of Directors and Officers

Our certificate of incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, none of our directors shall have personal liability to us or our shareholders for damages for any breach of duty as a director. Our Certificate of Incorporation also provides that we will indemnify each person who was or is a party or is threatened to be made a party to any lawsuit or proceeding (other than an action by us or on our behalf), by reason of the fact that he is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to so serve, at our request, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, judgments, fines and amounts paid in settlement, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for indemnification by any director or officer.

Item 25 - Other Expenses of Issuance and Distribution.

Filing fee under the Securities Act of 1933	$686.73
Legal Fees (1)	$30,000.00
Accounting Fees (1)	$10,000.00
Costs of Printing (1)	$4,000.00
Miscellaneous (1)	$1,313.27

TOTAL:	$46,000.00

(1)	Estimates

Item 26 - Recent Sales of Unregistered Securities

The information set forth in Part II, Item 5 (Recent Sales of Unregistered Securities) of our quarterly report on Form 10-QSB/A filed on August 29, 2005 is incorporated herein by reference.

Item 27 - Exhibits.

2.1	Agreement and Plan of Merger between Datameg Corp., a New York corporation (“Datameg NY”), and Datameg Corporation, a Delaware corporation, dated April 27, 2005. (1)

3.1	Certificate of Incorporation of Datameg Corporation, a Delaware corporation, dated April 27, 2005. (1)

3.2	Bylaws of Datameg Corporation, a Delaware corporation, effective as of April 27, 2005. (1)

5.1	Opinion of Duane Morris LLP as to legality of securities being registered.

10.1	Engagement Agreement between Datameg Corporation and 350 Group, LLC, dated April 28, 2005. (1)

10.2	Form of Convertible Promissory Notes issued in May and June 2004, together with table identifying issuance date, noteholder, amount and conversion price. (2)

10.3	Form of Subscription Agreement, Individual Investor Questionnaire, Sample Convertible Promissorry Note and Sample Warrant for Common Stock. (3)

10.4	Joint Sales and Marketing Agreement, dated as of July 16, 2004, by and between North Electric Company and Tekno Telecom LLC. (4)

10.5	Exclusive Distribution Agreement, dated January 1, 2004, by and between North Electric Company, Inc. and International Network Technology, Ltd. (5)

10.6	Release dated as of April 1, 2005, by an among Datameg NY and Hickey Hill Partners, LLC. (6)

10.7	Subscription Agreement, dated March 5, 2004, by and between Datameg and Mei Chung Tang Lee. (2)

10.8	Consulting Agreement, dated as of August 6, 2004, by and between Datameg NY and Mark McGrath. (6) (*)

10.9	Option Agreement between Datameg NY and Mark McGrath, dated as of April 17, 2005. (1) (*)

10.10	Option Agreement between Datameg Corporation and Mark P. McGrath, dated as of July 25, 2005. (7) (*)

10.11	Management Consultant Agreement between William J. Mortimer and QoVox Corporation, dated July 18, 2005. (7) (*)

10.12	Restricted Stock Agreement between William J. Mortimer and Datameg Corporation, dated as of July 25, 2005. (7) (*)

10.13	Letter Agreement by and between Neil R. Gordon and Datameg Corporation dated September 22, 2005 (8) (*)

10.14	Option Agreement by and between Neil R. Gordon and Datameg Corporation dated September 22, 2005 (8) (*)

10.15	Employment Agreement between Dan Ference and QoVox Corporation, dated August 19, 2005. (3) (*)

10.16	Settlement Agreement and Mutual Release, dated as of February 12, 2004, by and between Datameg NY and Rex Hestor. (9) (*)

10.17	Option Agreement by and between Datameg NY and Rex Hestor, dated as of January 2004. (3) (*)

10.18	Stock Lock-up Agreement by and between Datameg NY and Rex Hestor, dated as of January 2004. (9) (*)

10.19	Letter Agreement by and between Joshua E. Davidson and Datameg Corporation, dated as of July 1, 2005. (10) (*)

10.20	Option Agreement between Datameg Corporation and Joshua E. Davidson, dated as of July 25, 2005. (7) (*)

10.21	Agreement dated as of March 22, 2005, by and between Datameg NY and Kanti Purohit. (6) (*)

10.22	Agreement and Settlement, dated as of March 22, 2005, by and between Datameg NY and Kanti Purohit. (6) (*)

10.23	Consulting Agreement, dated as of July 1, 2004, by and between Datameg NY and James Murphy. (4) (*)

10.24	Option Agreement, dated January 1, 2004, by and between Datameg NY and Andrew Benson. (9) (*)

10.25	Option Agreement between Datameg NY and Andrew Benson, dated April 17, 2005. (1) (*)

10.26	Mutual General Release between Andrew Benson and Datameg NY dated April 27, 2005. (1) (*)

10.27	Resignation by Andrew Benson from directorship of Datameg Corporation, a Delaware corporation, dated April 29, 2005. (1) (*)

10.28	Consulting Agreement between Datameg Corporation, a Delaware corporation, and Andrew Benson, dated as of May 1, 2005. (1) (*)

21.1	Subsidiaries of the Registrant. (3)

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).

23.2	Consent of Independent Auditors, Fitzgerald & Snyder, P.C.

99.1	Exhibit of Unregistered Sales of Securities. (7)

99.2	Press Release dated September 1, 2005. (3)

(1)	Incorporated by reference to the Current Report on Form 8-K filed by Datameg Corporation on May 4, 2005.

(2)	Incorporated by reference to the Form SB-2/A filed by Datameg NY on June 14, 2004.

(3)	Incorporated by reference to the Form SB-2 filed by Datameg Corporation on September 1, 2005.

(4)	Incorporated by reference to the Quarterly Report on Form 10-QSB/A filed by Datameg NY on November 26, 2004.

(5)	Incorporated by reference to the Annual Report on Form 10-KSB filed by Datameg NY on April 14, 2004.

(6)	Incorporated by reference to the Annual Report on Form 10-KSB filed by Datameg NY on April 20, 2005.

(7)	Incorporated by reference to the Quarterly Report on Form 10-QSB/A filed by Datameg Corporation on August 29, 2005.
(8)	Incorporated by reference to the Current Report on Form 8-K filed by Datameg Corporation on September 22, 2005.

(9)	Incorporated by reference to the Form SB-2/A filed by Datameg NY on February 27, 2004.

(10)	Incorporated by reference to the Current Report on Form 8-K filed by Datameg Corporation on July 26, 2005.

(*)	Management contract or compensatory plan required to be filed as an Exhibit to this Form SB-2.

Item 28 - Undertakings

We hereby undertake to:

(1)	File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

iii.	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5)	For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorize this registration statement to be signed on our behalf by the undersigned, in the City of Boston, The Commonwealth of Massachusetts on September 30, 2005.

DATAMEG CORPORATION

By:	/S/ MARK P. MCGRATH
Mark P. McGrath Principal Executive Officer Principal Financial Officer Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities indicated on September 30, 2005.

By:	/S/ MARK P. MCGRATH
Mark P. McGrath Principal Executive Officer Principal Financial Officer Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between Datameg Corp., a New York corporation (“Datameg NY”), and Datameg Corporation, a Delaware corporation, dated April 27, 2005.(1)

3.1	Certificate of Incorporation of Datameg Corporation, a Delaware corporation, dated April 27, 2005.(1)

3.2	Bylaws of Datameg Corporation, a Delaware corporation, effective as of April 27, 2005.(1)

5.1	Opinion of Duane Morris LLP as to legality of securities being registered.

10.1	Engagement Agreement between Datameg Corporation and 350 Group, LLC, dated April 28, 2005.(1)

10.2	Form of Convertible Promissory Notes issued in May and June 2004, together with table identifying issuance date, noteholder, amount and conversion price.(2)

10.3	Form of Subscription Agreement, Individual Investor Questionnaire, Sample Convertible Promissory Note and Sample Warrant for Common Stock.(3)

10.4	Joint Sales and Marketing Agreement, dated as of July 16, 2004, by and between North Electric Company and Tekno Telecom LLC.(4)

10.5	Exclusive Distribution Agreement, dated January 1, 2004, by and between North Electric Company, Inc. and International Network Technology, Ltd.(5)

10.6	Release dated as of April 1, 2005, by an among Datameg NY and Hickey Hill Partners, LLC.(6)

10.7	Subscription Agreement, dated March 5, 2004, by and between Datameg and Mei Chung Tang Lee.(2)

10.8	Consulting Agreement, dated as of August 6, 2004, by and between Datameg NY and Mark McGrath.(6) (*)

10.9	Option Agreement between Datameg NY and Mark McGrath, dated as of April 17, 2005.(1) (*)

10.10	Option Agreement between Datameg Corporation and Mark P. McGrath, dated as of July 25, 2005.(7) (*)

10.11	Management Consultant Agreement between William J. Mortimer and QoVox Corporation, dated July 18, 2005.(7) (*)

10.12	Restricted Stock Agreement between William J. Mortimer and Datameg Corporation, dated as of July 25, 2005.(7) (*)

10.13	Letter Agreement by and between Neil R. Gordon and Datameg Corporation dated September 22, 2005 (8) (*)

10.14	Option Agreement by and between Neil R. Gordon and Datameg Corporation dated September 22, 2005 (8) (*)

10.15	Employment Agreement between Dan Ference and QoVox Corporation, dated August 19, 2005.(3) (*)

10.16	Settlement Agreement and Mutual Release, dated as of February 12, 2004, by and between Datameg NY and Rex Hestor.(9) (*)

10.17	Option Agreement by and between Datameg NY and Rex Hestor, dated as of January 2004.(3) (*)

10.18	Stock Lock-up Agreement by and between Datameg NY and Rex Hestor, dated as of January 2004.(9) (*)

Exhibit No.	Description

10.19	Letter Agreement by and between Joshua E. Davidson and Datameg Corporation, dated as of July 1, 2005.(10) (*)

10.20	Option Agreement between Datameg Corporation and Joshua E. Davidson, dated as of July 25, 2005.(7) (*)

10.21	Agreement dated as of March 22, 2005, by and between Datameg NY and Kanti Purohit.(6) (*)

10.22	Agreement and Settlement, dated as of March 22, 2005, by and between Datameg NY and Kanti Purohit.(6) (*)

10.23	Consulting Agreement, dated as of July 1, 2004, by and between Datameg NY and James Murphy.(4) (*)

10.24	Option Agreement, dated January 1, 2004, by and between Datameg NY and Andrew Benson.(9) (*)

10.25	Option Agreement between Datameg NY and Andrew Benson, dated April 17, 2005.(1) (*)

10.26	Mutual General Release between Andrew Benson and Datameg NY dated April 27, 2005.(1) (*)

10.27	Resignation by Andrew Benson from directorship of Datameg Corporation, a Delaware corporation, dated April 29, 2005.(1) (*)

10.28	Consulting Agreement between Datameg Corporation, a Delaware corporation, and Andrew Benson, dated as of May 1, 2005.(1) (*)

21.1	Subsidiaries of the Registrant.(3)

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).

23.2	Consent of Independent Auditors, Fitzgerald & Snyder, P.C.

99.1	Exhibit of Unregistered Sales of Securities.(7)

99.2	Press Release dated September 1, 2005.(3)

(1)	Incorporated by reference to the Current Report on Form 8-K filed by Datameg Corporation on May 4, 2005.
(2)	Incorporated by reference to the Form SB-2/A filed by Datameg NY on June 14, 2004.
(3)	Incorporated by reference to the Form SB-2 filed by Datameg Corporation on September 1, 2005.
(4)	Incorporated by reference to the Quarterly Report on Form 10-QSB/A filed by Datameg NY on November 26, 2004.
(5)	Incorporated by reference to the Annual Report on Form 10-KSB filed by Datameg NY on April 14, 2004.
(6)	Incorporated by reference to the Annual Report on Form 10-KSB/A filed by Datameg NY on April 20, 2005.
(7)	Incorporated by reference to the Quarterly Report on Form 10-QSB/A filed by Datameg Corporation on August 29, 2005.
(8)	Incorporated by reference to the Current Report on Form 8-K filed by Datameg Corporation on September 22, 2005.
(9)	Incorporated by reference to the Form SB-2/A filed by Datameg NY on February 27, 2004.
(10)	Incorporated by reference to the Current Report on Form 8-K filed by Datameg Corporation on July 26, 2005.
(*)	Management contract or compensatory plan required to be filed as an Exhibit to this Form SB-2.